PROSPECTUS

April 30, 1998



                     Merrill Lynch Fund For Tomorrow, Inc.

  P.O. Box 9011, Princeton, New Jersey 08543-9011 o  Phone No. (609) 282-2800

                               ----------------

     Merrill Lynch Fund For Tomorrow, Inc. (the "Fund") is a diversified, open-end management investment company (commonly known as a mutual fund), seeking long-term growth of capital by investing in a quality-oriented portfolio of securities, primarily common stocks. For more information on the Fund's investment objective and policies, please see "Investment Objective and Policies" on page 11.

                               ----------------

     Pursuant to the Merrill Lynch Select Pricing(SM) System, the Fund offers four classes of shares, each with a different combination of sales charges, ongoing fees and other features. The Merrill Lynch Select Pricing(SM) System permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. See "Merrill Lynch Select Pricing(SM) System" on page 4.

                               ----------------

     Shares may be purchased directly from Merrill Lynch Funds Distributor, Inc. (the "Distributor" or "MLFD"), P.O. Box 9081, Princeton, New Jersey 08543-9081, (609) 282-2800, or from securities dealers that have entered into selected dealer agreements with the Distributor, including Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). The minimum initial purchase is $1,000 and the minimum subsequent purchase is $50, except that for retirement plans, the minimum initial purchase is $100, and the minimum subsequent purchase is $1, and for participants in certain fee-based programs the minimum initial purchase is $500 and the minimum subsequent purchase is $50. Merrill Lynch may charge its customers a processing fee (presently $5.35) for confirming purchases and repurchases. Purchases and redemptions made directly through Merrill Lynch Financial Data Services, Inc. (the "Transfer Agent") are not subject to the processing fee. See "Purchase of Shares" and "Repurchase and Redemption of Shares."


                               ----------------

     This Prospectus tells you briefly the information you should know before investing in the Fund. You should read it and keep it for future reference. A Statement of Additional Information, dated April 30, 1998, has been filed with the Securities and Exchange Commission (the "Commission") and contains further information about the Fund. You can obtain a copy without charge by contacting your broker or by calling or writing the Fund at the telephone number and address printed above. The Commission maintains a web site (http:///www.sec.gov) that contains the Statement of Additional Information, material incorporated by reference and other information about the Fund. The Statement of Additional Information is hereby incorporated by reference into this Prospectus.


                               ----------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------
              Merrill Lynch Asset Management - Investment Adviser
              Merrill Lynch Funds Distributor, Inc. - Distributor

                                   FEE TABLE

     A general comparison of the sales arrangements and other nonrecurring and recurring expenses applicable to shares of the Fund follows:




                                               Class A(a)                 Class B(b)                      Class C          Class D
                                            ===============   ================================== ======================== ==========
Shareholder Transaction Expenses:
 Maximum Sales Charge Imposed on Purchases
  (as a percentage of offering price) ......     5.25%(c)                  None                         None                5.25%(c)
 Sales Charge Imposed on Dividend
  Reinvestments ............................     None                      None                         None                None
 Deferred Sales Charge (as a percentage of
  original purchase price or redemption
  proceeds, whichever is lower) ............     None(d)     4.0% during the first year,        1.0% for one year(f)        None(d)
                                                              decreasing 1.0% annually
                                                             thereafter to 0.0% after the
                                                                   fourth year(e)
 Exchange Fee ..............................     None                      None                         None                None
Annual Fund Operating Expenses (as a
 percentage of average net assets):
 Investment Advisory Fees(g) ...............     0.65%                   0.65%                         0.65%                0.65%
 12b-1 Fees(h):
  Account Maintenance Fees .................     None                    0.25%                         0.25%                0.25%
  Distribution Fees ........................     None                    0.75%                         0.75%                None
                                                            (Class B shares convert to
                                                           Class D shares automatically
                                                         after approximately eight years
                                                            and cease being subject to
                                                                distribution fees)

Other Expenses:
 Shareholder Servicing Fees(i) .............     0.20%                   0.24%                         0.27%                0.19%
 Other .....................................     0.14%                   0.14%                         0.14%                0.14%
                                            ---------                    ----                          ----               ------
  Total Other Expenses .....................     0.34%                   0.38%                         0.41%                0.33%
                                            ---------                    ----                          ----               ------
Total Fund Operating Expenses ..............     0.99%                   2.03%                         2.06%                1.23%
                                            =========                    ====                          ====               ======




--------
(a) Class A shares are sold to a limited group of investors including existing Class A shareholders, certain retirement plans and participants in certain fee-based programs. See "Purchase of Shares - Initial Sales Charge Alternatives - Class A and Class D Shares" - page 15.
(b) Class B shares convert to Class D shares automatically approximately eight years after initial purchase. See "Purchase of Shares - Deferred Sales Charge Alternatives - Class B and Class C Shares" - page 18 and "Shareholder Services - Fee-Based Programs" - page 26.
(c) Reduced for purchases of $25,000 and over and waived for purchases of Class A shares by certain retirement plans and participants in connection with certain fee-based programs. Class A or Class D purchases of $1,000,000 or more may not be subject to an initial sales charge. See "Purchase of Shares - Initial Sales Charge Alternatives - Class A and Class D Shares" - page 15.
(d) Class A and Class D shares are not subject to a contingent deferred sales charge ("CDSC"), except that certain purchases of $1,000,000 or more that are not subject to an initial sales charge may instead be subject to a CDSC of 1.0% of amounts redeemed within the first year after purchase.
    Such CDSC may be waived in connection with redemptions to fund participation in certain fee-based programs. See "Shareholder Services - Fee-Based Programs" - page 26.
(e) The CDSC may be modified in connection with redemptions to fund participation in certain fee-based programs. See "Shareholder Services - Fee-Based Programs" - page 26.
(f) The CDSC may be waived in connection with redemptions to fund participation in certain fee-based programs. See "Shareholder Services - Fee-Based Programs" - page 26.
(g) See "Management of the Fund - Advisory Fee" - page 12.
(h) See "Purchase of Shares - Distribution Plans" - page 21.
(i) See "Management of the Fund - Transfer Agency Services Fee" - page 13.

EXAMPLE:




                                                                                Cumulative Expenses Paid
                                                                                   for the Period of:
                                                                      ============================================
                                                                       1 Year     3 Years     5 Years     10 Years
                                                                      ========   =========   =========   =========
An investor would pay the following expenses on a $1,000
 investment including the maximum $52.50 initial sales charge
 (Class A and Class D shares only) and assuming (1) the Total Fund
 Operating Expenses for each class set forth on page 2, (2) a 5%
 annual return throughout the periods and (3) redemption at the end of the period:
   Class A ........................................................     $ 62        $82        $ 104      $  167
   Class B ........................................................     $ 61        $84        $ 109      $  217*
   Class C ........................................................     $ 31        $65        $ 111      $  239
   Class D ........................................................     $ 64        $89        $ 117      $  194
An investor would pay the following expenses on the same $1,000 investment assuming no redemption at the end of the period:
   Class A ........................................................     $ 62        $82        $ 104      $  167
   Class B ........................................................     $ 21        $64        $ 109      $  217*
   Class C ........................................................     $ 21        $65        $ 111      $  239
   Class D ........................................................     $ 64        $89        $ 117      $  194


--------
* Assumes conversion to Class D shares approximately eight years after purchase.


     The foregoing Fee Table is intended to assist investors in understanding the costs and expenses that a shareholder in the Fund will bear directly or indirectly.


     The example set forth above assumes reinvestment of all dividends and distributions and utilizes a 5% annual rate of return as mandated by Commission regulations. The example should not be considered a representation of past or future expenses or annual rates of return, and actual expenses or annual rates of return may be more or less than those assumed for purposes of the example. Class B and Class C shareholders who own their shares for an extended period of time may pay more in Rule 12b-1 distribution fees than the economic equivalent of the maximum front-end sales charge permitted under the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"). Merrill Lynch may charge its customers a processing fee (presently $5.35) for confirming purchases and repurchases. Purchases and redemptions made directly through the Fund's transfer agent are not subject to the processing fee. See "Purchase of Shares" and "Repurchase and Redemption of Shares."

                     MERRILL LYNCH SELECT PRICING(SM) SYSTEM


     The Fund offers four classes of shares under the Merrill Lynch Select Pricing(SM) System. The shares of each class may be purchased at a price equal to the next determined net asset value per share subject to the sales charges and ongoing fee arrangements described below. Shares of Class A and Class D are sold to investors choosing the initial sales charge alternatives, and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. The Merrill Lynch Select Pricing(SM) System is used by more than 50 registered investment companies advised by Merrill Lynch Asset Management, L.P. ("MLAM" or the "Investment Adviser"), or an affiliate of MLAM, Fund Asset Management, L.P. ("FAM"). Funds advised by MLAM or FAM that use the Merrill Lynch Select Pricing(SM) System are referred to herein as "MLAM-advised mutual funds."


     Each Class A, Class B, Class C or Class D share of the Fund represents an identical interest in the investment portfolio of the Fund and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The CDSCs, distribution and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on the Class D shares, will be imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges will not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares will be calculated in the same manner at the same time and will differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Each class has different exchange privileges. See "Shareholder Services - Exchange Privilege."


     Investors should understand that the purpose and function of the initial sales charges with respect to the Class A and Class D shares are the same as those of the CDSCs and distribution fees with respect to the Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.


     The following table sets forth a summary of the distribution arrangements for each class of shares under the Merrill Lynch Select Pricing(SM) System, followed by a more detailed description of each class and a discussion of the factors that investors should consider in determining the method of purchasing shares under the Merrill Lynch Select Pricing(SM) System that the investor believes is most beneficial under the investor's particular circumstances. More detailed information as to each class of shares is set forth under "Purchase of Shares."

--------------------------------------------------------------------------------------------------------
                                                  Account
                                                Maintenance     Distribution
 Class              Sales Charge(1)                 Fee             Fee           Conversion Feature
    A           Maximum 5.25% initial            No              No                       No
                 sales charge(2)(3)
--------------------------------------------------------------------------------------------------------
    B     CDSC for a period of four years,     0.25%           0.75%             B shares convert to
            at a rate of 4.0% during the                                        D shares automatically
             first year, decreasing 1.0%                                         after approximately
                 annually to 0.0%(4)                                                eight years(5)
--------------------------------------------------------------------------------------------------------
    C     1.0% CDSC for one year(6)            0.25%           0.75%                      No
---------------------------------------------------------------------------------------------------------
    D           Maximum 5.25% initial          0.25%             No                       No
                   sales charge(3)
----------------------------------------------------------------------------------------------------------

--------
(1) Initial sales charges are imposed at the time of purchase as a percentage of the offering price. CDSCs are imposed if the redemption occurs within the applicable CDSC time period. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed.
(2) Offered only to eligible investors. See "Purchase of Shares - Initial Sales Charge Alternatives - Class A and Class D Shares - Eligible Class A Investors."

(3) Reduced for purchases of $25,000 or more, and waived for purchases of Class A shares by certain retirement plans and participants in connection with certain fee-based programs. Class A and Class D share purchases of $1,000,000 or more may not be subject to an initial sales charge but instead may be subject to a 1.0% CDSC if redeemed within one year. Such CDSC may be waived in connection with certain fee-based programs. A 0.75% sales charge for 401(k) purchases over $1,000,000 will apply. See "Class
    A" and "Class D" below.

(4) The CDSC may be modified in connection with certain fee-based programs.

(5) The conversion period for dividend reinvestment shares and the conversion and holding period for certain retirement plans is modified as described under "Purchase of Shares - Deferred Sales Charge Alternatives - Class B and Class C Shares - Conversion of Class B Shares to Class D Shares." Also, Class B shares of certain other MLAM-advised mutual funds into which exchanges may be made have a ten-year conversion period. If Class B shares of the Fund are exchanged for Class B shares of another MLAM-advised mutual fund, the conversion period applicable to the Class B shares acquired in the exchange will apply, and the holding period for the shares exchanged will be tacked onto the holding period for the shares acquired.

(6) The CDSC may be waived in connection with certain fee-based programs.


Class A: Class A shares incur an initial sales charge when they are purchased and bear no ongoing distribution or account maintenance fees. Class A shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends on outstanding Class A shares. Investors who currently own Class A shares of the Fund in a shareholder account are entitled to purchase additional Class A shares of the Fund in that account. Other eligible investors include certain retirement plans and participants in certain fee-based programs. In addition, Class A shares will be offered at net asset value to directors and employees of Merrill Lynch & Co., Inc. ("ML & Co.") and its subsidiaries (the term "subsidiaries" when used herein with respect to ML & Co. includes MLAM, FAM and certain other entities directly or indirectly wholly owned and controlled by ML & Co.) and to members of the Boards of MLAM-advised mutual funds. The maximum initial sales charge is 5.25% is reduced for purchases of $25,000 and over, and waived for purchases by certain retirement plans and participants in connection with certain fee-based programs. Purchases of $1,000,000 or more may not be subject to an initial sales charge but if the initial sales charge is waived such purchases may be subject to a CDSC of 1.0% if the shares are redeemed within one year after purchase. Such CDSC may be waived in connection with certain fee-based programs. Sales charges also are reduced under a right of accumulation that takes into account the investor's holdings of all classes of all MLAM-advised mutual funds. See "Purchase of Shares - Initial Sales Charge Alternatives - Class A and Class D Shares."

Class B: Class B shares do not incur a sales charge when they are purchased, but they are subject to an ongoing account maintenance fee of 0.25% and an ongoing distribution fee of 0.75% of the Fund's average net assets attributable to Class B shares and a CDSC if they are redeemed within four years of purchase. Such CDSC may be modified in connection with certain fee-based programs. Approximately eight years after issuance, Class B shares will convert automatically to Class D shares of the Fund, which are subject to an account maintenance fee of 0.25% but no distribution fee; Class B shares of certain other MLAM-advised mutual funds into which exchanges may be made convert to Class D shares automatically after approximately ten years. If Class B shares of the Fund are exchanged for Class B shares of another MLAM-advised mutual fund, the conversion period applicable to the Class B shares acquired in the exchange will apply, as will the Class D account maintenance fee of the acquired fund upon the conversion and the holding period for the shares exchanged will be tacked onto the holding period for the shares acquired. Automatic conversion of Class B shares to Class D shares will occur at least once a month on the basis of the relative net asset values of the shares of the two classes on the conversion date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of the shares for Federal income tax purposes. Shares purchased through reinvestment of dividends on Class B shares also will convert automatically to Class D shares. The conversion period for dividend reinvestment shares, and the conversion and holding periods for certain retirement plans, are modified as described under "Purchase of Shares - Deferred Sales Charge Alternatives - Class B and Class C Shares - Conversion of Class B Shares to Class D Shares."


Class C: Class C shares do not incur a sales charge when they are purchased, but they are subject to an ongoing account maintenance fee of 0.25% and an ongoing distribution fee of 0.75% of the Fund's average net assets attributable to Class C shares. Class C shares are also subject to a 1.0% CDSC if they are redeemed within one year of purchase. Such CDSC may be waived in connection with certain fee-based programs. Although Class C shares are subject to a CDSC for only one year (as compared to four years for Class B), Class C shares have no conversion feature and, accordingly, an investor who purchases Class C shares will be subject to higher distribution fees that will be imposed on Class C shares for an indefinite period subject to annual approval by the Fund's Board of Directors and regulatory limitations.


Class D: Class D shares incur an initial sales charge when they are purchased and are subject to an ongoing account maintenance fee of 0.25% of the Fund's average net assets attributable to Class D shares. Class D shares are not subject to an ongoing distribution fee or any CDSC when they are redeemed. The maximum initial sales charge of 5.25% is reduced for purchases of $25,000 and over. Purchases of $1,000,000 or more may not be subject to an initial sales charge but if the initial sales charge is waived such purchase may be subject to a CDSC of 1.0% if the shares are redeemed within one year after purchase. Such CDSC may be waived in connection with certain fee-based programs. The schedule of initial sales charges and reductions for Class D shares is the same as the schedule for Class A shares, except that there is no waiver for purchases in connection with certain fee-based programs. Class D shares also will be issued upon conversion of Class B shares as described above under "Class B." See "Purchase of Shares - Initial Sales Charge Alternatives - Class A and Class D Shares."

     The following is a discussion of the factors that investors should consider in determining the method of purchasing shares under the Merrill Lynch Select Pricing(SM) System that the investor believes is most beneficial under his or her particular circumstances.

     Initial Sales Charge Alternatives. Investors who prefer an initial sales charge alternative may elect to purchase Class D shares or, if an eligible investor, Class A shares. Investors choosing the initial sales charge alternative who are eligible to purchase Class A shares should purchase Class A shares rather than Class D shares because of the account maintenance fee imposed on Class D shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class A or Class D shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charge and, in the case of Class D shares, the account maintenance fee. Although some investors who previously purchased Class A shares may no longer be eligible to purchase Class A shares of other MLAM-advised mutual funds, those previously purchased Class A shares, together with Class B, Class C and Class D share holdings, will count toward a right of accumulation which may qualify the investor for reduced initial sales charges on new initial sales charge purchases. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class D account maintenance fees will cause Class D shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class A shares.

     Deferred Sales Charge Alternatives. Because no initial sales charges are deducted at the time of purchase, Class B and Class C shares provide the benefit of putting all of the investor's dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors who do not qualify for a reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class D shares of the Fund after a conversion period of approximately eight years, and thereafter investors will be subject to lower ongoing fees.

     Certain investors may elect to purchase Class B shares if they determine it to be most advantageous to have all their funds invested initially and intend to hold their shares for an extended period of time. Investors in Class B shares should take into account whether they intend to redeem their shares within the CDSC period and, if not, whether they intend to remain invested until the end of the conversion period and thereby take advantage of the reduction in ongoing fees resulting from the conversion into Class D shares. Other investors, however, may elect to purchase Class C shares if they determine that it is advantageous to have all their assets invested initially and they are uncertain as to the length of time they intend to hold their assets in MLAM-advised mutual funds. Although Class C shareholders are subject to a shorter CDSC period at a lower rate, they forgo the Class B conversion feature, making their investment subject to account maintenance and distribution fees for an indefinite period of time. In addition, while both Class B and Class C distribution fees are subject to the limitations on asset-based sales charges imposed by the NASD, the Class B distribution fees are further limited under a voluntary waiver of asset-based sales charges. See "Purchase of Shares - Limitations on the Payment of Deferred Sales Charges."

                             FINANCIAL HIGHLIGHTS

     The financial information in the table below has been audited in conjunction with the annual audits of the Fund by Deloitte & Touche LLP, independent auditors. Financial statements for the fiscal year ended January 31, 1998 and the independent auditors' report thereon are included in the Statement of Additional Information. The following per share data and ratios have been derived from information provided in the financial statements. Further information about the performance of the Fund is contained in the Fund's most recent annual report to shareholders which may be obtained, without charge, by calling or writing the Fund at the telephone number or address on the front cover of this Prospectus.

     The following per share data and ratios have been derived from information provided in the Fund's audited financial statements.



                                                                    Class A
                                               =================================================
                                                        For the Year Ended January 31,
                                               =================================================
                                                 1998++      1997++      1996++       1995++
                                               =========== =========== =========== =============
Increase (Decrease) in Net Asset Value:
Per Share Operating Performance:
Net asset value, beginning of period ........  $17.16      $16.26      $  13.55     $   16.39
                                               --------    --------      -------     ---------
Investment income - net .....................     .07         .08           .07           .09
Realized and unrealized gain (loss) on
 investments and foreign currency
 transactions - net .........................    1.99        3.04          4.19         (1.97)
                                               --------    --------      -------     ---------
Total from investment operations .............   2.06        3.12          4.26         (1.88)
                                               --------    --------      -------     ---------
Less dividends and distributions:
 Investment income - net .....................      -           -             -             -
 Realized gain on investments - net ..........  (3.61)      (2.22)        (1.55)         (.96)
                                               ---------   ---------     -------     ---------
Total dividends and distributions ............  (3.61)      (2.22)        (1.55)         (.96)
                                               ---------   ---------     -------     ---------
Net asset value, end of period ............... $ 15.61     $17.16      $  16.26     $   13.55
                                               =========   =========     =======     =========
Total Investment Return:**
Based on net asset value per share ..........    12.43%     19.99%        31.82%       (11.23%)
                                               =========   =========     =======     ==========
Ratios to Average Net Assets:
Expenses ....................................      .99%      1.00%         1.07%          .98%
                                               =========   =========     =======     =========
Investment income - net .....................      .40%       .46%          .44%          .59%
                                               =========   =========     =======     =========
Supplemental Data:
Net assets, end of period (in thousands)       $13,552   $ 39,605      $ 34,231     $   8,665
                                               =========   =========     =======     =========
Portfolio turnover ..........................    17.63%     39.96%        67.38%        45.86%
                                               =========   =========     =======     =========
Average Commission Rate Paid## ..............  $ .0003   $  .0277             -             -
                                               =========   =========     =======     =========



                                                                                Class A
                                               =========================================================================
                                                                    For the Year Ended January 31,
                                               =========================================================================
                                                   1994        1993        1992        1991        1990        1989+
                                               =========== =========== =========== =========== =========== =============
Increase (Decrease) in Net Asset Value:
Per Share Operating Performance:
Net asset value, beginning of period ........    $ 16.29     $ 16.84    $ 15.49     $ 15.26     $ 14.96      $  16.05
                                                 -------     -------    -------     -------     -------      --------
Investment income - net ......................       .15         .25        .36         .41         .30           .08
Realized and unrealized gain (loss) on
 investments and foreign currency
 transactions - net ..........................     2.18         .49        3.74         .59        1.45           .43
                                                 -------     -------    -------     -------     -------      --------
Total from investment operations .............     2.33         .74        4.10        1.00        1.75           .51
                                                 -------     -------    -------     -------     -------      --------
Less dividends and distributions:
 Investment income - net .....................        -        (.23)       (.35)       (.40)       (.41)         (.13)
 Realized gain on investments - net ..........    (2.23)      (1.06)      (2.40)       (.37)      (1.04)        (1.47)
                                                 -------     -------    --------    --------    --------     ---------
Total dividends and distributions ............    (2.23)      (1.29)      (2.75)       (.77)      (1.45)        (1.60)
                                                 -------     -------    --------    --------    --------     ---------
Net asset value, end of period ...............   $16.39     $ 16.29     $ 16.84     $ 15.49     $ 15.26      $  14.96
                                               =========   =========     =======     ======     ========     ========
Total Investment Return:**
Based on net asset value per share ...........    15.78%       4.79%      28.35%       6.64%      10.92%         3.90%#
                                               =========   =========     =======     =======     =======      =======
Ratios to Average Net Assets:
Expenses .....................................      .88%        .90%       .95%        .96%        .89%          .91%*
                                               =========   =========     =======     =======     =======      ========
Investment income - net ......................      .95%       1.35%      1.81%       2.58%       2.20%         1.87%*
                                               =========   =========     =======     =======     =======      ========
Supplemental Data:
Net assets, end of period (in thousands)        $10,942     $11,394    $  8,846    $ 5,478    $  4,466     $     476
                                               =========   =========     =======     =======     ======       ========
Portfolio turnover ..........................     48.63%      40.58%      48.28%     25.57%      15.23%        10.26%
                                               =========   =========     =======     =======     ======       ========
Average Commission Rate Paid## ..............         -           -           -           -          -             -
                                               =========   =========     =======     =======     =======      ========

--------
*  Annualized.
** Total investment returns exclude the effects of sales loads.
+  Class A shares commenced operations on October 26, 1988.
++ Based on average shares outstanding.
#  Aggregate total investment return.
## For fiscal years beginning on or after September 1, 1995, the Fund is required to disclose its average commission rate per share for purchases and sales of equity securities. The "Average Commission Rate Paid" includes commissions paid in foreign currencies, which have been converted in U.S. dollars using the prevailing exchange rate on the date of the transaction. Such conversions may significantly affect the rate shown.

                                                               Class B
                                        =====================================================
                                                   For the Year Ended January 31,
                                        =====================================================
                                            1998+         1997+        1996+        1995+
                                        ============= ============= ============ ============

Increase (Decrease) in Net Asset
Value:
Per Share Operating Performance:
Net asset value, beginning of year ....   $ 16.59       $ 15.79       $  13.33     $  16.30
                                          -------       --------      --------     --------
Investment income (loss) - net ........      (.13)         (.10)          (.08)        (.06)
Realized and unrealized gain (loss)
 on investments and foreign
 currency transactions - net ..........      1.92          2.95           4.09        (1.96)
                                          --------      --------      --------     --------
Total from investment operations ......      1.79          2.85           4.01        (2.02)
                                          --------      --------      --------     --------
Less dividends and distributions:
 Investment income - net ..............         -             -              -            -
 Realized gain on
  investments - net ...................     (3.37)       ( 2.05)         (1.55)       (.95)
                                          --------      --------      ---------    --------
Total dividends and distributions .....     (3.37)        (2.05)         (1.55)       (.95)
                                          --------      --------      ---------    --------
Net asset value, end of year ..........   $ 15.01       $ 16.59       $  15.79     $ 13.33
                                          ========     =========      ========     ========
Total Investment Return:*
Based on net asset value per share          11.20%        18.80%         30.43%     (12.22%)
                                          ========     =========      ========     ========
Ratios to Average Net Assets:
Expenses .............................      2.03%         2.06%           2.13%       1.99%
                                          ========     =========      ========     ========
Investment income (loss) - net .......      (.74%)        (.58%)          (.55%)      (.38%)
                                          ========     =========      ========     ========
Supplemental Data:
Net assets, end of year (in
 thousands) ..........................   $  60,646      $104,828      $112,239     $119,186
                                          ========     =========      ========     ========
Portfolio turnover ...................      17.63%        39.96%         67.38%      45.86%
                                          ========     =========      ========     ========
Average Commission Rate Paid ##          $  .0003      $  .0277              -           -
                                          ========     =========      ========     ========



                                                                           Class B
                                        =============================================================================
                                                               For the Year Ended January 31,
                                        =============================================================================
                                            1994         1993         1992         1991         1990         1989
                                        ============ ============ ============ ============ ============ ============
Increase (Decrease) in Net Asset
Value:
Per Share Operating Performance:
Net asset value, beginning of year ....   $  16.28     $ 16.82     $  15.48     $  15.24     $  14.94     $  13.78
                                          --------     --------     --------     --------     --------     --------
Investment income (loss) - net ........       (.01)        .06          .14          .24          .21          .20
Realized and unrealized gain (loss)
 on investments and foreign
 currency transactions - net ..........       2.17         .52         3.77          .60         1.36         2.72
                                          --------     --------     --------     --------     --------     --------
Total from investment operations ......       2.16         .58         3.91          .84         1.57         2.92
                                          --------     --------     --------     --------     --------     --------
Less dividends and distributions:
 Investment income - net ..............          -        (.06)        (.17)        (.23)        (.23)        (.20)
 Realized gain on
  investments - net ...................      (2.14)      (1.06)       (2.40)        (.37)       (1.04)       (1.56)
                                          --------     --------     --------     --------     --------     --------
Total dividends and distributions .....      (2.14)      (1.12)       (2.57)        (.60)       (1.27)       (1.76)
                                          --------     --------     --------     --------     --------     --------
Net asset value, end of year ..........   $  16.30     $ 16.28     $  16.82     $  15.48     $  15.24     $  14.94
                                        ============ ============ ============ ============ ============ ============
Total Investment Return:*
Based on net asset value per share           14.60%       3.75%       26.96%        5.59%        9.77%       22.11%
                                        ============ ============ ============ ============ ============ ============
Ratios to Average Net Assets:
Expenses ..............................       1.91%       1.92%        1.98%        2.00%        1.93%        1.96%
                                        ============ ============ ============ ============ ============ ============
Investment income (loss) - net ........       (.07%)       .36%         .83%        1.53%        1.20%        1.18%
                                        ============ ============ ============ ============ ============ ============
Supplemental Data:
Net assets, end of year (in
 thousands) ...........................   $396,424    $447,186    $ 476,106     $442,944     $516,402     $562,899
                                        ============ ============ ============ ============ ============ ============
Portfolio turnover ....................      48.63%      40.58%       48.28%       25.57%       15.23%       10.26%
                                        ============ ============ ============ ============ ============ ============
Average Commission Rate Paid ## .......          -           -            -            -            -            -
                                        ============ ============ ============ ============ ============ ============


--------
* Total investment returns exclude the effects of sales loads.

+ Based on average shares outstanding.

## For fiscal years beginning on or after September 1, 1995, the Fund is required to disclose its average commission rate per share for purchases and sales of equity securities. The "Average Commission Rate Paid" includes commissions paid in foreign currencies, which have been converted in U.S. dollars using the prevailing exchange rate on the date of the transaction. Such conversions may significantly affect the rate shown.

                        FINANCIAL HIGHLIGHTS (concluded)





                                                                    Class C++
                                             =========================================================
                                                       For the Year Ended
                                                           January 31,                 For the Period
                                             =======================================    October 21,
                                                                                         1994+  to
                                                                                        January 31,
                                                  1998          1997         1996           1995
                                             ============= ============= =========== =================

Increase (Decrease) in Net Asset Value:
Per Share Operating Performance:
 Net asset value, beginning of period ......   $ 16.47       $ 15.71      $  13.28      $   14.08
                                               -------       -------      --------      ---------
 Investment income (loss) - net ............      (.11)         (.10)         (.10)          (.04)
 Realized and unrealized gain (loss) on
  investments and foreign currency
  transactions - net .......................     1.88          2.94           4.08          (.54)
                                               --------      --------     --------      ----------
Total from investment operations ...........     1.77          2.84           3.98          (.58)
                                               --------      --------     --------      ----------
Less distributions from realized gain on
 investments - net .........................    (3.30)        (2.08)         (1.55)         (.22)
                                               --------      --------     --------      ----------
Net asset value, end of period .............  $ 14.94        $ 16.47      $  15.71      $   13.28
                                              ========      ========     =========     ==========
Total Investment Return:**
 Based on net asset value per share ........    11.15%         18.80%      30.32%        (4.12%)#
                                              ========      ========     =========     ==========
Ratios to Average Net Assets:
 Expenses ..................................     2.06%          2.07%       2.14%           2.26%*
                                              ========      ========     =========     ==========
 Investment income (loss) - net ............     (.68%)         (.61%)      (.67%)          (.87%)*
                                              ========      ========     =========     ==========
Supplemental Data:
 Net assets, end of period (in thousands) ..   $2,926        $ 8,430      $6,385        $     80
                                              ========      ========     =========     ==========
 Portfolio turnover ........................    17.63%         39.96%      67.38%         45.86%
                                             ========       ========     =========     ==========
 Average Commission Rate Paid ## ...........   $.0003        $ .0277           -               -
                                              ========      ========     =========     ==========



                                                                    Class D++
                                             =========================================================
                                                                                      For the Period
                                                       For the Year Ended               October 21,
                                                           January 31,                   1994+ to
                                             =======================================    January 31,
                                                  1998         1997         1996            1995
                                             ============= ============ ============ =================
Increase (Decrease) in Net Asset Value:
Per Share Operating Performance:
 Net asset value, beginning of period ......   $ 17.09   $    16.20       $ 13.54       $   14.26
                                               --------     --------      -------       ---------
 Investment income (loss) - net ............         -+++       .04           .03            (.01)
 Realized and unrealized gain (loss) on
  investments and foreign currency
  transactions - net .......................      1.99         3.03          4.18            (.49)
                                               --------     --------      -------       ----------
Total from investment operations ...........      1.99         3.07          4.21            (.50)
                                               --------     --------      -------       ----------
Less distributions from realized gain on
 investments - net .........................     (3.56)       (2.18)        (1.55)           (.22)
                                               --------     ---------     --------      ----------
Net asset value, end of period ............. $   15.52   $    17.09       $ 16.20       $   13.54
                                               =======      ========       =======       =========
Total Investment Return:**
 Based on net asset value per share ........     12.07%       19.73%        31.47%          (3.50%)#
                                               =======      ========       =======       =========
Ratios to Average Net Assets:
 Expenses ..................................      1.23%        1.25%         1.33%           1.43%*
                                               =======      ========       =======       =========
 Investment income (loss) - net ............      (.01%)        .22%          .22%           (.23%)*
                                               =======      ========       =======       =========
Supplemental Data:
 Net assets, end of period (in thousands) ..  $231,695     $238,260      $227,908         $156,947
                                               =======      ========       =======       =========
 Portfolio turnover ........................     17.63%       39.96%        67.38%          45.86%
                                               =======       =======       =======       =========
 Average Commission Rate Paid ## ...........  $  .0003     $  .0277             -               -
                                               =======      ========       =======       =========



--------
     * Annualized.
     ** Total investment returns exclude the effects of sales loads. + Commencement of operations.

     ++ Based on average shares outstanding.
    +++ Amount is less than (.01) per share.

     #  Aggregate total investment return.
    ## For fiscal years beginning on or after September 1, 1995, the Fund is required to disclose its average commission rate per share for purchases and sales of equity securities. The "Average Commission Rate Paid" includes commissions paid in foreign currencies, which have been converted in U.S. dollars using the prevailing exchange rate on the date of the transaction. Such conversions may significantly affect the rate shown.

                       INVESTMENT OBJECTIVE AND POLICIES

     The Fund's investment objective is long-term growth of capital. The Fund seeks to achieve its objective by investing in a quality-oriented portfolio of securities, primarily common stock. Using a thematic approach of investing in long-term trends, management will seek to identify important investment concepts of the future and review existing concepts to confirm their validity in meeting the Fund's objective. As part of this thematic approach, management will seek to identify companies whose products and services are believed to represent attractive investment opportunities. It is anticipated that the Fund will invest primarily in common stocks of such companies. However, when management believes it is advisable to do so, the Fund may invest in other securities, including, but not limited to, convertible securities, preferred stocks and bonds. The Fund does not presently intend to purchase bonds rated lower than BBB by Standard & Poor's Ratings Group ("S&P") or Baa by Moody's Investors Service, Inc. ("Moody's"). See "Investment Practices and Restrictions
- Investment Grade Debt Securities." While no one can predict the prices of securities from day to day, the Fund attempts to reduce overall exposure to risk from declines in securities prices by spreading its investments over many different companies in a variety of industries. The Fund's investment objective is non-fundamental and may be changed by the Board of Directors without a vote of the shareholders. No assurance can be given that the Fund will be able to achieve its investment objective.


     In seeking to identify quality companies, particular emphasis is placed by management on common stocks of companies that are believed to have internal strengths, such as good financial resources, a satisfactory rate of return on capital, a good industry position and superior management skills. Management believes that companies with these characteristics have a good chance of achieving consistent earnings growth, which in turn should make it likely that the prices of their stocks will increase over time.


     The Fund may invest in securities issued by large, medium and small capitalized companies. Investments in securities of smaller capitalized companies involve special considerations and risks, including risks associated with limited product lines, markets or financial and management resources; risks associated with lesser frequency and volume of trading of stocks of smaller capitalized issuers as compared to larger capitalized issuers and the greater effect of abrupt or erratic price movements on smaller capitalized issuers; and risks associated with the sensitivity of smaller capitalized issuers to market changes.

     The Fund may invest up to 25% of its assets in the securities of foreign issuers, including issuers in foreign countries with smaller capital markets. The Fund reserves the right to invest, temporarily, all or a portion of its assets in high quality money market securities (such as U.S. Treasury bills, bank certificates of deposit, commercial paper and repurchase agreements) for purposes of enhancing liquidity and avoiding the effects of declining stock prices when it seems advisable to do so in light of prevailing market or economic conditions. The proportion of the Fund's assets that is invested in money market securities will vary from time to time.



                            MANAGEMENT OF THE FUND


Board of Directors

     The Board of Directors of the Fund consists of six individuals, five of whom are not "interested persons" of the Fund as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Board of Directors of the Fund is responsible for the overall supervision of the operations of the Fund and performs the various duties imposed on the directors of investment companies by the Investment Company Act.

     The Directors of the Fund are:


     ARTHUR ZEIKEL* - Chairman of the Investment Adviser and its affiliate, FAM; Chairman and Director of Princeton Services, Inc.; and Executive Vice President of ML & Co.


     RONALD W. FORBES - Professor of Finance, School of Business, State University of New York at Albany.

     CYNTHIA A. MONTGOMERY - Professor of Competition and Strategy, Harvard Business School.


     CHARLES C. REILLY - Self-employed financial consultant; former President and Chief Investment Officer of Versus Capital, Inc.; former Senior Vice President of Arnhold and S. Bleichroeder, Inc.


     KEVIN A. RYAN - Professor of Education, Boston University; Founder and current Director of the Boston University Center for the Advancement of Ethics and Character.

     RICHARD R. WEST - Dean Emeritus, New York University Leonard N. Stern School of Business Administration.
--------

* Interested person, as defined in the Investment Company Act, of the Fund.


     The Investment Adviser, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (mailing address: P.O. Box 9011, Princeton, New Jersey 08543-9011), is owned and controlled by ML & Co., a financial services holding company, and the parent of Merrill Lynch. The Investment Adviser manages the investment of the Fund's assets, provides administrative services and manages the Fund's business affairs. These services are subject to general oversight by the Fund's Board of Directors. The Investment Adviser or an affiliate of the Investment Adviser, FAM, currently serves as the investment adviser to over 100 registered investment companies. The Investment Adviser also offers portfolio management services to individual and institutional accounts. As of January 31, 1998, the Investment Adviser and FAM had a total of approximately $287.0 billion in investment company and other portfolio assets under management, including accounts of certain affiliates of the Investment Adviser.


     Vincent P. Dileo is the portfolio manager for the Fund. Mr. Dileo, a First Vice President of the Investment Adviser since 1998 was a Vice President of the Investment Adviser from 1984 to 1998.


Advisory Fee


     The shareholders have approved an Investment Advisory Agreement (the "Advisory Agreement") pursuant to which the Fund pays the Investment Adviser a monthly fee based upon the average daily value of the portfolio's net assets at the following annual rates: 0.65% of the average daily net assets not exceeding $750 million; 0.60% of the average daily net assets exceeding $750 million but not exceeding $1 billion; and 0.55% of the average daily net assets exceeding $1 billion. For the fiscal year ended January 31, 1998, the fee paid by the Fund to the Investment Adviser was $2,263,650 (based on average daily net assets of approximately $349.2 million). For the fiscal year ended January 31, 1998, the ratio of total expenses to average net assets was .99%, 2.03%, 2.06% and 1.23% for Class A, Class B, Class C and Class D shares, respectively.


     The Investment Adviser has entered into a sub-advisory agreement (the "Sub-Advisory Agreement") with MLAM U.K., an indirect, wholly-owned subsidiary of ML & Co. and an affiliate of the Investment Adviser pursuant to which the Investment Adviser pays MLAM U.K. a fee for providing investment advisory services to the Investment Adviser with respect to the Fund in an amount to be determined from time to time by the Investment Adviser and MLAM U.K., but in no event in excess of the amount that the Investment Adviser actually receives for providing services to the Fund pursuant to the Investment Advisory Agreement. The address of MLAM U.K. is Milton Gate, 1 Moor Lane, London EC2Y 9HA, England.

Transfer Agency Services Fee


     The Transfer Agent, which is a subsidiary of ML & Co., acts as the Fund's Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. Pursuant to the Transfer Agency Agreement, the Transfer Agent receives an annual fee of up to $11.00 per Class A or Class D account and up to $14.00 per Class B or Class C account and is entitled to reimbursement for certain transaction charges and out-of-pocket expenses incurred by it under the Transfer Agency Agreement. Additionally, a $.20 monthly closed account charge will be assessed on all accounts which close during the calendar year. Application of this fee will commence the month following the month the account is closed. At the end of the calendar year, no further fees will be due. For purposes of the Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co. For the fiscal year ended January 31, 1998, the total fee paid by the Fund to the Transfer Agent pursuant to the Transfer Agency Agreement was $723,521.


Reimbursement for Portfolio Accounting Services


     Accounting services are provided to the Fund by the Investment Adviser, and the Fund reimburses the Investment Adviser for its costs in connection with such services on a semi-annual basis. For the fiscal year ended January 31, 1998, the Fund reimbursed the Investment Adviser $90,076 for accounting services.


Code of Ethics

     The Board of Directors of the Fund has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act which incorporates the Code of Ethics of the Investment Adviser (together, the "Codes"). The Codes significantly restrict the personal investing activities of all employees of the Investment Adviser and, as described below, impose additional, more onerous, restrictions on fund investment personnel.

     The Codes require that all employees of the Investment Adviser preclear any personal securities investment (with limited exceptions, such as government securities). The preclearance requirement and associated procedures are designed to identify any substantive prohibition or limitation applicable to the proposed investment. The substantive restrictions applicable to all employees of the Investment Adviser include a ban on acquiring any securities in a "hot" initial public offering and a prohibition from profiting on short-term trading in securities. In addition, no employee may purchase or sell any security which at the time is being purchased or sold (as the case may be), or to the knowledge of the employee is being considered for purchase or sale, by any fund advised by the Investment Adviser. Furthermore, the Codes provide for trading "blackout periods" which prohibit trading by investment personnel of the Fund within periods of trading by the Fund in the same (or equivalent) security (15 or 30 days depending upon the transaction).


                              PURCHASE OF SHARES


     The Distributor, an affiliate of each of the Investment Adviser and Merrill Lynch, acts as the distributor of the shares of the Fund. Shares of the Fund are offered continuously for sale by the Distributor and other eligible securities dealers (including Merrill Lynch). Shares of the Fund may be purchased from securities dealers or by mailing a purchase order directly to the Transfer Agent. The minimum initial purchase is $1000 and the minimum subsequent purchase is $50, except that (i) for retirement plans, the minimum initial purchase is $100 and the minimum subsequent purchase is $1, and (ii) for participants in certain fee based programs, the minimum initial purchase is $500 and the minimum subsequent purchase is $50.


     The Fund is offering its shares in four classes at a public offering price equal to the next determined net asset value per share plus sales charges imposed either at the time of purchase or on a deferred basis depending upon the class of shares selected by the investor under the Merrill Lynch Select Pricing(SM) System, as described below. The applicable offering price for purchase orders is based upon the net asset value of the Fund next determined after receipt of the purchase orders by the Distributor. As to purchase orders received by securities dealers prior to the close of business on the New York Stock Exchange ("NYSE") (generally 4:00 p.m., New York time), which include orders received after the close of business on the previous day, the applicable offering price will be based on the net asset value determined as of 15 minutes after the close of business on the NYSE on that day, provided the Distributor in turn receives orders from the securities brokers prior to 30 minutes after the close of business on the NYSE on that day. If the purchase orders are not received prior to 30 minutes after the close of business on the NYSE on that day, such orders shall be deemed received on the next business day. The Fund or the Distributor may suspend the offering of the Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by the Distributor or the Fund. Neither the Distributor nor the dealers are permitted to withhold placing orders to benefit themselves by a price change. Merrill Lynch may charge its customers a processing fee (presently $5.35) to confirm a sale of shares to such customers. Purchases made directly through the Fund's Transfer Agent are not subject to the processing fee.


     The Merrill Lynch Select Pricing(SM) System, permits each investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances. Shares of Class A and Class D are sold to investors choosing the initial sales charge alternatives and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. Investors should determine whether under their particular circumstances it is more advantageous to incur an initial sales charge or to have the entire initial purchase price invested in the Fund with the investment thereafter being subject to a CDSC and ongoing distribution fees. A discussion of the factors that investors should consider in determining the method of purchasing shares under the Merrill Lynch Select Pricing(SM) System is set forth under "Merrill Lynch Select Pricing(SM) System" on page 4.


     Each Class A, Class B, Class C and Class D share of the Fund represents an identical interest in the investment portfolio of the Fund and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees, and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The CDSCs, distribution and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class D shares, will be imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges will not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares will be calculated in the same manner at the same time and will differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Class B, Class C and Class D shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which account maintenance and/or distribution fees are paid (except that Class B Shareholders may vote upon material changes to expenses charged under the Class D Distribution Plan). See "Distribution Plans" below. Each class has different exchange privileges. See "Shareholder Services - Exchange Privilege."

     Investors should understand that the purpose and function of the initial sales charges with respect to Class A and Class D shares are the same as those of the CDSCs and distribution fees with respect to Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares. Investors are advised that only Class A and Class D shares may be available for purchase through securities dealers, other than Merrill Lynch, that are eligible to sell shares.


     The following table sets forth a summary of the distribution arrangements for each class of shares under the Merrill Lynch Select Pricing(SM) System.


--------------------------------------------------------------------------------------------------------
                                               Account
                                             Maintenance     Distribution
 Class            Sales Charge(1)                Fee             Fee           Conversion Feature
    A      Maximum 5.25% initial sales        No              No                    No
                   charge(2)(3)
--------------------------------------------------------------------------------------------------------
    B     CDSC for a period of 4 years,     0.25%           0.75%             B shares convert to
           at a rate of 4.0% during the                                      D shares automatically
           first year, decreasing 1.0%                                        after approximately
               annually to 0.0%(4)                                               eight years(5)
--------------------------------------------------------------------------------------------------------
    C     1.0% CDSC for one year(6)         0.25%           0.75%                   No
--------------------------------------------------------------------------------------------------------
    D         Maximum 5.25% initial         0.25%             No                    No
                 sales charge(3)
--------------------------------------------------------------------------------------------------------

--------
(1) Initial sales charges are imposed at the time of purchase as a percentage of the offering price. CDSCs are imposed if the redemption occurs within the applicable CDSC time period. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed.

(2) Offered only to eligible investors. See "Purchase of Shares - Initial Sales Charge Alternatives - Class A and Class D Shares - Eligible Class A Investors."
(3) Reduced for purchases of $25,000 or more, and waived for purchases of Class A shares by certain retirement plans and participants in connection with certain fee-based programs. Class A and Class D share purchases of $1,000,000 or more may not be subject to an initial sales charge but instead may be subject to a 1.0% CDSC if redeemed within one year. Such CDSC may be waived in connection with certain fee-based programs. A 0.75% sales charge for 401(k) purchases over $1,000,000 will apply.
(4) The CDSC may be modified in connection with certain fee-based programs.
(5) The conversion period for dividended reinvestment shares and the conversion and holding period for certain retirement plans is modified as described under "Purchase of Shares - Deferred Sales Charge Alternatives - Class B and Class C Shares - Conversion of Class B Shares to Class D Shares."
    Also, Class B shares of certain other MLAM-advised mutual funds into which exchanges may be made have a ten-year conversion period. If Class B shares of the Fund are exchanged for Class B shares of another MLAM-advised mutual fund, the conversion period applicable to the Class B shares acquired in the exchange will apply, and the holding period for the shares exchanged will be tacked onto the holding period for the shares acquired.
(6) The CDSC may be waived in connection with certain fee-based programs.



Initial Sales Charge Alternatives - Class A and Class D Shares

     INVESTORS CHOOSING THE INITIAL SALES CHARGE ALTERNATIVES WHO ARE ELIGIBLE TO PURCHASE CLASS A SHARES SHOULD PURCHASE CLASS A RATHER THAN CLASS D SHARES BECAUSE THERE IS AN ACCOUNT MAINTENANCE FEE IMPOSED ON CLASS D SHARES.

     The public offering price of Class A and Class D shares for purchasers choosing the initial sales charge alternatives is the next determined net asset value plus varying sales charges (i.e., sales loads), as set forth below:

                                                Sales Load         Sales Load           Discount to
                                              as Percentage      as Percentage*       Selected Dealers
                                               of Offering         of the Net       as Percentage of the
Amount of Purchase                                Price         Amount Invested        Offering Price
==========================================   ===============   =================   =====================
Less than $25,000.........................         5.25%              5.54%                 5.00%
$25,000 but less than $50,000.............         4.75               4.99                  4.50
$50,000 but less than $100,000............         4.00               4.17                  3.75
$100,000 but less than $250,000...........         3.00               3.09                  2.75
$250,000 but less than $1,000,000.........         2.00               2.04                  1.80
$1,000,000 and over**.....................         0.00               0.00                  0.00

--------
* Rounded to the nearest one-hundredth percent.

** The initial sales charge may be waived on Class A and Class D purchases of $1,000,000 or more and on Class A purchases by certain retirement plan investors and participants in certain fee-based programs. If the sales charge is waived in connection with a purchase of $1,000,000 or more of the Fund, such purchases may be subject to a CDSC of 1.0% if the shares are redeemed within one year after purchase. Such CDSC may be waived in connection with certain fee-based programs. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class A or Class D shares by certain employer sponsored retirement or savings plans.


     The Distributor may reallow discounts to selected dealers and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers selling Class A and Class D shares of the Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act of 1933, as amended (the "Securities Act"). The proceeds from the account maintenance fees are used to compensate the Distributor and Merrill Lynch (pursuant to a sub-agreement) for providing continuing account maintenance activities. During the fiscal year ended January 31, 1998, the Fund sold 1,197,905 Class A shares for aggregate net proceeds of $20,864,302. The gross sales charges for the sale of Class A shares of the Fund for that year were $3,463, of which $262 and $3,201 were received by the Distributor and Merrill Lynch, respectively. No CDSCs were received with respect to Class A shares for which the initial sales charge was waived during the fiscal year ended January 31, 1998. During the fiscal year ended January 31, 1998, the Fund sold 265,722 Class D shares for aggregate net proceeds of $4,736,667. The gross sales charges for the sale of Class D shares of the Fund for that year were $38,224, of which $2,297 and $35,927 were received by the Distributor and Merrill Lynch, respectively. For the same period, no CDSCs were received with respect to Class D shares for which the initial sales charge was waived.


     Eligible Class A Investors. Class A shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends on outstanding Class A shares. Investors that currently own Class A shares of the Fund in a shareholder account, including participants in the Merrill Lynch Blueprint(SM) Program, are entitled to purchase additional Class A shares of the Fund in that account. Certain Employer-Sponsored Retirement or Savings Plans, including eligible 401(k) plans, may purchase Class A shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by MLAM or any of its affiliates. Class A shares are available at net asset value to corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions provided that the program or branch has $3 million or more initially invested in MLAM-advised mutual funds. Also eligible to purchase Class A shares at net asset value are participants in certain investment programs including TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services, collective investment trusts for which Merrill Lynch Trust Company serves as trustee and certain purchases made in connection with certain fee-based programs. In addition, Class A shares are offered at net asset value to ML &
Co. and its subsidiaries and their directors and employees and to members of the Boards of investment companies advised by MLAM or its affiliates, including the Fund. Certain persons who acquired shares of certain closed-end funds advised by MLAM or its affiliates in their initial offerings who wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in shares of the Fund also may purchase Class A shares of the Fund if certain conditions set forth in the Statement of Additional Information are met (for closed-end funds that commenced operations prior to October 21, 1994). In addition, Class A shares of the Fund and certain other MLAM-advised mutual funds are offered at net asset value to shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. ("Senior Floating Rate Fund") and if certain conditions set forth in the Statement of Additional Information are met, to shareholders of Merrill Lynch Municipal Strategy Fund, Inc. ("Municipal Strategy Fund") and Merrill Lynch High Income Municipal Bond Fund, Inc. ("High Income Fund") who wish to reinvest the net proceeds from a sale of certain of their shares of common stock pursuant to a tender offer conducted by such funds in shares of the Fund and certain other MLAM-advised mutual funds.


     Shareholders already owning Class A shares who wish to reinvest the net proceeds from a tender of the High Income Fund or the Municipal Strategy Fund may purchase Class A shares at net asset value rather than Class D shares provided that (i) the shares to be purchased are held in the same account as the Class A shares that the shareholder already owns, and (ii) all other requirements pertaining to the reinvestment privilege are met.

     Reduced Initial Sales Charges. No initial sales charges are imposed upon Class A and Class D shares issued as a result of the automatic reinvestment of dividends or capital gains distributions. Class A and Class D sales charges also may be reduced under a Right of Accumulation and a Letter of Intention. Class A shares are offered at net asset value to certain eligible Class A investors as set forth above under "Eligible Class A Investors." See "Shareholder Services - Fee-Based Programs."

     Provided applicable threshold requirements are met, either Class A or Class D shares are offered at net asset value to Employee Access(SM) Accounts available through authorized employers. Subject to certain conditions, Class A and Class D shares are offered at net asset value to shareholders of Municipal Strategy Fund and High Income Fund and Class A shares are offered at net asset value to shareholders of Senior Floating Rate Fund who wish to reinvest in shares of the Fund the net proceeds from a sale of certain of their shares of common stock, pursuant to tender offers conducted by those funds.

     Class D shares are offered at net asset value to an investor who has a business relationship with a financial consultant who joined Merrill Lynch from another investment firm within six months prior to the date of purchase if certain conditions set forth in the Statement of Additional Information are met. Class D shares may be offered at net asset value in connection with the acquisition of assets of other investment companies.

     Class D shares also are offered at net asset value, without sales charge, to an investor who has a business relationship with a Merrill Lynch Financial Consultant if certain conditions set forth in the Statement of Additional Information are met.

     Class D shares are offered with reduced sales charges and, in certain circumstances, at net asset value, to participants in the Merrill Lynch Blueprint(SM) Program.

     Additional information concerning these reduced initial sales charges is set forth in the Statement of Additional Information.

Deferred Sales Charge Alternatives - Class B and Class C Shares

     Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in MLAM-advised mutual funds.


     The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase. As discussed below, Class B shares are subject to a four-year CDSC, which declines each year while Class C shares are subject only to a one year 1.00% CDSC. On the other hand, approximately eight years after Class B shares are issued, such Class B shares, together with shares issued upon dividend reinvestment with respect to those shares, are automatically converted to Class D shares of the Fund and thereafter will be subject to lower continuing fees. See "Conversion of Class B Shares to Class D Shares" below. Both Class B and Class C shares are subject to an account maintenance fee at an annual rate of 0.25% of average daily net assets and a distribution fee of 0.75% of net assets as discussed below under "Distribution Plans." The proceeds from the account maintenance fees are used to compensate the Distributor and Merrill Lynch (pursuant to a sub-agreement) for providing continuing account maintenance activities.


     Class B and Class C shares are sold without an initial sales charge so that the Fund will receive the full amount of the investor's purchase payment. Merrill Lynch compensates its Financial Consultants for selling Class B and Class C shares at the time of purchase from its own funds. See "Distribution Plans" below.


     Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of dealers (including Merrill Lynch) related to providing distribution-related services to the Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial consultants for selling Class B and Class C shares, from its own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. Approximately eight years after issuance, Class B shares will convert automatically to Class D shares of the Fund, which are subject to an account maintenance fee but no distribution fee; Class B shares of certain other MLAM-advised mutual funds into which exchanges may be made convert to Class D shares automatically after approximately ten years. If Class B shares of the Fund are exchanged for Class B shares of another MLAM-advised mutual fund, the conversion period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked onto the holding period for the shares acquired.


     Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the NASD asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges." Class B shareholders of the Fund exercising the exchange privilege described under "Shareholder Services - Exchange Privilege" will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.


     Contingent Deferred Sales Charges - Class B Shares. Class B shares that are redeemed within four years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends or capital gains distributions.

         The following table sets forth the rates of the Class B CDSC:



                                   Class B CDSC
                                  as a Percentage
Year Since Purchase              of Dollar Amount
Payment Made                     Subject to Charge
=============================   ==================
   0-1 ......................           4.00%
   1-2 ......................           3.00
   2-3 ......................           2.00
   3-4 ......................           1.00
   4 and thereafter .........           0.00


     For the fiscal year ended January 31, 1998, the Distributor received CDSCs of $81,549 with respect to redemptions of Class B shares, all of which were paid to Merrill Lynch. Additional CDSCs payable to the Distributor may have been waived or converted to a contingent obligation in connection with a shareholder's participation in certain fee-based programs.


     In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. Therefore, it will be assumed that the redemption is first of shares held for over four years or shares acquired pursuant to reinvestment of dividends or distributions and then of shares held longest during the four-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

     To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares through dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because of dividend reinvestment. With respect to the remaining 40 shares, the CDSC is applied only to original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 2.00% (the applicable rate in the third year after purchase).


     The Class B CDSC is waived on redemptions of shares in connection with certain post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or following the death or disability (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) of a shareholder. The Class B CDSC also is waived on redemptions of shares by certain eligible 401(a) and eligible 401(k) plans and in connection with certain group plans placing orders through the Merrill Lynch Blueprint(SM) Program. The CDSC also is waived for any Class B shares that are purchased by eligible 401(k) or eligible 401(a) plans that are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC also is waived for any Class B shares that are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by the MLAM Private Portfolio Group and held in such account at the time of redemption. The Class B CDSC also is waived for any Class B shares that are purchased within qualifying Employee Access(SM) Accounts. Additional information concerning the waiver of the Class B CDSC is set forth in the Statement of Additional Information. The terms of the CDSC may be modified in connection with certain fee-based programs. See "Shareholder Services - Fee-Based Programs."


     Contingent Deferred Sales Charges - Class C Shares. Class C shares that are redeemed within one year of purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends or capital gains distributions. The Class C CDSC may be waived in connection with certain fee-based programs. See "Shareholder Services - Fee-Based Programs." For the fiscal year ended January 31, 1998, the Distributor received CDSCs of $2,260 with respect to redemptions of Class C shares, all of which were paid to Merrill Lynch.


     In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. Therefore, it will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends or distributions and then of shares held longest during the one-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.


     Conversion of Class B Shares to Class D Shares. After approximately eight years (the "Conversion Period"), Class B shares will be converted automatically to Class D shares of the Fund. Class D shares are subject to an ongoing account maintenance fee at an annual rate of 0.25% of average daily net assets but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares to Class D shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset values of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class D shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.


     In addition, shares purchased through reinvestment of dividends on Class B shares also will convert automatically to Class D shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at a Conversion Date the conversion of Class B shares to Class D shares of the Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of the Fund held in the account on the Conversion Date will be converted to Class D shares of the Fund.

     Share certificates for Class B shares of the Fund to be converted must be delivered to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. In the event such certificates are not received by the Transfer Agent at least one week prior to the Conversion Date, the related Class B shares will convert to Class D shares on the next scheduled Conversion Date after such certificates are delivered.


     In general, Class B shares of equity MLAM-advised mutual funds will convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income MLAM-advised mutual funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be "tacked" onto the holding period for the shares acquired.


     The Conversion Period is modified for shareholders who purchased Class B shares through certain retirement plans that qualified for a waiver of the CDSC normally imposed on purchases of Class B shares ("Class B Retirement Plans"). When the first share of any MLAM-advised mutual fund purchased by a Class B Retirement Plan has been held for ten years (i.e., ten years from the date the relationship between MLAM-advised mutual funds and the Class B Retirement Plan was established), all Class B shares of all MLAM-advised mutual funds held in that Class B Retirement Plan will be converted into Class D shares of the appropriate funds. Subsequent to such conversion, that Class B Retirement Plan will be sold Class D shares of the appropriate funds at net asset value per share.

     The Conversion Period also may be modified for retirement plan investors who participate in certain fee-based programs. See "Shareholder Services - Fee-Based Programs."


Distribution Plans


     The Fund has adopted separate distribution plans for Class B, Class C and Class D shares pursuant to Rule 12b-1 under the Investment Company Act (each, a "Distribution Plan") with respect to the account maintenance and/or distribution fees paid by the Fund to the Distributor with respect to such classes. The Class B and Class C Distribution Plans provide for the payment of account maintenance fees and distribution fees and the Class D Distribution Plan provides for the payment of account maintenance fees.


     The Distribution Plans for Class B, Class C and Class D shares each provide that the Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor and Merrill Lynch (pursuant to a sub-agreement) in connection with account maintenance activities.


     The Distribution Plans for Class B and Class C shares each provide that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor and Merrill Lynch (pursuant to a sub-agreement) for providing shareholder and distribution services and bearing certain distribution-related expenses of the Fund, including payments to financial consultants for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B and Class C shares through dealers without the assessment of an initial sales charge and at the same time permit the dealer to compensate its financial consultants in connection with the sale of the Class B and Class C shares. In this regard, the purpose and function of the ongoing distribution fees and the CDSC are the same as those of the initial sales charge with respect to the Class A and Class D shares of the Fund in that the deferred sales charges provide for the financing of the distribution of the Fund's Class B and Class C shares.


     For the fiscal year ended January 31, 1998, the Fund paid the Distributor $800,509 pursuant to the Class B Distribution Plan (based on average daily net assets subject to such Class B Distribution Plan of approximately $80.3 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal year ended January 31, 1998, the Fund paid the Distributor $49,658 pursuant to the Class C Distribution Plan (based on average daily net assets subject to such Class C Distribution Plan of approximately $5.0 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares. For the fiscal year ended January 31, 1998, the Fund paid the Distributor $599,540 pursuant to the Class D Distribution Plan (based on average daily net assets subject to such Class D Distribution Plan of approximately $240.5 million), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class D shares.


     The payments under the Distribution Plans are based upon a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans. This information is presented annually as of December 31 of each year on a "fully allocated accrual" basis and quarterly on a "direct expense and revenue/cash" basis. On the fully allocated accrual basis, revenues consist of the account maintenance fees, distribution fees, the CDSC and certain other related revenues, and expenses consist of financial consultant compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses, corporate overhead and interest expense. On the direct expense and revenue/cash basis, revenues consist of the account maintenance fees, distribution fees and CDSCs and the expenses consist of financial consultant compensation. With respect to Class B shares, as of December 31, 1997, the last date for which fully allocated accrual data is available, the fully allocated accrual revenues incurred by the Distributor and Merrill Lynch since the Class B shares commenced operations on March 5, 1984 exceeded fully allocated accrual expenses for such period by approximately $13,736,000 (21.40% of Class B net assets at that date). For the Class C shares, as of December 31, 1997, the fully allocated accrual revenues incurred by the Distributor and Merrill Lynch since the Class C shares commenced operations exceeded fully allocated accrual expenses for such period by approximately $22,000 (0.75% of Class C assets at that date). As of January 31, 1998, direct cash revenues for the period since commencement of the offering of Class B shares exceeded direct cash expenses by $47,593,009 (78.48% of Class B net assets at that date). With respect to Class C shares, as of January 31, 1998, direct cash revenues for the period since October 21, 1994 (commencement of operations) exceeded direct cash expenses by $116,453 (3.98% of Class C net assets at that date).


     The Fund has no obligation with respect to distribution and/or account maintenance-related expenses incurred by the Distributor and Merrill Lynch in connection with Class B, Class C and Class D shares, and there is no assurance that the Directors of the Fund will approve the continuance of the Distribution Plans from year to year. However, the Distributor intends to seek annual continuation of the Distribution Plans. In their review of the Distribution Plans, the Directors will be asked to take into consideration expenses incurred in connection with the account maintenance and/or distribution of each class of shares separately. The initial sales charges, the account maintenance fee, distribution fee and/or the CDSCs received with respect to one class will not be used to subsidize the sale of shares of another class. Payments of the distribution fee on Class B shares will terminate upon conversion of those Class B shares into Class D shares as set forth under "Purchase of Shares - Deferred Sales Charge Alternatives - Class B and Class C Shares - Conversion of Class B Shares to Class D Shares."



Limitations on the Payment of Deferred Sales Charges


     The maximum sales charge rule in the NASD Conduct Rules imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares, but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by the Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestment and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, the Fund will not make further payments of the distribution fee with respect to Class B shares and any CDSCs will be paid to the Fund rather than to the Distributor; however, the Fund will continue to make payments of the account maintenance fee. In certain circumstances, the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstances payment in excess of the amount payable under the NASD formula will not be made.


                      REPURCHASE AND REDEMPTION OF SHARES

     The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC which may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption. The value of shares at the time of redemption may be more or less than the shareholder's cost, depending on the market value of the securities held by the Fund at such time.


Repurchase


     The Fund will repurchase shares through a shareholder's listed securities dealer. The Fund will normally accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after receipt of the order by the dealer, less any applicable CDSC, provided that the request for repurchase is received by the dealer prior to the close of business on the NYSE (generally 4:00 p.m., New York time) on the day received, and such request is received by the Fund from such dealer not later than 30 minutes after the close of business on the NYSE on the same day.


     These repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Fund (other than any applicable CDSC); however, non-affiliated securities dealers may impose a service charge on the shareholder for effecting such repurchases. Merrill Lynch may charge its customers a processing fee (presently $5.35) to confirm the repurchase of shares to such customers. Repurchases made directly through the Fund's Transfer Agent are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. However, a shareholder whose order for repurchase is rejected by the Fund may redeem shares as set forth below.



Redemption

     A shareholder wishing to redeem shares may do so without charge by tendering the shares directly to the Transfer Agent, Merrill Lynch Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Merrill Lynch Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Redemption requests should not be sent to the Fund. Except for any CDSC which may be applicable, there will be no charge for redemption if you send your request directly to the Transfer Agent.


     To redeem through the Transfer Agent you must send a written request in proper form. The request for redemption must be signed by all persons in whose names the shares are registered, and the names must be exactly the same as the names that were signed when the shares were bought. The signatures must also be guaranteed. A "guaranteed" signature does not mean the same thing as a "notarized" signature. The signature(s) on the redemption request must be guaranteed by an "eligible guarantor institution" as such is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, the existence and validity of which may be verified by the Transfer Agent through the use of industry publications.

     Generally, the properly signed written request, with the signatures guaranteed, will be all you need to send to redeem your shares. In some cases, however, other documents may be necessary. For example, although the Fund normally does not issue certificates for shares, it will do so if you make a special request to the Transfer Agent. If you have asked for and received certificates for your shares, certificates for the shares being redeemed must accompany your redemption request. In other cases, the Transfer Agent might require additional documents, such as trust instruments, death certificates, appointments as executor or administrator of an estate or certificates of corporate authority.

     The payment for your redemption will be mailed to you within seven days after the Transfer Agent receives the request in proper form. Exceptions to this are if normal trading is not taking place on the New York Stock Exchange, or if the shares to be redeemed have recently been purchased by check and the check has not yet cleared. If the purchase check has not yet cleared, the Transfer Agent may delay mailing a redemption check until the purchase check has cleared, which is usually within ten days after payment of the purchase price.


Reinstatement Privilege - Class A and Class D Shares

     Shareholders who have redeemed their Class A or Class D shares have a privilege to reinstate their accounts by purchasing Class A or Class D shares of the Fund, as the case may be, at net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. Alternatively, the reinstatement privilege may be exercised through the investor's Merrill Lynch Financial Consultant within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.


                             SHAREHOLDER SERVICES


     The Fund offers a number of shareholder services and investment plans described below that are designed to facilitate investment in its shares. Full details as to each of such services, copies of the various plans described below and instructions as to how to participate in the various plans and services, or to change options with respect thereto, can be obtained from the Fund by calling the telephone number on the cover page of this Prospectus or from the Distributor or Merrill Lynch. Included in such services are the following:



Investment Account

     Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive, at least quarterly, statements from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of ordinary income dividends and long-term capital gain distributions. The statements will also show any other activity in the account since the preceding statement. Shareholders will receive separate transaction confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of ordinary income dividends and long-term capital gain distributions.

     Shareholders may make additions to their Investment Account at any time by mailing a check directly to the Transfer Agent. Shareholders may also maintain their accounts through Merrill Lynch. Upon the transfer of shares out of a Merrill Lynch brokerage account, an Investment Account in the transferring shareholder's name may be opened at the Transfer Agent. Shareholders considering transferring their Class A or Class D shares from

Merrill Lynch to another brokerage firm or financial institution should be aware that if the firm to which the Class A or Class D shares are to be transferred will not take delivery of shares of the Fund, the shareholder either must redeem the Class A or Class D shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm or such shareholder must continue to maintain an Investment Account at the Transfer Agent for those Class A or Class D shares. Shareholders interested in transferring their Class B or Class C shares from Merrill Lynch and who do not wish to have an Investment Account maintained for such shares at the Transfer Agent may request their new brokerage firm to maintain such shares in an account registered in the name of the brokerage firm for the benefit of the shareholder at the Transfer Agent. Shareholders considering transferring a tax-deferred retirement account such as an individual retirement account from Merrill Lynch to another brokerage firm or financial institution should be aware that if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, the shareholder must either redeem the shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.


     Share certificates are issued only for full shares and only upon the specific request of the shareholder. Issuance of certificates representing all or only part of the full shares in an Investment Account may be requested by a shareholder directly from the Transfer Agent.


Automatic Reinvestment of Dividends and Capital Gains Distributions


     All dividends and capital gains distributions are reinvested automatically in full and fractional shares of the Fund at the net asset value per share next determined after the close of the New York Stock Exchange on the ex-dividend date of such dividend or distribution. A shareholder whose account is maintained through the Transfer Agent may at any time, by written notification to Merrill Lynch if the shareholder's account is maintained with Merrill Lynch or by written notification or telephone call (1-800-MER-FUND) to the Transfer Agent if the shareholder's account is maintained with the Transfer Agent, elect to have subsequent dividends or both dividends and capital gains distributions paid in cash, rather than reinvested, in which event payment will be mailed on or about the payment date (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). The Fund is not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed distribution or redemption checks. A shareholder whose account is accepted through Merrill Lynch may, at any time, by notice to Merrill Lynch, elect to have both dividends and capital gains distributions paid in cash, rather than reinvested. Cash payments can also be directly deposited to the shareholder's bank account. No CDSC will be imposed on redemption of shares issued as a result of the automatic reinvestment of dividends or capital gains distributions.



Systematic Withdrawal Plans


     A shareholder may elect to receive systematic withdrawal payments from his or her Investment Account in the form of payments by check or through automatic payment by direct deposit to his or her shareholder's bank account on either a monthly or quarterly basis. A shareholder whose shares are held within a CMA(R), CBA(R) or Retirement Account may elect to have shares redeemed on a monthly, bi-monthly, quarterly, semi-annual or annual basis through the CMA(R) or CBA(R) Systematic Redemption Program, subject to certain conditions. With respect to redemptions of Class B and Class C shares pursuant to a systematic withdrawal plan, the maximum number of Class B or Class C shares that can be redeemed from an account annually shall not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that otherwise might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See "Purchase of Shares - Deferred Sales Charge Alternatives - Class B and
Class C Shares - Contingent Deferred Sales Charges - Class B Shares" and " - Contingent Deferred Sales Charges - Class C Shares." Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class D shares, the systematic withdrawal plan will automatically be applied thereafter to Class D shares. See "Purchase of Shares
- Deferred Sales Charge Alternatives - Class B and Class C Shares - Conversion of Class B Shares to Class D Shares."



Automatic Investment Plans

     Regular additions of Class A, Class B, Class C or Class D shares may be made to an investor's Investment Account by pre-arranged charges of $50 or more to his regular bank account. Investors who maintain CMA(Reg. TM) or CBA(Reg.
TM) accounts may arrange to have periodic investments made to the Fund in their CMA(Reg. TM) or CBA(Reg. TM) accounts or in certain related accounts in amounts of $100 or more through the CMA(Reg. TM) or CBA(Reg. TM) Automated Investment Program.


Fee-Based Programs


     Certain Merrill Lynch fee-based programs, including pricing alternatives for securities transactions (each referred to in this paragraph as a "Program"), may permit the purchase of Class A shares at net asset value. Under specified circumstances, participants in certain Programs may deposit other classes of shares which will be exchanged for Class A shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in a Program may result in the redemption of shares held therein or the automatic exchange thereof to another class at net asset value, which may be shares of a money market fund. In addition, upon termination of participation in a Program, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in such Program's client agreement and from the Transfer Agent at
(800) MER-FUND or (800) 637-3863.



Retirement Plans

     Self-directed individual retirement accounts and other retirement plans are available from Merrill Lynch. Under these plans, investments may be made in the Fund and certain other mutual funds whose shares are distributed by the Distributor, as well as in other securities. Merrill Lynch charges an initial establishment fee and an annual custodial fee for each account. The minimum initial purchase to establish any such plan is $100 and the minimum subsequent purchase is $1.

     Shareholders considering transferring a tax-deferred retirement account such as an individual retirement account from Merrill Lynch to another brokerage firm or financial institution should be aware that if the firm to which the retirement account is being transferred will not take delivery of shares of the Fund, the shareholder must either redeem the shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm, or continue to maintain a retirement account at Merrill Lynch for those shares.

Exchange Privilege

     U.S. shareholders of each class of shares of the Fund have an exchange privilege with certain other MLAM-advised mutual funds. There is currently no limitation on the number of times a shareholder may exercise the exchange privilege. The exchange privilege may be modified or terminated at any time in accordance with the rules of the Commission.


     Under the Merrill Lynch Select Pricing(SM) System, Class A shareholders may exchange Class A shares of the Fund for Class A shares of a second MLAM-advised mutual fund if the shareholder holds any Class A shares of the second fund in his or her account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class A shares of the second fund. If the Class A shareholder wants to exchange Class A shares for shares of a second MLAM-advised mutual fund and the shareholder does not hold Class A shares of the second fund in his or her account at the time of the exchange and is not otherwise eligible to acquire Class A shares of the second fund, the shareholder will receive Class D shares of the second fund as a result of the exchange. Class D shares also may be exchanged for Class A shares of a second MLAM-advised mutual fund at any time as long as, at the time of the exchange, the shareholder holds Class A shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class A shares of the second fund.


     Exchanges of Class A and Class D shares are made on the basis of the relative net asset values per Class A or Class D share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the Class A or Class D shares being exchanged and the sales charge payable at the time of the exchange on the shares being acquired.

     Class B, Class C and Class D shares are exchangeable for shares of the same class of other MLAM-advised mutual funds.

     Shares of the Fund that are subject to a CDSC are exchangeable on the basis of relative net asset value per share without the payment of any CDSC that might otherwise be due upon redemption of the shares of the Fund. For purposes of computing the CDSC that may be payable upon a disposition of the shares acquired in the exchange, the holding period for the previously owned shares of the Fund is "tacked" to the holding period for the newly acquired shares of the other fund.


     Class A, Class B, Class C and Class D shares also are exchangeable for shares of certain MLAM-advised money market funds advised by MLAM or its affiliate specifically designated as available for exchange by holders of Class A, Class B, Class C or Class D shares. The period of time that Class A, Class B, Class C or Class D shares are held in a money market fund, however, will not count toward satisfaction of the holding period requirement for reduction of any CDSC imposed on such shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period.


     Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares. In addition, Class B shares of the Fund acquired through use of the exchange privilege will be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares of the MLAM-advised mutual fund from which the exchange has been made.


     Exercise of the exchange privilege is treated as a purchase of the acquired shares and a sale of the exchanged shares for Federal income tax purposes. For further information, see "Shareholder Services - Exchange Privilege" in the Statement of Additional Information.

                      DIVIDENDS, DISTRIBUTIONS AND TAXES

     In addition to any increase in the value of your shares, you may receive two kinds of return from the Fund: dividends and capital gains distributions.


Dividends

     Dividends from stocks and interest earned from other investments are the Fund's main sources of income. Substantially all of this income, less expenses, is distributed at least semi-annually to shareholders.

     The per share dividends and distributions on each class of shares will be reduced as a result of any account maintenance, distribution and transfer agency fees applicable to that class. See "Additional Information - Determination of Net Asset Value."

     Your dividends will be automatically applied to purchase additional shares of the Fund through our shareholder reinvestment program at the net asset value per share on the ex-dividend date, unless you notify your Merrill Lynch financial consultant or the Transfer Agent in writing that you would rather receive dividends in cash. There is no sales charge for purchases of additional shares through our reinvestment program. If you give instructions to pay your dividends in cash, your instructions will take effect 10 days after Merrill Lynch or the Transfer Agent receives them. Dividends and distributions are taxable to shareholders as described below whether they are reinvested in shares of the Fund or received in cash.


Capital Gains

     When the Fund sells securities from its portfolio, it can realize capital gains or losses, depending on whether the prices for which the securities are sold are higher or lower than the prices the Fund paid to purchase them. Net realized capital gains represent the total profit from sales of securities, minus total losses from sales of securities, including any losses carried forward from prior years. The Fund distributes any net realized capital gains to shareholders at least annually. As in the case of income dividends, capital gains distributions will be automatically reinvested in additional shares of the Fund at the net asset value per share in effect on the ex-dividend date, without a sales charge, unless you give your Merrill Lynch financial consultant or the Transfer Agent 10 days' prior instructions to pay them in cash.


Taxes

     The Fund intends to continue to qualify as a regulated investment company ("RIC") under the Code and as a condition of such election the Fund intends to distribute substantially all of its net investment income and net capital gains to shareholders. If the Fund qualifies as a RIC, it will not be required to pay Federal income tax on the portion of its investment company taxable income and net capital gains which is distributed to its shareholders.


     In addition, all RICs are required to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, (i) 98% of its ordinary income, determined on a calendar year basis, (ii) 98% of its capital gains, determined, in general, on an October 31 year end, and (iii) all ordinary income and net capital gains for previous years that were not distributed during such years. While the Fund intends to distribute its income and capital gains in the manner necessary to avoid imposition of the 4% excise tax, there can be no assurance that sufficient amounts of a taxable income and gain will be distributed to avoid imposition of the tax. In such event, the Fund will be liable for the excise tax only on the amount by which the Fund does not meet the foregoing distribution requirement.

     Dividends paid by the Fund from its ordinary income and distributions of the Fund's net realized short-term capital gains (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income.


     Any capital gains (i.e., the excess of net capital gains from the sale of assets held for more than 12 months over net short-term capital losses, and including such gains from certain transactions in futures and options) distributed to shareholders will be taxable as capital gains to the shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum capital gains rate for individuals is 28% with respect to assets held for more than 12 months, but not more than 18 months, and 20% with respect to assets held for more than 18 months. The maximum capital gains rate for corporate shareholders currently is the same as the maximum tax rate for ordinary income.


     Not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amounts of any ordinary income dividends or capital gains distributions. A portion of the Fund's ordinary income dividends may be eligible for the dividends received deduction allowed to corporate shareholders under the Code, if certain requirements are met. If the Fund pays a dividend in January which was declared in the previous October, November or December to shareholders of record on a date during one of such months, then such dividend or distribution will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which the dividend was declared.


     Any gain or loss realized upon the sale or redemption of shares of the Fund by a shareholder who is not a dealer in securities will be treated as capital gain or loss. In the case of an individual, any such capital gain will be treated as short-term capital gain if the shares were held for not more than 12 months, gain taxable at the maximum rate of 28%, if such shares were held for more than 12, but not more than 18 months, and gain taxable at the maximum rate of 20% if such shares were held for more than 18 months. In the case of a corporation, any such capital gain will be treated as long-term capital gain, taxable at the same rates as ordinary income, if such shares were held for more than 12 months. Any such capital loss will be treated as long-term capital loss if the shares have been held for more than one year and otherwise as short-term capital loss. However, any loss realized by a shareholder upon the sale of shares of the Fund held by the shareholder for six months or less will be treated as long-term capital loss to the extent of capital gains distributions received by the shareholder.


     Pursuant to the Fund's investment objectives, the Fund may invest in foreign securities. Foreign taxes may be paid by the Fund as a result of tax laws of countries in which the Fund may invest. It is impossible to determine the amount of any such withholding at this time. Because the Fund limits its investments in foreign securities, shareholders will not be entitled to claim foreign tax credits with respect to their share of foreign taxes paid by the Fund on income from investments of foreign securities held by the Fund.


     Ordinary income dividends paid by the Fund to shareholders who are non-resident aliens or foreign entities generally will be subject to a 30% United States withholding tax under existing provision of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Non-resident shareholders are urged to consult their own tax advisors concerning the applicability of the United States withholding tax.


     To avoid being subject to a 31% Federal back-up withholding tax on reportable dividend and capital gains distributions and on the proceeds of redemptions, a shareholder must furnish the Fund with his taxpayer identification number and must certify under penalty of perjury that such number is correct. The taxpayer identification number of a shareholder who is an individual is his social security number. An investor must also certify whether he or she is currently subject to back-up withholding or has been notified by the IRS that he or she will be subject to back-up withholding.

     If a shareholder exercises an exchange privilege within 90 days of acquiring shares of the Fund, then any loss recognized on the exchange will be reduced (or any gain increased) to the extent the sales charge paid to the Fund reduces any sales charge that would have been owed upon the purchase of the new shares in the absence of the exchange privilege. Instead, such sales will be treated as an amount paid for the new shares.

     A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.


     No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class D shares. A shareholder's basis in the Class D shares acquired will be the same as such shareholder's basis in the Class B shares converted and the holding period of the acquired Class D shares will include the holding period for the converted Class B shares.


     Dividends and capital gains distributions, as well as gain on the sale of shares of the Fund, may also be subject to state and local taxes.

     The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. The laws of the various states may vary as to the taxation of distributions of the Fund. Shareholders are urged to consult their own tax advisers regarding specific questions regarding the Federal, state or local taxation of distributions from the Fund. For a further discussion of the tax considerations with respect to owning Fund shares, see the discussion in the Statement of Additional Information under "Dividends, Distributions and Taxes."


                     INVESTMENT PRACTICES AND RESTRICTIONS


Lending of Portfolio Securities

     The Fund may from time to time lend securities from its portfolio, with a value not exceeding 33 1/3% of its total assets, to banks, brokers and other financial institutions. This practice is intended to help the Fund increase the yield on its portfolio.


Writing of Covered Call Options

     The Fund may, from time to time, sell (i.e., "write") covered call options where the Investment Adviser determines that such transactions will further the Fund's investment objective. A covered call option is an option where the Fund, in return for a premium, gives another party a right to buy particular securities owned by the Fund at a specified price for a certain period of time. By writing a covered call option, the Fund, in return for the premium income realized from the sale of the option, gives up the opportunity to profit from a price increase in the underlying security above the option exercise price, where the price increase occurs while the option is in effect. In addition, the Fund's ability to sell the underlying security will be limited while the option is in effect. The Fund may not write covered call options on underlying securities having a value exceeding 15% of the value of its total assets.

Foreign Securities


     Investments in the securities of foreign issuers involve certain considerations and risks not ordinarily associated with investments in securities of domestic issuers. Foreign companies are not generally subject to uniform accounting, auditing and financial standards and requirements comparable to those applicable to U.S. companies. Foreign securities exchanges, brokers and listed companies may be subject to less government supervision and regulation than exists in the United States. Dividend and interest income may be subject to withholding and other foreign taxes which may adversely affect the net return on such investments. In addition, with respect to certain countries, there are risks of expropriation, confiscatory taxation, political or social instability or diplomatic developments that could affect assets of the Fund held in foreign countries.


     There may be less publicly available information about a foreign company than a U.S. company. Foreign securities markets may have substantially less volume than U.S. securities markets and some foreign company securities are less liquid and more volatile than comparable securities of U.S. companies. A portfolio of foreign securities may also be adversely affected by fluctuations in the rates of exchange between the currencies of different nations and by exchange control regulations. Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have failed to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when assets of the Fund are uninvested and no return is earned thereon. The inability of the Fund to make intended security purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems could result either in losses to the Fund due to subsequent declines in value of such portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser. In addition, a portfolio which includes foreign securities can expect to have a higher expense ratio because of the increased transaction costs on non-U.S. securities markets and the increased costs of maintaining the custody of foreign securities.

     Like investment in foreign markets generally, investment in foreign countries with smaller capital markets involves risks not involved in domestic investment, including fluctuations in foreign exchange rates, less liquidity and greater price volatility in these markets, future political and economic developments, different legal systems and the existence or possible imposition of exchange contracts or other foreign or U.S. governmental laws or restrictions applicable to such investments. However, the risks associated with foreign investment are heightened for investments in smaller capital markets.


Portfolio Brokerage

     Orders for transactions in portfolio securities are placed for the Fund with a number of brokers and dealers, including Merrill Lynch. Merrill Lynch has advised the Fund that, in transactions with Merrill Lynch, the Fund receives a commission rate at least as favorable as the rate Merrill Lynch charges its other customers in similar transactions.


Investment Grade Debt Securities

     The Fund has no present intention of investing in bonds rated lower than BBB by S&P or Baa by Moody's. Bonds rated BBB (or Baa) may have speculative characteristics. In addition, changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade bonds. If the rating of an instrument held by the Fund is changed so that the instrument would no longer qualify for investment by the Fund, the Fund will seek to dispose of that instrument as soon as practicable in light of the circumstances and consistent with the interests of the Fund.

Illiquid Securities


     The Fund may invest up to 15% of its total assets in illiquid securities. Pursuant to that restriction the Fund may not invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed, put to the issuer or a third party, or that do not mature within seven days, or that the Board of Directors has not determined to be liquid, if, regarding all such securities, more than 15% of its total assets, taken at market value, would be invested in such securities.


     The Fund may purchase, without regard to the above limitation, securities that are not registered under the Securities Act of 1933, as amended (the "Securities Act") but that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act, provided that the Fund's Board of Directors, or the Manager pursuant to guidelines adopted by the Board, continuously determines, based on the trading markets for the specific Rule 144A security, that it is liquid. The Board of Directors, however, will retain oversight and is ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will develop, the Board of Directors will carefully monitor the Fund's investments in these securities, focusing on such factors, among others, as valuation, liquidity and availability of information. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.


Investment Restrictions

     The Fund has adopted certain investment restrictions which may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act. Among its more significant restrictions, the Fund may not:

       o With respect to 75% of its total assets, invest more than 5% of its assets in the securities of any one issuer or purchase more than 10% of the outstanding voting securities of any one company or more than 10% of any class of a company's securities, except that such restrictions shall not apply to securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities.


       o Additional investment restrictions adopted by the Fund, which may be changed by the Board of Directors without a vote of shareholders, provide that the Fund may not: (1) borrow amounts in excess of 5% of the value of the Fund's assets; (2) pledge any of its assets, except that the Fund may pledge securities having a value of not more than 10% of its total assets in order to secure permitted borrowings from banks; (3) invest more than 5% of its assets in companies having a record, together with its predecessors, of less than three years of continuous operation, if more than 5% of the Fund's assets would be invested in such securities; or (4) invest in securities that can not be readily resold because of legal or contractual restrictions, or which can not be marketed, redeemed or put to the issuer or a third party, if at the time of the acquisition more than 15% of its total assets (or 10% to the extent required by state law) would be invested in such securities.


     The full text of the Fund's investment restrictions is set forth under "Investment Objective and Policies - Investment Restrictions" in the Statement of Additional Information.

                             ADDITIONAL INFORMATION

Year 2000 Issues

     Many computer systems were designed using only two digits to designate years. These systems may not be able to distinguish the Year 2000 from the Year 1900 (commonly known as the "Year 2000 Problem"). Like other investment companies and financial and business organizations, the Fund could be adversely affected if the computer systems used by the Investment Adviser or other Fund service providers do not properly address this problem prior to January 1, 2000. The Investment Adviser has established a dedicated group to analyze these issues and to implement any systems modifications necessary to prepare for the Year 2000. Currently, the Investment Adviser does not anticipate that the transition to the 21st century will have any material impact on its ability to continue to service the Fund at current levels. In addition, the Investment Adviser has sought assurances from the Fund's other service providers that they are taking all necessary steps to ensure that their computer systems will accurately reflect the Year 2000, and the Investment Adviser will continue to monitor the situation. At this time, however, no assurance can be given that the Fund's other service providers have anticipated every step necessary to avoid any adverse effect on the Fund attributable to the Year 2000 Problem.



Determination of Net Asset Value


     Net asset value per share for all classes is computed once daily as of 15 minutes after the close of business on the NYSE (generally 4:00 p.m., New York time) on each day the NYSE is open for trading. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies will be translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. Net asset value per share is determined by adding together the total market value of all portfolio securities, cash and other assets held by the Fund, and interest and dividends accrued. All liabilities, including accrued expenses, are subtracted. The resulting amount is divided by the total number of shares outstanding to arrive at the net asset value of each share. In order to determine the price you will pay for your shares, the Fund uses the first net asset value figure computed after the Distributor receives your order. The per share net asset value of Class A shares generally will be higher than the per share net asset value of shares of the other classes, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares and the daily expense accruals of the account maintenance fees applicable with respect to Class D shares; moreover, the per share net asset value of Class D shares generally will be higher than the per share net asset value of Class B and Class C shares, reflecting the daily expense accruals of the distribution and higher transfer agency fees applicable with respect to Class B and Class C shares. It is expected, however, that the per share net asset value of the classes will tend to converge (although not necessarily meet) immediately after the payment of dividends or distributions which will differ by approximately the amount of the expense accrual differential among the classes.


     Portfolio securities that are traded on stock exchanges are valued at the last sale price (regular way) on the exchange on which such securities are traded, as of the close of business on the day the securities are valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Directors as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price in the OTC market prior to the time of valuation. Short positions in securities traded in the OTC market are valued at the last available ask price in the OTC market prior to the time of valuation. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Fund writes an option, the amount of the premium received is recorded on the books of the Fund as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased by the Fund are valued at their last sale price in the case of exchange-traded options or in the case of options traded in the OTC market, the last bid price. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund including valuations furnished by a pricing service retained by the Fund.


Performance Data


     The Fund may from time to time include its average annual total return in advertisements or information furnished to present or prospective shareholders. Average annual total return is computed separately for Class A, Class B, Class C and Class D shares in accordance with a formula specified by the Commission.


     Average annual total return quotations for the specified periods will be computed by finding the average annual compounded rates of return (based on net investment income and any capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return will be computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including any CDSC that would be applicable to a complete redemption of the investment at the end of the specified period such as in the case of Class B and Class C shares and the maximum initial sales charge in the case of Class A and Class D shares. Dividends paid by the Fund with respect to all shares, to the extent any dividends are paid, will be calculated in the same manner at the same time on the same day and will be in the same amount, except that account maintenance fees and distribution charges and any incremental transfer agency costs relating to each class of shares will be borne exclusively by that class. The Fund will include performance data for all classes of shares of the Fund in any advertisement or information including performance data of the Fund.

     The Fund also may quote total return and aggregate total return performance data for various specified time periods. Such data will be calculated substantially as described above, except that (1) the rates of return calculated will not be average annual rates, but rather, actual annual, annualized or aggregate rates of return and (2) the maximum applicable sales charge will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average annual rates of return reflect compounding; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time. In advertisements directed to investors whose purchases are subject to waiver of the CDSC in the case of Class B and Class C shares (such as investors in certain retirement plans) or reduced sales charges in the case of Class A and Class D shares, performance data may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC and therefore may reflect greater total return since, due to the reduced sales charges or waiver of the CDSC, a lower amount of expenses may be deducted. See "Purchase of Shares." The Fund's total return may be expressed either as a percentage or as a dollar amount in order to illustrate the effect of such total return on a hypothetical $1,000 investment in the Fund at the beginning of each specified period.

     Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. The Fund's total return will vary depending on market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.


     On occasion, the Fund may compare its performance to that of the S&P's 500 Composite Stock Price Index, the Value Line Composite Index, the Dow Jones Industrial Average, Lipper Analytical Services, Inc., or performance data published by Morningstar Publications, Inc., Money Magazine, U.S. News & World Report, Business Week, CDA Investment Technology, Inc., Forbes Magazine and Fortune Magazine. From time to time, the Fund may include the Fund's Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature. As with other performance data, performance comparisons should not be considered indicative of the Fund's relative performance for any future period.


     The Fund's average annual total return will vary depending upon market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and the amount of net capital gains or losses realized by the Fund during the period. An investment in the Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.


Organization of the Fund

     The Fund was incorporated under Maryland law on October 5, 1983. It has an authorized capital of 400,000,000 shares of Common Stock, par value $0.10 per share, divided into four classes, designated Class A, Class B, Class C and Class D Common Stock, each of which consists of 100,000,000 shares. Class A, Class B, Class C and Class D Common Stock represent interests in the same assets of the Fund and are identical in all respects except that Class B, Class C and Class D shares bear certain expenses related to the account maintenance associated with such shares and Class B and Class C shares bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to account maintenance and distribution expenditures, as applicable. See "Purchase of Shares." The Fund has received an order from the Commission permitting the issuance and sale of multiple classes of Common Stock. The Directors of the Fund may classify and reclassify the shares of the Fund into additional classes of Common Stock at a future date.

     Shareholders are entitled to one vote for each share held and to fractional votes for fractional shares held and will vote on the election of Directors and any other matter submitted to a shareholder vote. The Fund does not intend to hold meetings of shareholders in any year in which the Investment Company Act does not require shareholders to act upon any of the following matters: (i) election of Directors; (ii) approval of an investment advisory agreement; (iii) approval of a distribution agreement; or (iv) ratification of selection of independent auditors. Voting rights for Directors are not cumulative. Shares issued are fully paid and non-assessable and have no preemptive rights. Shares have the conversion rights described in this Prospectus. Each share of Common Stock is entitled to participate equally in dividends and distributions declared by the Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities, except that, as noted above, the Class B, Class C and Class D shares bear certain additional expenses.


Shareholder Inquiries

     Shareholder inquiries should be directed to the Fund at the telephone number or address set forth on the cover page of this Prospectus.


Shareholder Reports

     Only one copy of each shareholder report and certain shareholder communications will be mailed to each identified shareholder regardless of the number of accounts such shareholder has. If a shareholder wishes to receive separate copies of each report and communication for each of the shareholder's related accounts the shareholder should notify in writing:

                    Merrill Lynch Financial Data Services, Inc.
                    P.O. Box 45289
                    Jacksonville, Florida 32232-5289


     The written notification should include the shareholder's name, address, tax identification number and Merrill Lynch, and/or Fund account number. If you have any questions regarding this please call your Merrill Lynch Financial Consultant or Merrill Lynch Financial Data Services, Inc. at 800-637-3863.

      MERRILL LYNCH FUND FOR TOMORROW, INC. - AUTHORIZATION FORM (PART 1)
=========================================================================
Note: This form may not be used for purchases through the Merrill Lynch
      Blueprint(SM) Program. You may request a Merrill Lynch Blueprint(SM) Program application by calling toll free (800) 637-3766.

============================================================================
1. Share Purchase Application
   I, being of legal age, wish to purchase: (choose one)
[ ] Class A shares [ ] Class B shares [ ] Class C shares [ ] Class D shares of Merrill Lynch Fund For Tomorrow, Inc. and establish an Investment Account as described in the Prospectus. In the event that I am not eligible to purchase Class A shares, I understand that Class D shares will be purchased.
  Basis for establishing an Investment Account:
    A. I enclose a check for $................... payable to Merrill Lynch
       Financial Data Services, Inc., as an initial investment (minimum $1,000). I understand that this purchase will be executed at the applicable offering price next to be determined after this Application is received by you.
    B. I already own shares of the following Merrill Lynch mutual funds that would qualify for the right of accumulation as outlined in the Statement of Additional Information: (Please list all funds. Use a separate sheet of paper if necessary.)


1. ..............................
2. ..............................
3. ..............................


4. ..............................
5. ..............................
6. ..............................

Name .................................................................
      First Name                Initial                      Last Name

Name of Co-Owner (if any) ............................................
                          First Name     Initial             Last Name

Address ...............................................................
                                                              (Zip Code)


Occupation ...........................................................



 .....................................................................
                               Signature of Owner


Name and Address of Employer .......................................

 ....................................................................
 ....................................................................
 ....................................................................
                        Signature of Co-Owner (if any)

(In the case of co-owner, a joint tenancy with right of survivorship will be presumed unless otherwise specified.)
==============================================================================
2. Dividend and Capital Gain Distribution Options


  Ordinary Income Dividends       Long-Term Capital Gains
    Select [ ] Reinvest               Select [ ] Reinvest
    One:   [ ] Cash                   One:   [ ] Cash




If no election is made, dividends and capital gains will be automatically reinvested at net asset value without a sales charge.
If cash, specify how you would like your distributions paid to you: [ ] Check or [ ] Direct Deposit to bank account
If direct deposit to bank account is selected, please complete below:
I hereby authorize payment of dividend and capital gain distributions by direct deposit to my bank account and, if necessary, debit entries and adjustments for any credit entries made to my account in accordance with the terms I have selected on the Merrill Lynch Fund For Tomorrow, Inc. Authorization Form.
SPECIFY TYPE OF ACCOUNT (check one): [ ] checking   [ ] savings
Name on your Account ..............................................
Bank Name .........................................................
Bank Number ................... Account Number.....................
Bank Address ......................................................

I agree that this authorization will remain in effect until I provide written notification to Merrill Lynch Financial Data Services, Inc. amending or terminating this service.

Signature of Depositor ............................................


Signature of Depositor .......................Date.................
(If joint account, both must sign)

Note: If direct deposit to bank account is selected, your blank, unsigned check marked "VOID" or a deposit slip from your savings account should accompany this application.

MERRILL LYNCH FUND FOR TOMORROW, INC. - AUTHORIZATION FORM (PART 1) -
(Continued)
=====================================================================


3. Social Security Number or Taxpayer Identification Number

           [                                                ]
           Social Security Number or Taxpayer Identification Number

  Under penalty of perjury, I certify (1) that the number set forth above is my correct Social Security Number or Taxpayer Identification Number and (2) that I am not subject to backup withholding (as discussed in the Prospectus under "Additional Information - Taxes") either because I have not been notified that I am subject thereto as a result of a failure to report all interest or dividends, or the Internal Revenue Service ("IRS") has notified me that I am no longer subject thereto.

  Instruction: You must strike out the language in (2) above if you have been notified that you are subject to backup withholding due to underreporting and if you have not received a notice from the IRS that backup withholding has been terminated. The undersigned authorizes the furnishing of this certification to other Merrill Lynch sponsored mutual funds.

 ...........................             .....................................
Signature of Owner                        Signature of Co-Owner (if any)
===============================================================================
4. Letter of Intention - Class A and D shares only (See terms and conditions in the Statement of Additional
                                                    Information)

                                        .................., 19.....
Dear Sir/Madam:                         Date of Initial Purchase

     Although I am not obligated to do so, I intend to purchase shares of Merrill Lynch Fund For Tomorrow, Inc. or any other investment company with an initial sales charge or deferred sales charge for which the Merrill Lynch Funds Distributor, Inc. acts as distributor over the next 13-month period which will equal or exceed:

   [ ] $25,000   [ ] $50,000   [ ] $100,000   [ ] $250,000   [ ] $1,000,000
  Each purchase will be made at the then reduced offering price applicable to the amount checked above, as described in the Merrill Lynch Fund For Tomorrow, Inc. Prospectus.

  I agree to the terms and conditions of this Letter of Intention. I hereby irrevocably constitute and appoint Merrill Lynch Funds Distributor, Inc., my attorney, with full power of substitution, to surrender for redemption any or all shares of Merrill Lynch Fund For Tomorrow, Inc. held as security.



By: .................          .............................................
                                                 Signature of Co-Owner
 Signature of Owner           (If registered in joint parties, both must sign)

  In making purchases under this letter, the following are the related accounts on which reduced offering prices are to apply:


(1) Name ..................                (2) Name ...................
Account Number..............                  Account Number............
==============================================================================
5. For Dealer Only


                     Branch Office, Address, Stamp

         [                                                    ]



This form when completed, should be mailed to:

       Merrill Lynch Fund For Tomorrow, Inc
       c/o Merrill Lynch Financial Data Services, Inc.
       P.O. Box 45289
       Jacksonville, FL 32232-5289

We hereby authorize Merrill Lynch Funds Distributor, Inc. to act as our agent in connection with transactions under this authorization form and agree to notify the Distributor of any purchases or sales made under a Letter of Intention, Automatic Investment Plan or Systematic Withdrawal Plan. We guarantee the Shareholder's signature.


 .............................................................
                            Dealer Name and Address

By: .........................................................
                        Authorized Signature of Dealer




[ ] [ ] [ ]          [ ] [ ] [ ] [ ]       ....................
Branch Code               F/C No.                 F/C Last Name


[ ] [ ] [ ]    [ ] [ ] [ ] [ ] [ ]
 Dealer's Customer Account No.

      MERRILL LYNCH FUND FOR TOMORROW, INC. - AUTHORIZATION FORM (PART 2)
================================================================================
Note: This form is required to apply for the Systematic Withdrawal Plan or the Automatic Investment Plans only.
================================================================================
1. Account Registration
(Please Print)
Name ..........................................................................
      First Name                   Initial                       Last Name

Name of Co-Owner (if any) .....................................................
               First Name          Initial                       Last Name
Address .......................................................................
 ...............................................................................
                                                                     (Zip Code)

         [------------------------------------------------------------]

         [------------------------------------------------------------]
                              Social Security No.
                       or Taxpayer Identification Number

                                     Account Number ...........................
                                     (if existing account).....................


===============================================================================

2. Systematic Withdrawal Plan - (See terms and conditions in the Statement of Additional Information)
Minimum Requirements: $10,000 for monthly disbursements, $5,000 for quarterly, of [ ] Class A, [ ] Class B*, [ ] Class C* or [ ] Class D shares in Merrill Lynch Fund For Tomorrow, Inc. at cost or current offering price. Withdrawals to be made either (check one) [ ] Monthly on the 24th day of each month, or

[ ] Quarterly on the 24th day of March, June, September and December. If the 24th falls on a weekend or holiday, the next succeeding business day will be utilized. Begin systematic withdrawal on _______ or as soon as possible
                                         (month)
thereafter.


Specify the amount of the withdrawal you would like paid to you (check one):
[ ] $______ of [ ]____ % of the current value of [ ] Class A, [ ] Class B*, [ ] Class C* or [ ] Class D shares in the account.

Specify withdrawal method: [ ] check or [ ] direct deposit to bank account (check one and complete part (a) or (b) below):
Draw checks payable (check one)
(a) I hereby authorize payment by check
     [ ] as indicated in Item 1.
     [ ] to the order of ......................................................
Mail to (check one)
     [ ] the address indicated in Item 1.
     [ ] Name (please print) ..................................................
Address .......................................................................
        .......................................................................
Signature of Owner..................................... Date...................
Signature of Co-Owner (if any) ................................................
(b) I hereby authorize payment by direct deposit to bank account and, if necessary, debit entries and adjustments for any credit entries made to my account. I agree that this authorization will remain in effect until I provide written notification to Merrill Lynch Financial Data Services, Inc. amending or terminating this service.
Specify type of account (check one): [ ] checking [ ] savings
Name on your Account ..........................................................
Bank Name .....................................................................
Bank Number......................... Account Number............................
Bank Address ..................................................................
             ..................................................................
Signature of Depositor.................................... Date................
Signature of Depositor.........................................................
(If joint account, both must sign)

Note: If direct deposit is elected, your blank, unsigned check marked "VOID" or a deposit slip from your savings account should accompany this application.
--------

* Annual withdrawal cannot exceed 10% of the value of shares of such class held in the account at the time the election to join the systematic withdrawal plan is made.

===============================================================================
3. Application for Automatic Investment Plan
I hereby request that Merrill Lynch Financial Data Services, Inc. draw an automated clearing house ("ACH") debit on my checking account as described below each month to purchase: (choose one)

[ ] Class A shares  [ ] Class B shares  [ ] Class C shares  [ ] Class D shares of Merrill Lynch Fund For Tomorrow, Inc. subject to the terms set forth below. In the event that I am not eligible to purchase Class A shares, I understand that Class D shares will be purchased.


MERRILL LYNCH FINANCIAL DATA SERVICES, INC.


You are hereby authorized to draw an ACH debit each month on my bank account for investment in Merrill Lynch Fund For Tomorrow, Inc., as indicated below:


  Amount of each ACH debit $ ..................................................
  Account No. .................................................................

Please date and invest ACH debits on the 20th of each month beginning ------ or as soon as possible thereafter.
(month)

I agree that you are drawing these ACH debits voluntarily at my request and that you shall not be liable for any loss arising from any delay in preparing or failure to prepare any such debit. If I change banks or desire to terminate or suspend this program, I agree to notify you promptly in writing. I hereby authorize you to take any action to correct erroneous
ACH debits of my bank account or purchases of fund shares including liquidating shares of the Fund and crediting my bank account. I further agree that if a debit is not honored upon presentation, Merrill Lynch Financial Data Services, Inc. is authorized to discontinue immediately the Automatic Investment Plan and to liquidate sufficient shares held in my account to offset the purchase made with the dishonored debit.

 ............................       ............................................
           Date                               Signature of Depositor

                                   ............................................
                                              Signature of Depositor
                                     (If joint account, both must sign)


                        AUTHORIZATION TO HONOR ACH DEBITS
                     DRAWN BY MERRILL LYNCH FINANCIAL DATA
                                 SERVICES, INC.
To ........................................................................Bank
                               (Investor's Bank)
Bank Address ..................................................................
City..................... State...................... Zip .....................

As a convenience to me, I hereby request and authorize you to pay and charge to my account ACH debits drawn on my account by and payable to Merrill Lynch Financial Data Services, Inc., I agree that your rights in respect to each such debit shall be the same as if it were a check drawn on you and signed personally by me. This authority is to remain in effect until revoked by me in writing. Until you receive such notice, you shall be fully protected in honoring any such debit. I further agree that if any such debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability.

 .................................   ...........................................
      Date                                       Signature of Depositor
 .................................   ...........................................
Bank Account Number                              Signature of Depositor
                                          (If joint account, both must sign)



Note: If Automatic Investment Plan is elected, your blank, unsigned check marked "VOID" should accompany this application.

                     [This page intentionally left blank.]

                     [This page intentionally left blank.]

                              Investment Adviser

                        Merrill Lynch Asset Management

                            Administrative Offices:
                            800 Scudders Mill Road
                         Plainsboro, New Jersey 08536

                               Mailing Address:
                                 P.O. Box 9011
                       Princeton, New Jersey 08543-9011

                                  Distributor

                     Merrill Lynch Funds Distributor, Inc.

                            Administrative Offices:
                            800 Scudders Mill Road
                         Plainsboro, New Jersey 08536

                               Mailing Address:
                                 P.O. Box 9081
                       Princeton, New Jersey 08543-9081

                                   Custodian

                             The Bank of New York
                       90 Washington Street, 12th Floor
                           New York, New York 10286

                                Transfer Agent

                  Merrill Lynch Financial Data Services, Inc.

                            Administrative Offices:
                           4800 Deer Lake Drive East
                       Jacksonville, Florida 32246-6484

                               Mailing Address:
                                P.O. Box 45289
                       Jacksonville, Florida 32232-5289

                             Independent Auditors


                             Deloitte & Touche LLP

                               117 Campus Drive
                       Princeton, New Jersey 08540-6400

                                    Counsel
                   Shereff, Friedman, Hoffman & Goodman, LLP
                               919 Third Avenue
                            New York, New York 10022

  No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Fund, the Investment Adviser or the Distributor. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                         ----------------------------

                                                      Page
                                                     =====
                               TABLE OF CONTENTS
Fee Table ........................................     2
Merrill Lynch Select Pricing(SM) System ..........     4
Financial Highlights .............................     8
Investment Objective and Policies ................    11
Management of the Fund ...........................    11
   Board of Directors ............................    11
   Advisory Fee ..................................    12
   Transfer Agency Services Fee ..................    13
   Reimbursement for Portfolio Accounting
      Services ...................................    13
   Code of Ethics ................................    13
Purchase of Shares ...............................    13
   Initial Sales Charge Alternatives - Class A and
      Class D Shares .............................    15
   Deferred Sales Charge Alternatives - Class B
      and Class C Shares .........................    18
   Distribution Plans ............................    21
   Limitations on the Payment of Deferred Sales
      Charges ....................................    22
Repurchase and Redemption of Shares ..............    23
   Repurchase ....................................    23
   Redemption ....................................    23
   Reinstatement Privilege - Class A and
      Class D Shares .............................    24
Shareholder Services .............................    24
   Investment Account ............................    24
   Automatic Reinvestment of Dividends and
      Capital Gains Distributions ................    25
   Systematic Withdrawal Plans ...................    25
   Automatic Investment Plans ....................    26
   Fee-Based Programs ............................    26
   Retirement Plans ..............................    26
   Exchange Privilege ............................    27
Dividends, Distributions and Taxes ...............    28
Investment Practices and Restrictions ............    30
Additional Information ...........................    33
   Year 2000 Issues ..............................    33
   Determination of Net Asset Value ..............    33
   Performance Data ..............................    34
   Organization of the Fund ......................    35
   Shareholder Inquiries .........................    35
   Shareholder Reports ...........................    35
Authorization Form ...............................    37


Code #10227-0498


(Merrill Lynch logo appears here)

Merrill Lynch Fund
For Tomorrow, Inc.

(graphics)

Prospectus

April 30, 1998

Distributor:
Merrill Lynch
Funds Disributor, Inc.

This prospectus should be
retained for future reference.

STATEMENT OF ADDITIONAL INFORMATION


April 30, 1998







                     Merrill Lynch Fund For Tomorrow, Inc.
   P.O. Box 9011, Princeton, New Jersey 08543-9011 o Phone No. (609) 282-2800



                               ----------------
     Merrill Lynch Fund For Tomorrow, Inc. (the "Fund") is a mutual fund that has as its primary investment objective long-term growth of capital. In seeking to accomplish its objective the Fund invests in a quality-oriented portfolio of securities, primarily common stocks.



     Pursuant to the Merrill Lynch Select Pricing(SM) System, the Fund offers four classes of shares, each with a different combination of sales charges, ongoing fees and other features. The Merrill Lynch Select Pricing(SM) System permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances.
                               ----------------

     A Prospectus for the Fund dated April 30, 1998, which provides the basic information you should know before investing in the Fund, may be obtained without charge from Merrill Lynch Funds Distributor, Inc. (the "Distributor" or "MLFD"), P.O. Box 9081, Princeton, New Jersey 08543-9081, (609) 282-2800 or
from your securities dealer. This Statement of Additional Information contains information in addition to and more detailed than that set forth in the Prospectus. It is intended to provide you additional information regarding the activities and operations of the Fund, and should be read in conjunction with the Prospectus.



                               ----------------
              Merrill Lynch Asset Management - Investment Adviser
              Merrill Lynch Funds Distributor, Inc. - Distributor


                               ----------------

                       INVESTMENT OBJECTIVE AND POLICIES


     As discussed in the Prospectus, the Fund may invest in convertible securities, preferred stocks and bonds when management determines it is advisable to do so. Such securities will be issued by companies which satisfy the criteria, set forth in the Prospectus, utilized by management in identifying quality companies. The Fund has no present intention of investing in bonds rated lower than BBB by Standard & Poor's Ratings Group ("S&P") or Baa by Moody's Investors Service, Inc. ("Moody's"). See "Investment Practices and Restrictions - Investment Grade Debt Securities" in the Prospectus.

     As also discussed in the Prospectus, the Fund may, under certain circumstances, invest all or a portion of its assets in high quality money market securities which, for this purpose, shall include the following: (1) U.S. Treasury bills; (2) bankers' acceptances and certificates of deposit of the 50 largest commercial banks in the United States, measured by total assets as shown by their most recent annual financial statements; (3) commercial paper rated A-1 or A-2 by S&P or P-1 or P-2 by Moody's, or, if not rated, issued by companies having an outstanding debt issue rated AA or better by S&P or Aa or better by Moody's; and (4) repurchase agreements with respect to the foregoing.



                            MANAGEMENT OF THE FUND

     Reference is made to "The Fund and Its Management" in the Prospectus for certain information concerning management and advisory arrangements of the Fund.


The Investment Adviser


     Merrill Lynch Asset Management, L.P., doing business as Merrill Lynch Asset Management ("MLAM" or the "Investment Adviser"), is the investment adviser of the Fund. The Investment Adviser or its affiliate, Fund Asset Management, L.P. ("FAM"), is also the investment adviser to over 140 registered investment companies. The Investment Advisor also offers portfolio management and portfolio analysis services to individual and institutional accounts. The Investment Adviser is a Delaware limited partnership and is owned and controlled by Merrill Lynch & Co., Inc. ("ML & Co."), a financial services holding company and the parent company of Merrill Lynch, Pierce, Fenner & Smith ("Merrill Lynch").



The Advisory Agreement

     Under its investment advisory agreement with the Fund (the "Advisory Agreement"), the Investment Adviser is responsible for the actual management of the Fund's portfolio. Responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser, subject to review by the Board of Directors. The Investment Adviser provides the portfolio managers for the Fund, who make investment decisions and place orders to effect portfolio transactions for the Fund. In this regard, the Investment Adviser has access to the total securities research and economic research facilities of Merrill Lynch. Pursuant to the Advisory Agreement, the Investment Adviser also performs certain administrative and management services for the Fund. The Advisory Agreement obligates the Investment Adviser to pay all compensation of and furnish office space for officers and employees of the Fund connected with investment and economic research, trading and investment management of the Fund, and to pay the fees of all Directors of the Fund who are affiliated with ML & Co. or any of its subsidiaries. Portfolio accounting services are provided for the Fund by the Investment Adviser and the Fund reimburses the Investment Adviser for its costs in connection with such services.

     The Advisory Agreement will continue in effect from year to year if approved at least annually by the vote of a majority of Directors of the Fund or by the holders of a majority of the Fund's outstanding shares. Any such continuation also requires approval by a majority of the Directors who are not parties to the Advisory Agreement or "interested persons" of any such party as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), by vote cast in person at a meeting called for such purpose. The Advisory Agreement may be terminated at any time, without penalty, on sixty days' written notice by the Fund's Board of Directors, by the holders of a majority of the Fund's outstanding voting securities or by the Investment Adviser. The Advisory Agreement automatically terminates in the event of its assignment (as defined in the Investment Company Act and the rules thereunder).



     The Advisory Agreement provides that the Fund will pay the Investment Adviser a monthly fee based upon the average daily value of the Fund's net assets at the following annual rate: 0.65% of the average daily net assets not exceeding $750 million; 0.60% of the average daily net assets exceeding $750 million but not exceeding $1 billion; and 0.55% of the average daily net assets exceeding $1 billion. For the Fund's fiscal years ended January 31, 1998, 1997 and 1996, the Investment Adviser earned a fee of $2,263,650, $2,505,726, and $2,147,843, respectively, from the Fund.

     The Investment Adviser has entered into a sub-advisory agreement (the "Sub-Advisory Agreement") with MLAM U.K., an indirect, wholly-owned subsidiary of ML & Co., and an affiliate of the Investment Adviser pursuant to which the Investment Adviser pays MLAM U.K. a fee for providing investment advisory services to the Investment Adviser with respect to the Fund in an amount to be determined from time to time by the Investment Adviser and MLAM U.K. but in no event in excess of the amount that the Investment Adviser actually receives for providing services to the Fund pursuant to the Investment Advisory Agreement. The address of MLAM U.K. is Milton Gate, 1 Moor Lane, London EC2Y 9HA, England.


     The Investment Adviser is a limited partnership, the partners of which are ML & Co. and Princeton Services, Inc. ("Princeton Services"). ML & Co. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies. Similarly, the following entities may be considered "controlling persons" of MLAM U.K.: Merrill Lynch Europe Limited (MLAM U.K.'s parent), a subsidiary of ML International Holdings, a subsidiary of Merrill Lynch International, Inc., and a subsidiary of ML & Co.



                            DIRECTORS AND OFFICERS


     Information about the Directors and executive officers of the Fund and their principal occupations for at least the last five years are set forth below. Unless otherwise noted, the address of each Director and executive officer is P.O. Box 9011, Princeton, New Jersey 08543-9011.


     ARTHUR ZEIKEL (65) - President and Director (1)(2) - Chairman of the Investment Adviser (which term as used herein includes its corporate predecessors) since 1997; Chairman of FAM (which term, as used herein, includes its corporate predecessors) since 1997; President of the Investment Advisor and FAM from 1977 to 1997; Chairman of Princeton Services since 1997 and Director thereof since 1993; President of Princeton Services from 1993 to 1997; Executive Vice President of ML & Co. since 1990.


     RONALD W. FORBES (57) - Director (2) - 1400 Washington Avenue, Albany, New York 12222. Professor of Finance, School of Business, State University of New York at Albany, since 1989.


     CYNTHIA A. MONTGOMERY (45) - Director (2) - Harvard Business School, Soldiers Field Road, Boston, Massachusetts 02163. Professor, Harvard Business School since 1989; Associate Professor, J.L. Kellogg Graduate

School of Management, Northwestern University from 1985 to 1989; Assistant Professor, Graduate School of Business Administration, The University of Michigan from 1979 to 1985; Director, UNUM Corporation since 1990 and Director of Newell Co. since 1995.


     CHARLES C. REILLY (66) - Director (2) - 9 Hampton Harbor Road, Hampton Bays, New York 11946. Self-employed financial consultant since 1990; President and Chief Investment Officer of Verus Capital, Inc. from 1979 to 1990; Senior Vice President of Arnhold and S. Bleichroeder, Inc. from 1973 to 1990; Adjunct Professor, Columbia University Graduate School of Business from 1990 to 1991; Adjunct Professor, Wharton School, The University of Pennsylvania from 1989 to 1990; Partner, Small Cities Cable Television since 1986.


     KEVIN A. RYAN (65) - Director (2) - 127 Commonwealth Avenue, Chestnut Hill, Massachusetts 02167. Founder and current Director of The Boston University Center for the Advancement of Ethics and Character; Professor of Education at Boston University since 1982; formerly taught on the faculties of The University of Chicago, Stanford University and Ohio State University.


     RICHARD R. WEST (60) - Director (2) - Box 604, Genoa, Nevada 89411. Professor of Finance since 1984, Dean from 1984 to 1993, and currently Dean Emeritus of New York University Leonard N. Stern School of Business Administration; Director of Bowne & Co., Inc. (financial printers), Vornado, Inc. (real estate holding company), and Alexander's, Inc. (real estate company).


     TERRY K. GLENN (57) - Executive Vice President (1)(2) - Executive Vice President of the Investment Adviser and FAM since 1983; Executive Vice President and Director of Princeton Services since 1993; President of Merrill Lynch Funds Distributor, Inc. ("MLFD" or the "Distributor") since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988.


     NORMAN R. HARVEY (64) - Senior Vice President (1)(2) - Senior Vice President of the Investment Adviser and FAM since 1982.


     VINCENT P. DILEO (59) - Vice President (1) - Portfolio Manager of the Investment Adviser since 1984.


     DONALD M. BURKE (37) - Vice President (1)(2) - First Vice President of the Investment Adviser since 1997; Vice President of the Investment Adviser from 1990 to 1997; Director of Taxation of the Investment Adviser since 1990.


     GERALD M. RICHARD (49) - Treasurer (1)(2) - Senior Vice President and Treasurer of the Investment Adviser and FAM since 1984; Senior Vice President and Treasurer of Princeton Services since 1993; Vice President of the Distributor since 1981; Treasurer since 1984 and employee of the Distributor since 1978.


     SUSAN B. BAKER (40) - Secretary (1) - Vice President of the Investment Adviser since 1993; attorney associated with the Investment Adviser since 1987.


--------
(1) Interested person, as defined in the Investment Company Act, of the Fund.
(2) Such Director or officer is a director, trustee or officer of other investment companies for which the Investment Adviser or FAM acts as Investment Adviser.



     At March 31, 1998, the officers and Directors of the Fund as a group (11 persons) owned an aggregate of less than 1% of the outstanding shares of common stock of ML & Co. and owned an aggregate of less than 1% of the outstanding shares of the Fund.


     The Fund has an Audit and Nominating Committee consisting of all of the Directors of the Fund who are not interested persons of the Fund.

     The Fund pays each Director not affiliated with the Investment Adviser (each a "non-affiliated Director") a fee of $2,000 per year plus $400 per meeting, plus actual out-of-pocket expenses for each meeting of the Board of Directors attended. The Fund also compensates each member of the Audit and Nominating Committee which consists of all the non-affiliated Directors a fee of $900 per year. In addition, the Chairman of the Audit Committee receives an annual fee of $1,800 for serving as Chairman of the Committee. These fees and expenses aggregated $24,196 for the fiscal year ended January 31, 1998.


     The following table sets forth the rate of the compensation paid by the Fund to the non-affiliated Directors as of the fiscal year end January 31, 1998 and the aggregate compensation paid by all investment companies advised by MLAM and its affiliate, FAM ("MLAM/FAM Advised Funds") to the non-affiliated Directors for the calendar year ended December 31, 1997.




                                                                               Total
                                                        Pension or          Compensation
                                                        Retirement         from Fund and
                                     Aggregate       Benefits Accrued     MLAM/FAM-Advised
                                    Compensation        as Part of         Funds Paid to
Name of Director                   from the Fund       Fund Expenses        Directors(1)
===============================   ===============   ==================   =================
Ronald W. Forbes ..............        $4,500              None               $153,500
Cynthia A. Montgomery .........        $4,500              None               $153,500
Charles C. Reilly .............        $5,500              None               $313,000
Kevin A. Ryan .................        $4,500              None               $153,500
Richard R. West ...............        $4,500              None               $299,000


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(1) The Directors serve on the boards of MLAM/FAM Advised Funds as follows: Mr.
    Forbes (29 registered investment companies consisting of 42 portfolios);
    Ms. Montgomery (29 registered investment companies consisting of 42 portfolios); Mr. Reilly (47 registered investment companies consisting of 60 portfolios); Mr. Ryan (29 registered investment companies consisting of 42 portfolios); and Mr. West (47 registered investment companies consisting of 60 portfolios).




                              PURCHASE OF SHARES

     Reference is made to "Purchase of Shares" in the Prospectus for certain information as to the purchase of Fund shares.


     The Fund issues four classes of shares under the Merrill Lynch Select Pricing(SM) System: shares of Class A and Class D are sold to investors choosing the initial sales charge alternatives, and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. Each Class
A, Class B, Class C and Class D share of the Fund represents an identical interest in the investment portfolio of the Fund and has the same rights, except that Class B, Class C and Class D shares bear the expenses of the ongoing account maintenance fees, and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. Class B, Class C and Class D shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which the account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class B Distribution Plan). Each class has different exchange privileges. See "Shareholder Services - Exchange Privilege."


     The Merrill Lynch Select Pricing(SM) System is used by more than 50 registered investment companies advised by MLAM or its affiliate, FAM. Funds advised by MLAM or FAM that use the Merrill Lynch Select Pricing(SM) System are referred to herein as "MLAM-advised mutual funds."

     The Fund has entered into separate distribution agreements with the Distributor in connection with the continuous offering of each class of shares of the Fund (the "Distribution Agreements"). The Distribution Agreements obligate the Distributor to pay certain expenses in connection with the offering of each class of shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreements are subject to the same renewal requirements and termination provisions as the Advisory Agreement described above.


Initial Sales Charge Alternatives - Class A and Class D Shares


     The gross sales charges for the sale of Class A shares for the fiscal year ended January 31, 1998 were $3,463, of which the Distributor received $262 and Merrill Lynch received $3,201. The gross sales charges for the sale of Class A shares for the fiscal year ended January 31, 1997 were $8,522, of which the Distributor received $639 and Merrill Lynch received $7,883. The gross sales charges for the sale of Class A shares for the fiscal year ended January 31, 1996 were $8,672, of which the Distributor received $546 and Merrill Lynch received $8,126. During the fiscal years ended January 31, 1998, 1997 and 1996, the Distributor received no CDSCs with respect to Class A shares for which the initial sales charge was waived.


     The gross sales charges for the sale of Class D shares of the Fund for the fiscal year ended January 31, 1998 were $38,224, of which the Distributor received $2,297 and Merrill Lynch received $35,927. The gross sales charges for the sale of Class D shares for the fiscal year ended January 31, 1997 were $45,631, of which the Distributor received $2,872 and Merrill Lynch received $42,759. The gross sales charge for the sale of Class D shares of the Fund for the fiscal year ended January 31, 1996 were $29,595, of which the Distributor received $1,825 and Merrill Lynch received $27,770. During the fiscal years ended January 31, 1998, 1997 and 1996 the Distributor received no CDSCs with respect to Class D shares for which the initial sales charge was waived.


     The term "purchase," as used in the Prospectus and this Statement of Additional Information in connection with an investment in Class A and Class D shares of the Fund, refers to a single purchase by an individual, or to concurrent purchases that in the aggregate are at least equal to the prescribed amounts, by an individual, his spouse and their children under the age of 21 years purchasing shares for his or their own account and to single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company," as that term is defined in the Investment Company Act, but does not include purchases by any such company that has not been in existence for at least six months or which has no purpose other than the purchase of shares of the Fund or shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.



Reduced Initial Sales Charges

     Right of Accumulation. Reduced sales charges are applicable through a right of accumulation under which eligible investors are permitted to purchase shares of the Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of the Fund and of other MLAM-advised mutual funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser's securities dealer, with sufficient information to permit confirmation of qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing, or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.


     Letter of Intention. Reduced sales charges are applicable to purchases aggregating $25,000 or more of Class A or Class D shares of the Fund, or any other MLAM-advised mutual funds, made within a 13-month period starting with the first purchase pursuant to a Letter of Intention in the form provided in the Prospectus. The Letter of Intention is available only to investors whose accounts are maintained at Merrill Lynch Financial Data Services, Inc., the Fund's transfer agent (the "Transfer Agent"). The Letter of Intention is not available to employee benefit plans for which Merrill Lynch provides plan participant record-keeping services. The Letter of Intention is not a binding obligation to purchase any amount of Class A or Class D shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intention may be included under a subsequent Letter of Intention executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such 90-day period. The value of Class A and Class D shares of the Fund and of other MLAM-advised mutual funds presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intention, may be included as a credit toward the completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intention (minimum of $25,000), the investor will be notified and must pay, within 20 days of the expiration of such Letter, the difference between the sales charge on the Class A or Class D shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class A or Class D shares equal to at least five percent of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intention must be at least five percent of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to that further reduced percentage sales charge but there will be no retroactive reduction of the sales charges on any previous purchase. The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intention will be deducted from the total purchases made under such Letter. An exchange from a money market fund advised by MLAM or its affiliates into the Fund that creates a sales charge will count toward completing a new or existing Letter of Intention from the Fund.


     Merrill Lynch Blueprint(SM) Program. Class D shares of the Fund are offered to participants in the Merrill Lynch Blueprint(SM) Program ("Blueprint"). In addition, participants in Blueprint who own Class A shares of the Fund may purchase additional Class A shares of the Fund through Blueprint. The Blueprint Program is directed to small investors, group IRAs and participants in certain affinity groups such as benefit plans, credit unions and trade associations. Investors placing orders to purchase Class A or Class D shares of the Fund through Blueprint will acquire the Class A or Class D shares at net asset value plus a sales charge calculated in accordance with the Blueprint sales charge schedule (i.e., up to $300 at 4.25%, $300.01 to $5,000 at 3.25% plus $3.00, and
$5,000.01 or more at the standard sales charge rates disclosed in the Prospectus). In addition, Class A or Class D shares of the Fund are being offered at net asset value plus a sales charge of 1/2 of 1% for corporate or group IRA programs placing orders to purchase their Class A or Class D shares through Blueprint. Services, including the exchange privilege, available to Class A and Class D investors through Blueprint, however, may differ from those available to other investors in Class A and Class D shares.

     Class A and Class D shares are offered at net asset value, with a waiver of the front-end sales charge, to participants in Blueprint through the Merrill Lynch Directed IRA Rollover Program ("IRA Rollover Program") available from Merrill Lynch Business Financial Services, a business unit of Merrill Lynch. The IRA Rollover Program is available to custodian rollover assets from employer-sponsored retirement and savings plans (see definition below) whose Trustee and/or Plan Sponsor has entered into a Merrill Lynch Directed IRA Rollover Program Service Agreement.


     Orders for purchases and redemptions of Class A or Class D shares of the Fund may be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There are no minimum initial or subsequent purchase requirements for participants who are part of an automatic investment plan. Additional information concerning purchases through Blueprint, including any annual fees and transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Blueprint(SM) Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.


     Employee Access(SM) Accounts. Provided applicable threshold requirements are met, either Class A or Class D shares are offered at net asset value to Employee Access(SM) Accounts available through authorized employers. The initial minimum for such accounts is $500, except that the initial minimum for shares purchased for such accounts pursuant to the Automatic Investment Program is $50.


     TMA(SM) Managed Trusts. Class A shares are offered to TMA(SM) Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services at net asset value.

     Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class A or Class D shares at net asset value, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the plan. Certain other plans may purchase Class B shares with a waiver of the CDSC upon redemption, based on similar criteria. Such Class B shares will convert into Class D shares approximately eight years after the plan purchases the first share of any MLAM-advised mutual fund. Minimum purchase requirements may be waived for such plans. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at (800) 237-7777.


     Purchase Privilege of Certain Persons. Directors of the Fund, members of the Boards of other investment companies advised by MLAM or its affiliates, directors and employees of ML & Co. and its subsidiaries (the term "subsidiaries," when used herein with respect to ML & Co., includes MLAM, FAM and certain other entities directly or indirectly wholly-owned and controlled by ML & Co.), and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase Class A shares of the Fund at net asset value. Under such programs, the Fund realizes economies of scale and reduction of sales-related expenses by virtue of familiarity with the Fund.


     Employees and directors or trustees wishing to purchase shares of the Fund must satisfy the Fund's suitability standards.


     Class D shares of the Fund are offered at net asset value, without sales charge, to an investor who has a business relationship with a Merrill Lynch Financial Consultant and who has invested in a mutual fund for which Merrill Lynch has not served as a selected dealer if the following conditions are satisfied. First, the investor must advise Merrill Lynch that he or she will purchase Class D shares of the Fund with proceeds from a redemption of such shares of other mutual funds and that such shares have been outstanding for a period of no less than 6 months. Second, such purchase of Class D shares must be made within 60 days after the redemption and the proceeds from the redemption must have been maintained in the interim in cash or a money market fund.


     Class D shares of the Fund are offered at net asset value, without sales charge, to an investor who has a business relationship with a financial consultant who joined Merrill Lynch from another investment firm within six months prior to the date of purchase by such investor, if the following conditions are satisfied. First, the investor must advise Merrill Lynch that he or she will purchase Class D shares of the Fund with proceeds from a redemption of a mutual fund that was sponsored by the financial consultant's previous firm and was subject to a sales charge either at the time of purchase or on a deferred basis. Second, the investor must also establish that such redemption had been made within 60 days prior to the investment in the Fund, and the proceeds from the redemption had been maintained in the interim in cash or a money market fund.


     Class D shares of the Fund also are offered at net asset value, without sales charge, to an investor who has a business relationship with a Merrill Lynch financial consultant and who has invested in a mutual fund sponsored by a non-Merrill Lynch company for which Merrill Lynch has served as a selected dealer and when Merrill Lynch has either received or given notice that such arrangement will be terminated ("notice"), if the following conditions are satisfied. First, the investor must purchase Class D shares of the Fund with proceeds from a redemption of shares of such other mutual fund and such fund was subject to a sales charge either at the time of purchase or on a deferred basis. Second, such purchase of Class D shares must be made within 90 days after such notice.

     Closed-End Fund Investment Option. Class A shares of the Fund and other MLAM-advised mutual funds ("Eligible Class A Shares") are offered at net asset value to shareholders of certain closed-end funds advised by the Investment Adviser or FAM who purchased such closed-end fund shares prior to October 21, 1994 and wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in Eligible Class A Shares if the conditions set forth below are satisfied. Alternatively, closed-end fund shareholders who purchased such shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of their closed-end fund shares are offered Class A shares (if eligible to buy Class A shares) or Class D shares of the Fund and other MLAM-advised mutual funds ("Eligible Class D Shares"), if the following conditions are met. First, the sale of the closed-end fund shares must be made through Merrill Lynch, and the net proceeds therefrom must be immediately reinvested in Eligible Class A or Class D Shares. Second, the closed-end fund shares must either have been acquired in the initial public offering or be shares representing dividends from shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, there must be a minimum purchase of $250 to be eligible for the investment option.


     Shareholders of certain continuously offered closed-end funds advised by MLAM or its affiliates may reinvest at net asset value the net proceeds from a sale of certain shares of common stock of such funds in shares of the Fund. Upon exercise of this investment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class A shares of the Fund and shareholders of Merrill Lynch Municipal Strategy Fund, Inc. and Merrill Lynch High Income Municipal Bond Fund, Inc. will receive Class D shares of the Fund, except that shareholders already owning Class A shares of the Fund will be eligible to purchase additional Class A shares pursuant to this option, if such additional Class A shares will be held in the same account as the existing Class A shares and the other requirements pertaining to the reinvestment privilege are met. In order to exercise this investment option, a shareholder of one of the above-referenced continuously offered closed-end funds (an "eligible fund") must sell his or her shares of common stock of the eligible fund (the "eligible shares") back to the fund in connection with a tender offer conducted by the eligible fund and reinvest the proceeds immediately in the designated class of shares of the Fund. This investment option is available only with respect to eligible shares as to which no Early Withdrawal Charge or CDSC (each as defined in the eligible fund's prospectus) is applicable.

Purchase orders from eligible fund shareholders wishing to exercise this investment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of the Fund on such day.


     Acquisition of Certain Investment Companies. The public offering price of Class D shares may be reduced to the net asset value per Class D share in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or a public or private investment company. The value of the assets or company acquired in a tax-free transaction may be adjusted in appropriate cases to reduce possible adverse tax consequences to the Fund that might result from an acquisition of assets having net unrealized appreciation disproportionately higher at the time of acquisition than the realized or unrealized appreciation of the Fund. The issuance of Class D shares for consideration other than cash is limited to bona fide reorganizations, statutory mergers or other acquisitions of portfolio securities that (i) meet the investment objectives and policies of the Fund; (ii) are acquired for investment and not for resale (subject to the understanding that the disposition of the Fund's portfolio securities shall at all times remain within its control); and (iii) are liquid securities, the value of which is readily ascertainable, which are not restricted as to transfer either by law or liquidity of market (except that the Fund may acquire through such transactions restricted or illiquid securities to the extent the Fund does not exceed the applicable limits on acquisition of such securities set forth under "Investment Objective and Policies" herein).



Distribution Plans


     Reference is made to "Purchase of Shares - Distribution Plans" in the Prospectus for certain information with respect to the separate distribution plans for Class B, Class C and Class D shares pursuant to Rule 12b-1 under the Investment Company Act (each, a "Distribution Plan") with respect to the account maintenance and/or distribution fees paid by the Fund to the Distributor with respect to such classes.


     Payments of the account maintenance fees and/or distribution fees are subject to the provisions of Rule 12b-1 under the Investment Company Act. Among other things, each Distribution Plan provides that the Distributor shall provide and the Directors shall review quarterly reports of the disbursement of the account maintenance fees and/or distribution fees paid to the Distributor. In their consideration of each Distribution Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and its related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of Directors who are not "interested persons" of the Fund, as defined in the Investment Company Act, shall be committed to the discretion of the Independent Directors then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the Independent Directors concluded that there is reasonable likelihood that such Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the Independent Directors or by the holders of a majority of the outstanding related class of voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders, and all material amendments are required to be approved by the vote of the Directors, including a majority of the Independent Directors who have no direct or indirect financial interest in such Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of each Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of such Distribution Plan or such report, the first two years in an easily accessible place.



Limitations on the Payment of Deferred Sales Charges

     The maximum sales charge rule in the National Association of Securities Dealers, Inc. ("NASD") Conduct Rules imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares, but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by the Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, the Fund will not make further payments of the distribution fee with respect to Class B shares, and any CDSCs will be paid to the Fund rather than to the Distributor; however, the Fund will continue to make payments of the account maintenance fee. In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstances payment in excess of the amount payable under the NASD formula will not be made.


     The following table sets forth comparative information as of January 31, 1998, with respect to the Class B and Class C shares of the Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule and, with respect to Class B shares only, the Distributor's voluntary maximum. The information is shown for the period March 5, 1984 (commencement of operations) to January 31, 1998, with respect to Class B shares, and for the period October 21, 1994 (commencement of operations) to January 31, 1998, with respect to Class C shares.



                    Data Calculated as of January 31, 1998




                                                    Allowable    Allowable
                                                    Aggregate   Interest on
                                   Eligible Gross     Sales        Unpaid
                                      Sales(1)       Charges     Balance(2)
                                  ================ =========== =============
Class B (in thousands)
Under NASD Rule as Adopted
 (in thousands) .................    $1,155,614      $72,226      $63,390
Under Distributor's Voluntary
 Waiver (in thousands) ..........    $1,155,614      $72,226      $ 5,778
Class C (in thousands)
Under NASD Rule as Adopted
 (in thousands) .................    $    6,629      $   414      $    56



                                                                               Annual
                                                                            Distribution
                                                   Amounts                     Fee at
                                    Maximum      Previously     Aggregate     Current
                                     Amount        Paid to        Unpaid     Net Asset
                                    Payable    Distributor(3)    Balance      Level(4)
                                  =========== ================ =========== =============
Class B (in thousands)
Under NASD Rule as Adopted
 (in thousands) .................  $135,616        $56,241       $79,375        $455
Under Distributor's Voluntary
 Waiver (in thousands) ..........  $ 78,004        $56,241       $21,763        $455
Class C (in thousands)
Under NASD Rule as Adopted
 (in thousands) .................  $    470        $   123       $   347        $ 22


--------
(1) Purchase price of all eligible Class B shares sold since March 5, 1984 (commencement of operations) and all eligible Class C shares sold since October 21, 1994 (commencement of operations) other than shares acquired through dividend reinvestment and the exchange privilege.

(2) Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0% as permitted under the NASD maximum sales charge rule.
(3) Consists of CDSC payments, distribution fee payments and accruals. Of the distribution fee payments made prior to July 6, 1993 under a prior plan applicable to Class B shares at the 1.0% rate, 0.75% of average daily net assets has been treated as a distribution fee and 0.25% of average daily net assets has been deemed to have been a service fee and not subject to the NASD maximum sales charge rule. See "Purchase of Shares - Distribution Plans" in the Prospectus. This figure may include CDSCs that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class A shares in conjunction with the shareholder's participation in the Merrill Lynch Mutual Funds Advisor ("MFA") program. The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in the MFA program.
(4) Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach either the voluntary maximum or the NASD maximum.

                             REDEMPTION OF SHARES


     Reference is made to "Repurchase and Redemption of Shares" in the Prospectus for certain information as to the redemption and repurchase of Fund shares.


     Redemption Payments. Payment for shares presented for redemption will be made by check sent within seven days after receipt by the Transfer Agent of a shareholder's written request in proper form and, if issued, certificates for the shares being redeemed. Such payment may be postponed or the right of redemption suspended for more than seven days: (a) when the New York Stock Exchange ("NYSE") is closed for other than customary weekends and holidays; (b) when trading on that Exchange is restricted; (c) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (d) during any other period when the Securities and Exchange Commission by order so permits. Applicable rules and regulations of the Securities and Exchange Commission govern as to whether the conditions described in (b) or (c) above exist.


     The value of shares at the time of redemption may be more or less than the shareholder's cost, depending on the market value of the securities held by the Fund at any such time.



Deferred Sales Charges - Class B and Class C Shares



     As discussed in the Prospectus under "Purchase of Shares - Deferred Sales Charge Alternatives - Class B and Class C Shares," while Class B shares redeemed within four years of purchase are subject to a CDSC under most circumstances, the charge is waived on redemptions of Class B shares in certain instances, including in connection with certain post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or on redemptions of Class B shares following the death or disability of a Class B shareholder. Redemptions for which the waiver applies in the case of such withdrawals are: (a) any partial or complete redemption in connection with a distribution following retirement under a tax-deferred retirement plan which is permitted to be made without tax penalty under the Internal Revenue Code of 1986, as amended (the "Code"), or attaining age 59 1/2 in the case of an IRA or other retirement plan, or part of series of equal periodic payments (not less frequently than annually) made for life (or life expectancy) or any redemption resulting from the tax-free return of an excess contribution to an IRA; or (b) any partial or complete redemption following the death or disability (as defined in the Code) of a Class B shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability.


     For the fiscal years ended January 31, 1998, 1997 and 1996, the Distributor received contingent deferred sales charges of $81,549, $261,117 and $108,712, respectively, with respect to redemption of Class B shares, all of which were paid to Merrill Lynch. Additional CDSCs payable to the Distributor during the fiscal year ended January 31, 1998, may have been waived or converted to a contingent obligation in connection with a shareholder's participation in certain fee-based programs. Similarly for the fiscal years ended January 31, 1998, 1997 and 1996, the Distributor received contingent deferred sales charges of $2,260 $5,359 and $1,548, respectively, with respect to redemption of Class C shares, all of which were paid to Merrill Lynch.


     Merrill Lynch Blueprint(SM) Program. Class B shares are offered to certain participants in Blueprint. Blueprint is directed to small investors and participants in certain affinity groups such as trade associations and credit unions. Class B shares of the Fund are offered through Blueprint only to members of certain affinity groups. The CDSC is waived in connection with purchase orders placed through Blueprint. Services, including the exchange privilege, available to Class B investors through Blueprint, however, may differ from those available to other Class B investors. Orders for purchases and redemptions of Class B shares of the Fund will be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There is no minimum initial or subsequent purchase requirement for investors who are part of the Blueprint automatic investment plan. Additional information concerning these Blueprint programs, including any annual fees or transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Blueprint(SM) Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.


                       DETERMINATION OF NET ASSET VALUE




     The net asset value of the shares of the Fund is determined once daily as of 15 minutes after the close of business on the NYSE (generally 4:00 p.m., New York time) on each day during which the NYSE is open for trading. The NYSE is open weekdays except New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies will be translated into U.S. dollars at the prevailing market rates quoted by one or more banks or dealers on the day of valuation. Net asset value will also be calculated on each other day on which there is a sufficient degree of trading in the Fund's portfolio securities that the net asset value per share might be materially affected, but only if on such day the Fund receives a request to purchase or redeem its shares. The net asset value is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time. Expenses of the Fund, including investment advisory fees and any account maintenance and/or distribution fees, are accrued daily. The per share net asset value of the Class B, Class C and Class D shares generally will be lower than the per share net asset value of the Class A shares reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares and the daily expense accruals of the account maintenance fees applicable with respect to the Class D shares; moreover, the per share net asset value of the Class B and Class C shares generally will be lower than the per share net asset value of its Class D shares reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to the Class B and Class C shares of the Fund. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends or distributions, which will differ by approximately the amount of the expense accrual differential among the classes.



     Portfolio securities that are traded on stock exchanges are valued at the last sale price (regular way) on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions and the last available ask price for short positions. Long positions in securities traded in the over-the-counter ("OTC") market are valued at the last available bid price in the OTC market prior to the time of valuation. Short positions in securities traded in the OTC market are valued at the last available ask price in the OTC market prior to the time of valuation. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Directors as the primary market. When the Fund writes an option, the amount of the premium received is recorded on the books of the Fund as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased by the Fund are valued at their last sale price in the case of exchange-traded options or in the case of options traded in the OTC market, the last bid price. Other investments, including futures contracts and related options, are stated at market value. Securities for which market quotations are not readily available and other assets are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund.


                             SHAREHOLDER SERVICES

     The Fund offers a number of shareholder services described below that are designed to facilitate investment in its shares. Full details as to each of such services and copies of the various plans described below can be obtained from the Fund, the Distributor or Merrill Lynch.


Investment Account

     Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of ordinary income dividends and long-term capital gains distributions. The statements will also show any other activity in the account since the preceding statement. Shareholders will receive separate transaction confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of ordinary income dividends and long-term capital gains distributions. Shareholders may make additions to their Investment Account at any time by mailing a check directly to the Transfer Agent.

     Share certificates are issued only for full shares and only upon the specific request of the shareholder who has an Investment Account. Issuance of certificates representing all or only part of the full shares in an Investment Account may be requested by a shareholder directly from the Transfer Agent.


Automatic Investment Plans

     A shareholder may make additions to an Investment Account at any time by purchasing Class A shares (if he or she is an eligible Class A investor as described in the Prospectus) or Class B, Class C or Class D shares at the applicable public offering price either through the shareholder's securities dealer, or by mail directly to the Transfer Agent, acting as agent for such securities dealer. Voluntary accumulation also can be made through a service known as the Automatic Investment Plan whereby the Transfer Agent is authorized through pre-authorized checks or automated clearing house debits of $50 or more to charge the regular bank account of the shareholder on a regular basis to provide systematic additions to the Investment Account of such shareholder. For investors who buy shares of the Fund through Blueprint, no minimum charge to the investors' bank account is required. Investors who maintain CMA(Reg. TM) accounts may arrange to have periodic investments made in the Fund, in CMA(Reg.
TM) accounts or in certain related accounts in the amounts of $100 or more ($1 for retirement accounts) through the CMA(Reg. TM) Automated Investment Program.



Automatic Reinvestment of Dividends and Capital Gains Distributions

     Unless specific instructions are given as to the method of payment of dividends and capital gains distributions, dividends and distributions will be reinvested automatically in additional shares of the Fund. Such reinvestment will be at the net asset value of shares of the Fund, without sales charge, as of the close of business on the ex-dividend date of the dividend or distribution. Shareholders may elect in writing to receive either their dividends or capital gains distributions, or both, in cash, in which event payment will be mailed or direct deposited on the payment date.

     Shareholders may, at any time, notify Merrill Lynch in writing if their account is maintained with Merrill Lynch or notify the Transfer Agent in writing or by telephone (1-800-MER-FUND) if their account is maintained with the Transfer Agent that they no longer wish to have their dividends and/or capital gains distributions reinvested in shares of the Fund or vice versa and, commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). The Fund is not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed distribution or redemption checks.


Systematic Withdrawal Plans

     A shareholder may elect to make systematic withdrawals from an Investment Account of Class A, Class B, Class C or Class D shares in the form of payments by check or through automatic payment by direct deposit to such shareholder's bank account, on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders who have acquired shares of the Fund having a value, based on cost or the current offering price of $5,000 or more, and monthly withdrawals are available for shareholders with shares having such a value of $10,000 or more.



     At the time of each withdrawal payment, sufficient shares are redeemed from those on deposit in the shareholder's account to provide the withdrawal payment specified by the shareholder. The shareholder may specify the dollar amount and class of shares to be redeemed. Redemptions will be made at net asset value determined as described herein on the 24th day of each month or the 24th day of the last month of each calendar quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed at the close of business on the following business day. The check for the withdrawal payment will be mailed, or the direct deposit for withdrawal payment will be made, on the next business day following redemption. When a shareholder is making systematic withdrawals, dividends and distributions on all shares in the Investment Account are reinvested automatically in shares of the Fund. A shareholder's systematic withdrawal plan may be terminated at any time, without a charge or penalty, by the shareholder, the Fund, the Fund's Transfer Agent or the Distributor.


     Withdrawal payments should not be considered as dividends, yield or income. Each withdrawal is a taxable event. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. The Fund will not knowingly accept purchase orders for shares of the Fund from investors who maintain a Systematic Withdrawal Plan unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Periodic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.


     Alternatively, a shareholder whose shares are held within a CMA(Reg. TM), CBA(Reg. TM) or Retirement Account may elect to have shares redeemed on a monthly, bi-monthly, quarterly, semi-annual or annual basis through the CMA(Reg.
TM)/CBA(Reg. TM) Systematic Redemption Program. The minimum fixed dollar amount redeemable is $50. The proceeds of systematic redemptions will be posted to the shareholder's account three business days after the date the shares are redeemed. All redemptions are made at net asset value. A shareholder may elect to have his or her shares redeemed on the first, second, third or fourth Monday of each month, in the case of monthly redemptions, or of every other month, in the case of bimonthly redemptions. For quarterly, semiannual or annual redemptions, the shareholder may select the month in which the shares are to be redeemed and may designate whether the redemption is to be made on the first, second, third or fourth Monday of the month. If the Monday selected is not a business day, the redemption will be processed at net value on the next business day. The CMA(Reg. TM) or CBA(Reg. TM) Systematic Redemption

Program is not available if Fund shares are being purchased within the account pursuant to the Automatic Investment Program. For more information on the CMA(Reg. TM) or CBA(Reg. TM) Systematic Redemption Program, eligible shareholders should contact their Merrill Lynch Financial Consultant.



     With respect to redemptions of Class B and Class C shares pursuant to a systematic withdrawal plan, the maximum number of Class B or Class C shares that can be redeemed from an account annually shall not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that otherwise might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See "Purchase of Shares - Deferred Sales Charge Alternatives - Class B and Class C Shares - Contingent Deferred Sales Charges - Class B Shares" and " - Contingent Deferred Sales Charges - Class C Shares" in the Prospectus. Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class D shares, the systematic withdrawal plan will automatically be applied thereafter to Class D shares. See "Purchase of Shares
- Deferred Sales Charge Alternatives - Class B and Class C Shares - Conversion of Class B Shares to Class D Shares" in the Prospectus; if an investor wishes to change the amount being withdrawn in a systematic withdrawal plan the investor should contact his or her Financial Consultant.


Retirement Plans

     Self-directed individual retirement accounts and other retirement plans are available from Merrill Lynch. Under these plans, investments may be made in the Fund and certain of the other mutual funds sponsored by Merrill Lynch as well as in other securities. Merrill Lynch charges an initial establishment fee and an annual custodial fee for each account. Information with respect to these plans is available on request from Merrill Lynch. The minimum initial purchase to establish any such plan is $100 and the minimum subsequent purchase is $1. However, there is no minimum for purchases through Blueprint's automatic investment plans.

     Capital gains and income received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans. Investors considering participation in any such plan should review specific tax laws relating thereto and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan.


Exchange Privilege



     U.S. shareholders of each class of shares of the Fund have an exchange privilege with certain other MLAM-advised mutual funds listed below. Under the Merrill Lynch Select Pricing(SM) System, Class A shareholders may exchange Class A shares of the Fund for Class A shares of a second MLAM-advised mutual fund if the shareholder holds any Class A shares of the second fund in his or her account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class A shares of the second fund. If the Class A shareholder wants to exchange Class A shares for shares of a second MLAM-advised mutual fund, but does not hold Class A shares of the second fund in his or her account at the time of the exchange and is not otherwise eligible to acquire Class A shares of the second fund, the shareholder will receive Class D shares of the second fund as a result of the exchange. Class D shares also may be exchanged for Class A shares of a second MLAM-advised mutual fund at any time as long as, at the time of the exchange, the shareholder holds Class A shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class A shares of the second fund. Class B, Class C and Class D shares will be exchangeable for shares of the same class of other MLAM-advised mutual funds. For purposes of computing the CDSC that may be payable upon a disposition of the shares acquired in the exchange, the holding period for the previously owned shares of the Fund is "tacked" to the holding period of the newly acquired shares of the other fund as more fully described below. Class A, Class B, Class C and Class D shares also will be exchangeable for shares of certain money market funds advised by MLAM or its affiliates specifically designated below as available for exchange by holders of Class A, Class B, Class C or Class D shares. Shares with an aggregate net asset value of at least $100 are required to qualify for the exchange privilege, and any shares utilized in an exchange must have been held by the shareholder for 15 days.



     Exchanges of Class A or Class D shares outstanding ("outstanding Class A or Class D shares") for Class A shares or Class D shares of another MLAM-advised mutual fund ("new Class A or Class D shares") are transacted on the basis of relative net asset value per Class A or Class D share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class A or Class D shares and the sales charge payable at the time of the exchange on the new Class A or Class D shares. With respect to outstanding Class A or Class D shares as to which previous exchanges have taken place, the "sales charge previously paid" shall include the aggregate of the sales charges paid with respect to such Class A or Class D shares in the initial purchase and any subsequent exchange. Class A or Class D shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class A or Class D shares. For purposes of the exchange privilege, dividend reinvestment Class A or Class D shares shall be exchanged into the Class A or Class D shares of the other funds or into shares of the Class A or Class D money market funds without a sales charge.

     In addition, each of the funds with Class B and Class C shares outstanding ("outstanding Class B or Class C shares") offers to exchange its Class B or Class C shares for Class B or Class C shares, respectively ("new Class B or Class C shares"), of another MLAM-advised mutual fund on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares acquired through use of the exchange privilege. In addition, Class B shares of the Fund acquired through use of the exchange privilege will be subject to the Funds' CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares of the fund from which the exchange has been made. For purposes of computing the sales charge that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B or Class C shares is "tacked" to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B shares of the Fund for those of Merrill Lynch Special Value Fund, Inc. ("Special Value Fund") after having held the Fund Class B shares for two-and-a-half years. The 2% CDSC that generally would apply to a redemption would not apply to the exchange. Three years later the investor may decide to redeem the Class B shares of Special Value Fund and receive cash. There will be no CDSC due on this redemption, since by "tacking" the two and a half year holding period of Fund Class B shares to the three-year holding period for the Special Value Fund Class B shares, the investor will be deemed to have held the new Special Value Fund Class B shares for more than five years.

     Shareholders also may exchange shares of the Fund into shares of a money market fund advised by the Investment Adviser or its affiliates, but the period of time that Class B or Class C shares are held in a money market fund will not count towards satisfaction of the holding period requirement for purposes of reducing the CDSC or, with respect to Class B shares, towards satisfaction of the conversion period. However, shares of a money market fund that were acquired as a result of an exchange for Class B or Class C shares of the Fund may, in turn, be exchanged back into Class B or Class C shares, respectively, of any fund offering such shares, in which event the holding period for Class B or Class C shares of that fund will be aggregated with previous holding periods for purposes of reducing the CDSC. Thus, for example, an investor may exchange Class B shares of the Fund for shares of Merrill Lynch Institutional Fund ("Institutional Fund") after having held the Fund Class B shares for two-and-a-half years and three years later decide to redeem the shares of Institutional Fund for cash.

At the time of this redemption, the 2% CDSC that would have been due had the Class B shares of the Fund been redeemed for cash rather than exchanged for shares of Institutional Fund will be payable. If instead of such redemption the shareholder exchanged such shares for Class B shares of a fund which the shareholder continued to hold for an additional two-and-a-half years, any subsequent redemption would incur a CDSC.

     Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made.

     To exercise the exchange privilege, shareholders should contact their Merrill Lynch Financial Consultant who will advise the Fund of the exchange. Shareholders of the Fund, and shareholders of the other funds described above with shares for which certificates have not been issued, may exercise the exchange privilege by wire through their securities dealers. The Fund reserves the right to require a properly completed Exchange Application. This exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made.


                      DIVIDENDS, DISTRIBUTIONS AND TAXES


     The Fund intends to continue to qualify as a regulated investment company (a "RIC") under the provisions of the Code. As long as it so qualifies, the Fund will not be subject to Federal income tax on that part of its net investment income and net realized capital gains that it distributes to shareholders. To qualify for such tax treatment, the Fund must, among other things and in general, derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of securities, and certain other related income.


     Dividends paid by the Fund from its ordinary income and distributions of the Fund's net realized short-term capital gains (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income.


     Any capital gains (i.e., the excess of net capital gains from the sale of assets held for more than 12 months over net short-term capital losses, and including such gains from certain transactions in futures and options) distributed to shareholders will be taxable as capital gains to the shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum capital gains rate for individuals is 28% with respect to assets held for more than 12 months, but not more than 18 months, and 20% with respect to assets held for more than 18 months. The maximum capital gains rate for corporate shareholders currently is the same as the maximum tax rate for ordinary income.


     Not later than sixty days after the end of each fiscal year, the Fund will send to its shareholders a written notice required by the Code designating the amounts of any dividends or capital gains distributions, and also designating the amounts of various categories of capital gain income in capital gain dividends. A portion of the Fund's ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. For this purpose, the Fund will allocate dividends eligible for the dividends received deduction among the Class A, Class B, Class C and Class D shareholders according to a method (which it believes is consistent with the Securities and Exchange Commission's exemptive order permitting the issuance and sale of multiple classes of stock) that is based on the average daily net assets of each class

(taking into account the incremental expenses of the Class B shares) during the taxable year, or such other method as the Internal Revenue Service may prescribe.


     The per share dividends on Class B and Class C shares will be lower than the per share dividends and distributions on Class A and Class D shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares; similarly, the per share dividends and distributions on Class D shares will be lower than the per share dividends and distributions on Class A shares as a result of the account maintenance fees applicable with respect to the Class D shares. See "Determination of Net Asset Value."


     Any gain or loss realized upon the sale or redemption of shares of the Fund by a shareholder who is not a dealer in securities will be treated as capital gain or loss. In the case of an individual, any such capital gain will be treated as short-term capital gain if the shares were held for not more than 12 months, gain taxable at the maximum rate of 28%, if such shares were held for more than 12, but not more than 18 months, and capital gain taxable at the maximum rate of 20% if such share were held for more than 18 months. In the case of a corporation, any such capital gain will be treated as long-term capital gain, taxable at the same rates as ordinary income, if such shares were held for more than 12 months. Any such capital loss will be treated as long-term capital loss if the shares have been held for more than one year and otherwise as short-term capital loss. However, any loss realized by a shareholder upon the sale of shares of the Fund held by the shareholder for six months or less will be treated as long-term capital loss to the extent of capital gains distributions received by the shareholder.

     No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares for Class D shares. A shareholder's basis in the Class D shares acquired will be the same as such shareholder's basis in the Class B shares converted, and the holding period of the acquired Class D shares will include the holding period of the converted Class B shares.

     Upon a sale or exchange of its shares, a shareholder will realize a taxable gain or loss depending on its basis in the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder's hands. In the case of an individual, any such capital gain will be treated as short-term capital gain if the shares were held for not more than 12 months, gain taxable at the maximum rate of 28% if such shares were held for more than 12, but not more than 18 months, and gain taxable at the maximum rate of 20% if such shares were held for more than 18 months. In the case of a corporation, any such capital gain will be treated as long-term capital gain, taxable at the same rates as ordinary income, if such shares were held for more than 12 months. Any such capital loss will be long-term capital loss if the shares were held for more than 12 months. A sale or exchange of shares held for six months or less, however, will be treated as long-term capital loss to the extent of any long-term capital gains distributions with respect to such shares.


     If a shareholder exercises an exchange privilege within 90 days of acquiring the shares, then the loss the shareholder can recognize on the exchange will be reduced (or the gain increased) to the extent the sales charge paid to the Fund reduces any sales charge the shareholder would have owed upon the purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.



     Generally, any loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

     Under certain provisions of the Code, some shareholders may be subject to 31% withholding on ordinary income dividends, capital gains distributions and redemption payments ("back-up withholding"). Generally, shareholders subject to back-up withholding will be those for whom a certified taxpayer identification number is not on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that he is not otherwise subject to back-up withholding.

     Dividends and short-term capital gains distributions paid by the Fund to shareholders who are non-resident aliens or foreign entities generally are subject to withholding at the rate of 30% unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Non-resident shareholders are urged to consult their own tax advisers concerning the applicability of the United States withholding tax.

     Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Because the Fund limits its investments in foreign securities, shareholders will not be entitled to claim foreign tax credits with respect to their share of foreign taxes paid by the Fund on income from investments of foreign securities held by the Fund.

     The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury Regulations currently in effect. Shareholders are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state and local taxes. Qualification as a regulated investment company under the Code for income tax purposes does not entail government supervision of management or investment policies.


                     INVESTMENT PRACTICES AND RESTRICTIONS

     Lending of Portfolio Securities. As discussed in the Prospectus, the Fund may from time to time lend its portfolio securities in order to increase the total yield on its portfolio. Such loans will be effected in accordance with applicable regulatory guidelines and will at all times be secured by cash collateral or securities issued or guaranteed by the United States government in an amount that is at least equal to the market value, determined daily, of the loaned securities. Cash collateral received by the Fund is invested in short-term money market securities, and a portion of the yield earned on such securities is retained by the Fund. Where securities, instead of cash, are delivered to the Fund as collateral, the Fund earns its return in the form of a loan premium paid by the borrower. The Fund retains the right to regain record ownership of loaned securities to exercise beneficial rights such as voting rights, subscription rights and rights to dividends, interest or other distributions. Securities loans can be terminated by the Fund at any time. The Fund may pay reasonable finders', administrative and custodial fees in connection with such loans. In the event that the borrower defaults on its obligation to return borrowed securities, because of insolvency or otherwise, the Fund could experience delays and costs in gaining access to collateral and could suffer a loss to the extent that the value of the collateral falls below the market value of the securities.

     Writing of Covered Call Options. As discussed in the Prospectus, the Fund may from time to time sell (i.e., "write") covered call options on its portfolio securities. The term option, as used herein, means a call option issued by The Options Clearing Corporation (the "Clearing Corporation") and traded on a national securities exchange. A call option gives the purchaser of the option the right to buy and obligates the writer (seller) to sell the underlying security at the exercise price during the option period. When the Fund writes an option it receives a premium. This premium is the price of such option on the exchange on which it is traded. At the time the option is written, the exercise price of the option may be lower, equal to or higher than the market price of the security on which the option is written.

     A covered call option is an option where the Fund already owns securities subject to the option ("underlying securities") or has an absolute and immediate right to acquire that security without additional cash consideration upon conversion or exchange of other securities held in its portfolio. By writing a covered call option, the Fund, in return for the premium income realized from the sale of the option, gives up the opportunity to profit from any increase in the price of the underlying security above the option exercise price during the period until the option expires, is exercised or the Fund effects a "closing purchase transaction" as described below. For example, assume that the Fund owned 100 shares of stock that was trading at $50. If the Fund were to write a call option on such stock with an exercise price of $50 for which it received premium income of $500, in the event that the price of the underlying stock were to increase to $55 during the term of the option, the option would most likely be exercised and the Fund would be required to sell the underlying stock at $50 per share. If the price of the stock were to decline to below $50, however, the option would most likely expire unexercised in which case the Fund would be able to retain the underlying stock. In addition, the Fund will not be able to sell the security during the period of the option without taking special steps described below which will involve expense. If the option expires unexercised, the Fund realizes a gain (short-term capital gain for Federal income tax purposes) in the amount of the premium received for the option. This gain may be offset by a decline in the market price of the underlying security during the option period.


     The Fund can terminate its obligation under an option prior to the expiration date of the option by effecting a "closing purchase transaction." This is done by purchasing on an exchange an option of the same series (i.e., same underlying security, exercise price and expiration date) as the option previously written. This can be done, however, only on an exchange that provides a secondary market for an option of the same series and there is no assurance that a secondary market will exist for any particular option. In the event the Fund is unable to effect a closing purchase transaction, it will not be able to dispose of the underlying securities until the option expires or until the underlying securities are delivered upon exercise of the option, with the result that the Fund will be subject to the risk of decline in the price of the underlying securities during such period. The Fund writes options on securities only if management believes that secondary markets will exist on an exchange for options of the same series that will permit the Fund to effect closing purchase transactions. Depending on the premium paid by the Fund in effecting a closing transaction and transaction costs, the cost of a closing purchase transaction may exceed the premium received by the Fund from writing the original option, in which case the transaction will result in a loss to the Fund.


     The Fund may not write a covered call option on any of its portfolio's securities if, as a result of writing such option, portfolio securities having a value in excess of 15% of the Fund's total assets would be subject to such options.

     Repurchase Agreements. The Fund may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or a primary dealer in U.S. Government securities or an affiliate thereof. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period. Repurchase agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. The Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral.


     Illiquid Securities. The Fund may purchase securities that are not registered ("restricted securities") under the Securities Act of 1933, as amended (the "Securities Act"), but can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. However, the Fund will not invest more than 15% of its total assets in illiquid investments, which includes securities for which there is no readily available market, securities subject to contractual restrictions on resale, certain investments in asset-backed and receivable-backed securities and restricted securities, unless the Fund's Board of Directors continuously determines, based on the trading markets for the specific restricted security, that it is liquid. The Board of Directors may adopt guidelines and delegate to the Manager the daily function of determining and monitoring liquidity of restricted securities. The Board of Directors, however, will retain sufficient oversight and be ultimately responsible for the determinations.


     The Board of Directors monitors the Fund's investments in these securities purchased pursuant to Rule 144A, focusing on such factors, among others, as valuation, liquidity and availability of information. These investments in securities purchased pursuant to Rule 144A could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities.


     Portfolio Turnover. The Fund has not placed any limit on its rate of portfolio turnover and securities may be sold without regard to the time they have been held when, in the opinion of the Investment Adviser, investment considerations warrant such action. As a result, the portfolio turnover rate may vary greatly from year to year or during periods within a year. Also, the use of covered call options at times when the underlying securities are appreciating in value may result in higher portfolio turnover than would otherwise be the case. The Fund pays brokerage commissions in connection with writing call options and effecting closing purchase transactions, as well as in connection with purchases and sales of portfolio securities. A high rate of portfolio turnover would result in correspondingly greater brokerage commission expenses. The Fund's portfolio turnover rate for the fiscal years ended January 31, 1998, 1997 and 1996 were 17.63%, 39.96% and 67.38%, respectively. Portfolio turnover rate is calculated by dividing the lesser of the Fund's annual sales or purchases of portfolio securities (exclusive of securities, including options, whose maturities or expiration dates, at the time of acquisition, were one year or less) by the monthly average value of the securities in the Fund's portfolio during the year.


     Portfolio Brokerage. Subject to policies established by the Board of Directors of the Fund, the Investment Adviser is responsible for the Fund's portfolio decisions and the placing of orders to effect the Fund's portfolio transactions. With respect to such transactions, the Investment Adviser seeks to obtain the best net results for the Fund taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm involved and the firm's risk in positioning a block of securities. While the Investment Adviser generally seeks reasonably competitive commission rates, the Fund will not necessarily be paying the lowest commission or spread available. The Fund has no obligation to deal with any broker or dealer in the execution of its portfolio transactions. The Fund has been informed by Merrill Lynch that it will not attempt to influence or control the placing by the Investment Adviser or by the Fund of orders for brokerage transactions. Consistent with the NASD Conduct Rules, the Investment Adviser may consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions of the Fund.

     Brokers and dealers, including Merrill Lynch, who provide supplemental investment research (such as economic data and market forecasts) to the Investment Adviser may receive orders for transactions by the Fund. Information so received is in addition to, and not in lieu of, the services required to be performed by the Investment Adviser under the Advisory Agreement with the Fund. If in the judgment of the Investment Adviser the Fund will be benefited by supplemental research services, the Investment Adviser is authorized to pay brokerage commissions to a broker furnishing such services that are in excess of commissions that another broker may have charged for effecting the same transaction. The expenses of the Investment Adviser are not necessarily reduced as a result of the receipt of such supplemental information. Supplemental investment research received by the Investment Adviser may also be used in connection with other investment advisory accounts of the Investment Adviser and its affiliates.


     The Fund may invest in securities traded in the over-the-counter market. Transactions in the over-the-counter market are generally principal transactions with dealers and the costs of such transactions involve dealer spreads rather than brokerage commissions. With respect to over-the-counter transactions, the Fund deals directly with dealers who make markets in the securities involved where possible, except in circumstances where better prices and execution are available elsewhere. Under the Investment Company Act, Merrill Lynch and its affiliates are generally prohibited from dealing with the Fund as principal in the purchase and sale of securities. Since transactions in the over-the-counter market usually involve transactions with dealers acting as principal for their own account, neither Merrill Lynch nor any affiliate of Merrill Lynch may serve as the Fund's dealer in connection with such transactions. However, such companies may serve as broker for the Fund in over-the-counter transactions conducted on an agency basis.


     The aggregate dollar amounts of brokerage commissions paid by the Fund for the fiscal years ended January 31, 1998, 1997 and 1996 were $337,563, $332,184 and $516,478, respectively. For these periods, brokers providing research services received $190,881, $517,724 and $370,558, respectively, in commissions on portfolio transactions effected for the Fund. The aggregate dollar amounts of such portfolio transactions were $111,640,179, $193,852,940 and $220,278,211, respectively. During those periods, the aggregate dollar amounts of brokerage commissions paid by the Fund to Merrill Lynch were $17,500, $4,891 and $36,666, respectively. These amounts represent 5.2%, 1.5% and 7.1%, respectively, of the Fund's aggregate brokerage commissions paid to all brokers during those periods. The Fund's aggregate dollar amounts of transactions involving the payment of commissions effected through Merrill Lynch during those periods were 2.7%, 1.5% and 4.0%, respectively, of the aggregate dollar amount of all Fund transactions involving the payment of commissions.


     The Fund, and one or more of the other investment companies or accounts which the Investment Adviser or its affiliate FAM manage, may own the same investments from time to time. Similarly, a particular security may be bought for one or more companies or accounts at the same time that one or more companies or accounts are selling the same security. If purchases or sales of securities for the Fund and other companies or accounts arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective companies and accounts in a manner deemed equitable to all. To the extent that transactions on behalf of more than one company or account during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on the price of the security being purchased or sold for the Fund.

     Pursuant to Section 11(a) of the Securities Exchange Act of 1934, as amended, Merrill Lynch may execute transactions for the Fund on the floor of any national securities exchange, provided that prior authorization of such transactions is obtained and Merrill Lynch furnishes a statement to the Fund at least annually setting forth the compensation it has received in connection with such transactions.

     Investment Restrictions. The Fund has adopted certain fundamental investment restrictions which may not be changed without the prior approval of the holders of the majority of the Fund's outstanding shares. A majority for this purpose and under the Investment Company Act means: (a) more than 50% of the outstanding shares, or (b) 67% of the shares represented at a meeting where more than 50% of the outstanding shares are represented, whichever is less. For purposes of the following restrictions and the restrictions set forth in the Prospectus, all percentage limitations apply immediately after a purchase or initial investment and any subsequent change in any applicable percentage resulting from market fluctuations does not require elimination of any security from the Fund's portfolio. Under its fundamental investment restrictions, the Fund may not:

       1. Make any investment inconsistent with the Fund's classification as a diversified company under the Investment Company Act.

       2. Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

       3. Make investments for the purpose of exercising control or management.

       4. Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

       5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time.
       6. Issue senior securities to the extent such issuance would violate applicable law.

       7. Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.


       8. Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.


       9. Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

     The Fund has also adopted certain non-fundamental investment restrictions, which may be changed by the Investment Adviser without approval by the shareholders, subject to the supervision of the Board of Directors. Under the non-fundamental investment restrictions, the Fund may not:

       a. Purchase securities of other investment companies except to the extent permitted by applicable law. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or
   (G) (the "fund of funds" provisions) of the Investment Company Act, at any time its shares are owned by another investment company that is part of the same group of investment companies as the Fund.

       b. Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund currently does not intend to engage in short sales, except short sales "against the box."


       c. Invest in securities that cannot be readily resold because of legal or contractual restrictions or which cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Board of Directors of the Fund has otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (a "Rule 144A security") and determined to be liquid by the Fund's Board of Directors are not subject to the limitations set forth in this investment restriction.

       d. Notwithstanding fundamental restriction (7) above, borrow amounts in excess of 5% of the Fund's assets. In addition, the Fund may not pledge any of its assets, except that the Fund may pledge securities having a value of not more than 10% of the Fund's assets to secure permitted borrowings.
                          -------------------------

     Because of the affiliation of Merrill Lynch with the Fund, the Fund is prohibited from engaging in certain transactions involving Merrill Lynch except pursuant to a permissive order or otherwise in compliance with the provisions of the Investment Company Act and the rules and regulations thereunder. Included among such restricted transactions are purchases from or sales to Merrill Lynch of securities in transactions in which it acts as principal and purchases of securities from underwriting syndicates of which Merrill Lynch is a member.


                               PERFORMANCE DATA

     From time to time the Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective investors. Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C and Class D shares in accordance with a formula specified by the Commission.


     Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of each specified period in the case of Class B and Class C shares.

     The Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical $1,000 investment, for various periods other than those noted below. Such data will be computed as described above, except that (1) the rates of return calculated will not be average annual rates, but rather, actual annual, annualized or aggregate total return and (2) the maximum applicable sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance calculation of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

     Set forth below is total return information for Class A, Class B, Class C and Class D shares of the Fund for the periods indicated.


                                                                      Class A Shares                    Class B Shares
                                                             ================================   ===============================
                                                                Expressed        Redeemable        Expressed       Redeemable
                                                                  as a           Value of a          as a          Value of a
                                                               percentage       hypothetical      percentage      hypothetical
                                                               based on a          $1,000         based on a         $1,000
                                                              hypothetical     investment at     hypothetical     investment at
                                                                 $1,000          the end of         $1,000         the end of
                          Period                               investment        the period       investment       the period
==========================================================   ==============   ===============   ==============   ==============
                                                                                Average Annual Total Return
                                                                        (including maximum applicable sales charges)
One Year Ended January 31, 1998 ..........................         6.53%        $ 1,065.30            7.58%        $ 1,075.80
Five Years Ended January 31, 1998 ........................        11.61%        $ 1,731.70           11.63%        $ 1,733.40
Ten Years Ended January 31, 1998 .........................            -                  -           12.45%        $ 3,231.60
Inception (October 26, 1988) to January 31, 1998 .........        12.02%        $ 2,862.20               -                  -






 Year Ended January 31,
========================
                                                   Annual Total Return
                                       (excluding maximum applicable sales charges)
1998 ...................    12.43%        $  1,124.30       11.20%         $  1,112.00
1997 ...................    19.99%           1,199.90       18.80%            1,188.00
1996 ...................    31.82%           1,318.20       30.43%            1,304.30
1995 ...................   (11.23)%            887.70      (12.22)%             877.80
1994 ...................    15.78%           1,157.80       14.60%            1,146.00
1993 ...................     4.79%           1,047.90        3.75%            1,037.50
1992 ...................    28.35%           1,283.50       26.96%            1,269.60
1991 ...................     6.64%           1,066.40        5.59%            1,055.90
1990 ...................    10.92%           1,109.20        9.77%            1,097.70
1989 ...................     3.90%*          1,039.00       22.11%            1,221.10
1988 ...................                                   ( 8.63)%             913.70
1987 ...................                                    26.99%            1,269.90
1986 ...................                                    15.87%            1,158.70
1985 ...................                                    20.33%* *         1,203.30

--------
* Commencement of operations of Class A shares was October 26, 1988. ** Commencement of operations of Class B shares was March 5, 1984.

                                                                                  Aggregate Total Return
                                                                       (including maximum applicable sales charges)
Inception (October 26, 1988) to January 31, 1998 .........      186.22%      $ 2,862.20            -                 -
Inception (March 5, 1984) to January 31, 1998 ............           -               -        422.78%        $ 5,227.80

                                                                     Class C Shares*                    Class D Shares*
                                                             ================================   ===============================
                                                                Expressed        Redeemable        Expressed       Redeemable
                                                                  as a           Value of a          as a          Value of a
                                                               percentage       hypothetical      percentage      hypothetical
                                                               based on a          $1,000         based on a         $1,000
                                                              hypothetical     investment at     hypothetical     investment at
                                                                 $1,000          the end of         $1,000         the end of
                          Period                               investment        the period       investment       the period
==========================================================   ==============   ===============   ==============   ==============
                                                                                Average Annual Total Return
                                                                        (including maximum applicable sales charges)
One Year Ended January 31, 1998 ..........................        10.24%        $ 1,102.40            6.19%        $ 1,061.90
Inception (October 21, 1994) to January 31, 1998 .........        16.50%        $ 1,650.00           15.70%        $ 1,613.00



                                                                                     Annual Total Return
                                                                         (excluding maximum applicable sales charges)
                Year Ended January 31,
==========================================================
1998 .....................................................      11.15%       $ 1,111.50        12.07%       $ 1,120.70
1997 .....................................................      18.80%       $ 1,188.00        19.73%       $ 1,197.30
1996 .....................................................      30.32%       $ 1,303.20        31.47%       $ 1,314.70
1995 .....................................................      (4.12)%*     $   958.80        (3.50)%*     $   965.00
                                                                                    Aggregate Total Return
                                                                         (including maximum applicable sales charges)
Inception (October 21, 1994) to January 31, 1998 .........      65.00%       $ 1,650.00        61.30%       $ 1,613.00

--------

* Class C shares and D shares commenced operations on October 21, 1994.


     In order to reflect the reduced sales charges in the case of Class A or Class D shares or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, as described under "Purchase of Shares" and "Redemptions," respectively, the total return data quoted by the Fund, in advertisements directed to such investors, may not take into account the contingent deferred sales charge and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses may be deducted.

     From time to time, the Fund may include the Fund's Morningstar's risk-adjusted performance rating in advertisements or supplemental sales literature.


                              GENERAL INFORMATION

Common Stock

     The Fund has authorized capital of 400,000,000 shares of Common Stock, par value $0.10 per share, divided into four classes, designated Class A, Class B, Class C and Class D Common Stock, each of which consists of 100,000,000 shares. Class A, Class B, Class C and Class D Common Stock represent an interest in the same assets of the Fund and are identical in all respects except that the Class B, Class C and Class D shares bear certain expenses related to the account maintenance and/or distribution of such shares and have exclusive voting rights with respect to matters relating to such account maintenance and/or distribution expenditures. Voting rights are not cumulative. This means that the holders of more than 50% of the shares can elect all of the Directors of the Fund if they choose to do so and, in such event, the holders of the remaining less than 50% of the shares voting will not be able to elect any person or persons to the Board of Directors. The Fund does not intend to hold meetings of shareholders in any year in which the Investment Company Act does not require shareholders to act upon any of the following matters: (i) election of Directors; (ii) approval of an investment advisory agreement; (iii) approval of a distribution agreement; or (iv) ratification of selection of independent auditors. Generally, under Maryland law, a meeting of shareholders may be called for any purpose on the written request of the holders of at least 25% of the outstanding shares of the Fund. Shares are issued fully paid and nonassessable and have no preemptive rights.

     To the knowledge of the Fund, no person or entity owned beneficially 5% or more of the Fund's shares on April 1, 1998.

Computation of Offering Price Per Share

     The offering price for Class A, Class B, Class C and Class D shares of the Fund, based on the value of the Fund's net assets and number of shares outstanding as of January 31, 1998, is calculated as set forth below.


                                                                             Class A
                                                                        ================
Net Assets ............................................................   $ 13,551,614
                                                                          ============
Number of Shares Outstanding ..........................................        868,395
                                                                          ============
Net Asset Value Per Share (net assets divided by number of shares
 outstanding) .........................................................   $      15.61
Sales Charge* (for Class A and Class D shares: 5.25% of offering price;
 5.54% of net asset value) ............................................            .86
                                                                          ------------
Offering Price ........................................................   $      16.47
                                                                          ============

                                                                             Class B         Class C          Class D
                                                                        ================ =============== =================
Net Assets ............................................................   $ 60,645,938     $ 2,926,135     $ 231,694,912
                                                                        ==============     ============    =============
Number of Shares Outstanding ..........................................      4,040,291         195,858        14,926,567
                                                                        ==============     ============    =============
Net Asset Value Per Share (net assets divided by number of shares
 outstanding) .........................................................   $      15.01     $     14.94     $       15.52
Sales Charge* (for Class A and Class D shares: 5.25% of offering price;
 5.54% of net asset value) ............................................              **              **              .86
                                                                          -------------    ------------    -------------
Offering Price ........................................................   $      15.01     $     14.94     $       16.38
                                                                        ================   ============    ==============

--------
* Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.
** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption. See "Purchase of Shares - Deferred Sales Charge Alternatives - Class B and Class C Shares" in the Prospectus and "Redemption of Shares - Deferred Sales Charges - Class B and Class C Shares" herein.

Independent Auditors

     Deloitte & Touche LLP, 117 Campus Drive, Princeton, New Jersey 08540, has been selected as the independent auditors of the Fund. The independent auditors are responsible for auditing the annual financial statements of the Fund.

Custodian

     The Bank of New York, 90 Washington Street, 12th floor, New York, New York 10286, acts as custodian of the Fund's assets. The Custodian is responsible for, among other things, safeguarding and controlling the Fund's cash and securities, handling the receipt and delivery of securities, and collecting interest and dividends on the Fund's investments.

Transfer Agent

     Merrill Lynch Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, acts as the Fund's Transfer Agent. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts. See "The Fund and Its Management - Transfer Agency Services Fee" in the Prospectus.

Reports to Shareholders

     The Fund's fiscal year ends on January 31 of each year. The Fund distributes reports at least semi-annually to its shareholders. Each year an annual report, containing financial statements audited by the Fund's independent auditors, is sent to shareholders.

Legal Counsel

     Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York 10022, is counsel for the Fund.



Additional Information

     This Statement of Additional Information and the Prospectus do not contain all of the information set forth in the Registration Statement the Fund has filed with the Commission. The complete Registration Statement may be obtained from the Commission upon payment of the fee prescribed by the rules and regulations of the Commission.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders,
Merrill Lynch Fund For Tomorrow, Inc.:


We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Merrill Lynch Fund For Tomorrow, Inc. as of January 31, 1998, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at January 31, 1998 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Merrill Lynch Fund For Tomorrow, Inc. as of January 31, 1998, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.


Deloitte & Touche LLP

Princeton, New Jersey
March 10, 1998

Merrill Lynch Fund for Tomorrow, Inc.                       January 31, 1998

SCHEDULE OF INVESTMENTS


                         Shares                                                                 Value    Percent of
Concept Tomorrow          Held                    Stocks                          Cost        (Note 1a)  Net Assets
-------------------------------------------------------------------------------------------------------------------
Computer Technologies
-------------------------------------------------------------------------------------------------------------------
Personal Computers       400,000   COMPAQ Computer Corp.                      $  3,045,990  $ 12,025,000    3.9%
Personal Computers       100,000  +Gateway 2000, Inc.                            3,347,740     3,768,750    1.2
Systems                   50,000  +Networks Associates, Inc.                     2,524,250     2,700,000    0.9
Systems                  300,000  +Silicon Graphics, Inc.                       11,151,240     4,650,000    1.5
Systems                  200,000  +Sun Microsystems, Inc.                        5,396,880     9,587,500    3.1
                                                                              ------------  ------------  ------
                                                                                25,466,100    32,731,250   10.6
-------------------------------------------------------------------------------------------------------------------
Demographic Trends
-------------------------------------------------------------------------------------------------------------------
Home Furnishings          50,000   American Woodmark Corporation                 1,037,187     1,037,500    0.3
Healthcare               200,000  +HEALTHSOUTH Corp.                             3,537,000     4,487,500    1.4
Pollution Technology     550,000  +Philip Services Corp.                         5,122,752     4,537,500    1.5
Insurance                200,000   Torchmark Corp.                               4,206,236     8,312,500    2.7
                                                                              ------------  ------------  ------
                                                                                13,903,175    18,375,000    5.9
-------------------------------------------------------------------------------------------------------------------
Developing Foreign Economies
-------------------------------------------------------------------------------------------------------------------
Food & Beverage      980,000,000   Avipal S.A.--Avicultura e Agropecuaria        4,130,033     1,658,059    0.5
Telecommunications       105,000   Compania Anonima Nacional Telefonos
                                   de Venezuela (ADR)*                           2,415,000     3,858,750    1.3
Specialty Services     1,000,000   National Mutual Asia Ltd.                       940,132       840,010    0.3
Holding Company          200,000  +Quinenco S.A. (ADR)*                          3,755,087     1,950,000    0.6
Building Materials       100,000  +Royal Group Technologies Ltd.                 1,047,206     2,463,729    0.8
Telecommunications           477   SK Telecom Co. (Ordinary)                       533,107       250,141    0.1
                                                                              ------------  ------------  ------
                                                                                12,820,565    11,020,689    3.6
-------------------------------------------------------------------------------------------------------------------
Future Retailing
-------------------------------------------------------------------------------------------------------------------
Retail Apparel            40,000  +The Children's Place Retail Stores, Inc.        560,000       290,000    0.1
Specialty Retail         188,900  +OfficeMax, Inc.                               2,027,656     2,762,663    0.9
                                                                              ------------  ------------  ------
                                                                                 2,587,656     3,052,663    1.0
-------------------------------------------------------------------------------------------------------------------
Global Market Expansion
-------------------------------------------------------------------------------------------------------------------
Cosmetics                174,400   Avon Products, Inc.                           6,259,222    10,464,000    3.4
Electrical Equipment      74,760   General Electric Company                      2,278,626     5,793,900    1.9
Specialty Retailing       50,000   Gucci Group N.V. (NY Registered Shares)       1,896,750     1,990,625    0.6
Machinery                  9,800   Kubota Corp. (ADR)*                           1,259,888       588,000    0.2
Food & Beverage          160,000   PepsiCo, Inc.                                 2,438,212     5,770,000    1.9
Electronics              100,000   Philips Electronics N.V.
                                   (NY Registered Shares)                        4,983,486     6,662,500    2.1
                                                                              ------------  ------------  ------
                                                                                19,116,184    31,269,025   10.1
-------------------------------------------------------------------------------------------------------------------
Healthcare Cost Containment
-------------------------------------------------------------------------------------------------------------------
Pharmaceuticals          133,333   Astra AB (ADR)*                               1,781,250     2,416,661    0.8
Pharmaceuticals          100,000   Bristol-Myers Squibb Co.                      3,953,500     9,968,750    3.2
Pharmaceuticals          100,000   Lilly (Eli) and Company                       2,286,050     6,750,000    2.2
Pharmaceuticals          100,900   Merck & Co., Inc.                             4,001,062    11,830,525    3.8
Pharmaceuticals           50,000   Novartis AG (ADR)*                            1,942,188     4,268,750    1.4
Information Services     300,000  +Physician Computer Network, Inc.              3,074,250     1,237,500    0.4
Pharmaceuticals          100,800   Schering-Plough Corp.                           580,167     7,295,400    2.4
Pharmaceuticals          107,500  +Sequus Pharmaceuticals, Inc.                  1,263,437       886,875    0.3
Medical Devices          100,000   United States Surgical Corp.                  6,799,013     2,856,250    0.9
Medical Services         100,000  +Vencor, Inc.                                  3,194,630     2,450,000    0.8
                                                                              ------------  ------------  ------
                                                                                28,875,547    49,960,711   16.2
===================================================================================================================

Merrill Lynch Fund For Tomorrow, Inc.                           January 31, 1998

                         Shares                                                                 Value    Percent of
Concept Tomorrow          Held                    Stocks                          Cost        (Note 1a)  Net Assets
-------------------------------------------------------------------------------------------------------------------
Industrial Outsourcing
-------------------------------------------------------------------------------------------------------------------
Information Services       50,000  +Ceridian Corp.                            $  1,959,250  $  2,265,625    0.7%
Systems                    50,000  +Computer Sciences Corporation                3,878,500     4,243,750    1.4
Specialty Services        250,000  +Sitel Corporation                            3,939,288     2,265,625    0.7
Computer Software          50,000  +Sterling Commerce, Inc.                      1,838,339     1,815,625    0.6
Aerospace & Defense        19,700  +Triumph Group, Inc.                            534,070       733,825    0.2
                                                                              ------------  ------------  ------
                                                                                12,149,447    11,324,450    3.6
-------------------------------------------------------------------------------------------------------------------
Industrial Renaissance
-------------------------------------------------------------------------------------------------------------------
Aerospace & Defense        50,000   The Boeing Company                           2,645,250     2,378,125    0.7
Transportation             75,000   Delta Air Lines, Inc.                        5,782,613     8,559,375    2.8
Automotive                100,000   General Motors Corp.                         3,964,542     5,793,750    1.9
Information Systems       100,000   International Business Machines Corp.        2,834,250     9,868,750    3.2
Aerospace & Defense         6,377   Raytheon Company (Class A) (a)                 226,358       326,024    0.1
                                                                              ------------  ------------  ------
                                                                                15,453,013    26,926,024    8.7
-------------------------------------------------------------------------------------------------------------------
Multimedia
-------------------------------------------------------------------------------------------------------------------
Broadcasting Services     200,000   Carlton Communications PLC (ADR)*            7,266,875     6,975,000    2.3
Components                150,000   Harman International Industries Inc.         6,836,788     5,868,750    1.9
Information Services      400,000  +OzEmail, Ltd. (ADR)*                         4,632,341     3,200,000    1.0
Cable Television          150,000  +Tele-Communications Liberty Media Group
                                    (Series A)                                   2,675,003     5,371,875    1.8
Publishing Services       150,000  +World Color Press Inc.                       3,056,000     4,125,000    1.3
                                                                              ------------  ------------  ------
                                                                                24,467,007    25,540,625    8.3
-------------------------------------------------------------------------------------------------------------------
Next Generation Technology
-------------------------------------------------------------------------------------------------------------------
Pollution Technology      400,000  +Molten Metal Technology, Inc.                6,605,221       150,000    0.0
Environmental Equipment   119,400  +Thermo Ecotek Corp.                          1,281,614     2,074,575    0.7
Multi-Industry            230,000  +Thermo Electron Corp.                        4,937,738     8,970,000    2.9
Medical Devices           100,000  +Thermotrex Corp.                             1,586,723     1,800,000    0.6
Components                150,000  +Voice Control Systems Inc.                     834,037       618,750    0.2
                                                                              ------------  ------------  ------
                                                                                15,245,333    13,613,325    4.4
-------------------------------------------------------------------------------------------------------------------
Strategic Growth Opportunities
-------------------------------------------------------------------------------------------------------------------
Pharmaceuticals           100,000   American Home Products Corp.                 3,875,049     9,543,750    3.1
Leisure & Entertainment   300,000  +Galoob (Lewis) Toys, Inc.                    4,238,645     2,681,250    0.9
Specialty Services        100,000   Household International, Inc.                6,712,565    12,450,000    4.0
Retail                     88,400  +Toys `R' Us, Inc.                            2,700,054     2,370,225    0.8
                                                                              ------------  ------------  ------
                                                                                17,526,313    27,045,225    8.8
-------------------------------------------------------------------------------------------------------------------
Telecommunications
-------------------------------------------------------------------------------------------------------------------
Telecommunications        100,000  +ADC Telecommunications, Inc.                 2,867,500     1,906,250    0.6
Telecommunications        200,000   Alcatel Alsthom Cie Generale
                                    d'Electricite S.A. (ADR)*                    5,087,260     5,212,500    1.7
Components                120,000  +Andrew Corp.                                 2,299,683     3,300,000    1.1
Telecommunications        300,000   Inter-Tel Inc.                               2,153,750     7,500,000    2.4
Components                100,000   Nokia Corp. AB (ADR)*                        3,778,500     7,600,000    2.5
Telecommunications        100,000  +RSL Communications, Ltd. (Class A)           2,200,000     2,200,000    0.7
                                                                              ------------  ------------  ------
                                                                                18,386,693    27,718,750    9.0
===================================================================================================================
                                    Total Stocks                               205,997,033   278,577,737   90.2
===================================================================================================================

Merrill Lynch Fund For Tomorrow, Inc.                           January 31, 1998

SCHEDULE OF INVESTMENTS (concluded)

                          Face                                                                 Value     Percent of
                         Amount              Short-Term Securities                Cost       (Note 1a)   Net Assets
===================================================================================================================
Commercial            $ 7,000,000   Apreco, Inc., 5.47% due 3/02/1998           $ 6,968,092   $ 6,968,092    2.3%
Paper**                13,978,000   Associates Corp. of North America, 5.61%
                                    due 2/02/1998                                13,973,643    13,973,643    4.5
                        5,000,000   Fleet Funding Corp., 5.50% due 3/02/1998      4,977,083     4,977,083    1.6
===================================================================================================================
                                    Total Short-Term Securities                  25,918,818    25,918,818    8.4
===================================================================================================================
Total Investments                                                              $231,915,851   304,496,555   98.6
                                                                               ============
Other Assets Less Liabilities                                                                   4,322,044    1.4
                                                                                             ------------  ------
Net Assets                                                                                   $308,818,599  100.0%
                                                                                             ============  ======
===================================================================================================================

*   American Depositary Receipts (ADR).
** Commercial Paper is traded on a discount basis; the interest rates shown are the discount rates paid at the time of purchase by the Fund.
+   Non-income producing security.
(a) Received as a spin-off from General Motors Corp.
    Categories of companies shown have not been audited by Deloitte & Touche
    LLP.
    See Notes to Financial Statements.

Merrill Lynch Fund For Tomorrow, Inc.                           January 31, 1998

FINANCIAL INFORMATION


-----------------------------------------------------------------------------------------------------------------
Statement of Assets and Liabilities as of January 31, 1998
-----------------------------------------------------------------------------------------------------------------
Assets:            Investments, at value (identified cost--$231,915,851) (Note 1a) ..                $304,496,555
                   Cash .............................................................                         234
                   Receivables:
                     Securities sold ................................................  $  5,201,002
                     Capital shares sold ............................................       341,806
                     Dividends ......................................................       111,562     5,654,370
                                                                                       ------------
                   Prepaid registration fees and other assets (Note 1f) .............                      23,372
                                                                                                     ------------
                   Total assets .....................................................                 310,174,531
                                                                                                     ------------
=================================================================================================================
Liabilities:       Payables:
                     Capital shares redeemed ........................................       872,200
                     Investment adviser (Note 2) ....................................       164,843
                     Distributor (Note 2) ...........................................       100,548     1,137,591
                                                                                       ------------
                   Accrued expenses and other liabilities ...........................                     218,341
                                                                                                     ------------
                   Total liabilities ................................................                   1,355,932
                                                                                                     ------------
=================================================================================================================
Net Assets:        Net assets .......................................................                $308,818,599
                                                                                                     ============
=================================================================================================================
Net Assets         Class A Shares of Common Stock, $0.10 par value, 100,000,000
Consist of:        shares authorized ................................................                $     86,840
                   Class B Shares of Common Stock, $0.10 par value, 100,000,000
                   shares authorized ................................................                     404,029
                   Class C Shares of Common Stock, $0.10 par value, 100,000,000
                   shares authorized ................................................                      19,586
                   Class D Shares of Common Stock, $0.10 par value, 100,000,000
                   shares authorized ................................................                   1,492,657
                   Paid-in capital in excess of par .................................                 231,300,803
                   Undistributed realized capital gains on investments and foreign
                   currency transactions--net .......................................                   2,933,989
                   Unrealized appreciation on investments and foreign currency
                   transactions--net ................................................                  72,580,695
                                                                                                     ------------
                   Net assets .......................................................                $308,818,599
                                                                                                     ============
=================================================================================================================
Net Asset Value:   Class A--Based on net assets of $13,551,614 and 868,395 shares
                   outstanding ......................................................                $      15.61
                                                                                                     ============
                   Class B--Based on net assets of $60,645,938 and 4,040,291 shares
                   outstanding ......................................................                $      15.01
                                                                                                     ============
                   Class C--Based on net assets of $2,926,135 and 195,858 shares
                   outstanding ......................................................                $      14.94
                                                                                                     ============
                   Class D--Based on net assets of $231,694,912 and 14,926,567 shares
                   outstanding ......................................................                $      15.52
                                                                                                     ============
=================================================================================================================

                   See Notes to Financial Statements.

Merrill Lynch Fund For Tomorrow, Inc.                           January 31, 1998

-----------------------------------------------------------------------------------------------------------------
Statement of Operations for the Year Ended January 31, 1998
-----------------------------------------------------------------------------------------------------------------
Investment           Dividends (net of $111,810 foreign withholding tax) ............                $  3,017,973
Income               Interest and discount earned ...................................                   1,337,906
(Notes 1d & 1e):                                                                                     ------------
                     Total income ...................................................                   4,355,879
                                                                                                     ------------
=================================================================================================================
Expenses:            Investment advisory fees (Note 2) ..............................  $  2,263,650
                     Account maintenance and distribution fees--Class B (Note 2) ....       800,509
                     Account maintenance fees--Class D (Note 2) .....................       599,540
                     Transfer agent fees--Class D (Note 2) ..........................       466,112
                     Transfer agent fees--Class B (Note 2) ..........................       196,321
                     Printing and shareholder reports ...............................       113,883
                     Accounting services (Note 2) ...................................        90,076
                     Registration fees (Note 1f) ....................................        69,810
                     Custodian fees .................................................        66,456
                     Professional fees ..............................................        59,995
                     Account maintenance and distribution fees--Class C (Note 2) ....        49,658
                     Transfer agent fees--Class A (Note 2) ..........................        47,598
                     Directors' fees and expenses ...................................        24,196
                     Transfer agent fees--Class C (Note 2) ..........................        13,490
                     Pricing fees ...................................................         1,200
                     Other ..........................................................        40,230
                                                                                       ------------
                     Total expenses .................................................                   4,902,724
                                                                                                     ------------
                     Investment loss--net ...........................................                    (546,845)
                                                                                                     ------------
=================================================================================================================
Realized &           Realized gain (loss) from:
Unrealized Gain        Investments--net .............................................    57,704,612
(Loss) on              Foreign currency transactions--net ...........................       (28,936)   57,675,676
Investments &                                                                          ------------
Foreign Currency     Change in unrealized appreciation/depreciation on:
Transactions--         Investments--net .............................................   (15,555,112)
Net (Notes 1b,         Foreign currency transactions--net ...........................            17  (15,555,095)
1c, 1e & 3):                                                                           ------------  ------------
                     Net realized and unrealized gain on investments and foreign
                     currency transactions ..........................................                  42,120,581
                                                                                                     ------------
                     Net Increase in Net Assets Resulting from Operations ...........                $ 41,573,736
                                                                                                     ============
=================================================================================================================

                     See Notes to Financial Statements.

Merrill Lynch Fund For Tomorrow, Inc.                           January 31, 1998

Statements of Changes in Net Assets

                                                                                                 For the Year Ended
                                                                                                     January 31,
                                                                                            ---------------------------
Increase (Decrease) in Net Assets:                                                               1998           1997
=======================================================================================================================
Operations:        Investment income(loss)--net ..........................................  $   (546,845)  $      6,084
                   Realized gain on investments and foreign currency transactions--net ...    57,675,676     52,807,780
                   Change in unrealized appreciation/depreciation on investments and
                   foreign currency transactions--net ....................................   (15,555,095)    15,690,009
                                                                                            ------------   ------------
                   Net increase in net assets resulting from operations ..................    41,573,736     68,503,873
                                                                                            ============   ============
=======================================================================================================================
Distributions to   Realized gain on investments--net:
Shareholders         Class A .............................................................    (3,096,223)    (5,337,338)
(Note 1g):           Class B .............................................................   (12,917,948)   (12,797,082)
                     Class C .............................................................      (663,684)    (1,078,464)
                     Class D .............................................................   (45,397,650)   (28,024,409)
                                                                                            ------------   ------------
                   Net decrease in net assets resulting from distributions to shareholders   (62,075,505)   (47,237,293)
                                                                                            ============   ============
=======================================================================================================================
Capital Share      Net decrease in net assets derived from capital
Transactions       share transactions ....................................................   (61,802,479)   (10,906,448)
(Note 4):                                                                                   ------------   ------------
=======================================================================================================================
Net Assets:        Total increase (decrease) in net assets ...............................   (82,304,248)    10,360,132
                   Beginning of year .....................................................   391,122,847    380,762,715
                                                                                            ------------   ------------
                   End of year ...........................................................  $308,818,599   $391,122,847
                                                                                            ============   ============
=======================================================================================================================

                   See Notes to Financial Statements.

Merrill Lynch Fund For Tomorrow, Inc.                           January 31, 1998

Financial Highlights

The following per share data and ratios have been derived                                     Class A
from information provided in the financial statements.                   -----------------------------------------------
                                                                                   For the Year Ended January 31,
                                                                         -----------------------------------------------
Increase (Decrease) in Net Asset Value:                                    1998+     1997+     1996+     1995+     1994
========================================================================================================================
Per Share            Net asset value, beginning of year ...............  $ 17.16   $ 16.26   $ 13.55   $ 16.39   $ 16.29
Operating                                                                -------   -------   -------   -------   -------
Performance:         Investment income--net ...........................      .07       .08       .07       .09       .15
                     Realized and unrealized gain (loss) on investments
                     and foreign currency transactions--net ...........     1.99      3.04      4.19     (1.97)     2.18
                                                                         -------   -------   -------   -------   -------
                     Total from investment operations .................     2.06      3.12      4.26     (1.88)     2.33
                                                                         -------   -------   -------   -------   -------
                     Less distributions from realized gain
                     on investments--net ..............................    (3.61)    (2.22)    (1.55)     (.96)    (2.23)
                                                                         -------   -------   -------   -------   -------
                     Net asset value, end of year .....................  $ 15.61   $ 17.16   $ 16.26   $ 13.55   $ 16.39
                                                                         =======   =======   =======   =======   =======
========================================================================================================================
Total Investment     Based on net asset price per share ...............   12.43%    19.99%    31.82%   (11.23%)   15.78%
Return:*                                                                 =======   =======   =======   =======   =======
========================================================================================================================
Ratios to Average    Expenses .........................................     .99%     1.00%     1.07%      .98%      .88%
Net Assets:                                                              =======   =======   =======   =======   =======
                     Investment income--net ...........................     .40%      .46%      .44%      .59%      .95%
                                                                         =======   =======   =======   =======   =======
========================================================================================================================
Supplemental         Net assets, end of year (in thousands) ...........  $13,552   $39,605   $34,231   $ 8,665   $10,942
Data:                                                                    =======   =======   =======   =======   =======
                     Portfolio turnover ...............................   17.63%    39.96%    67.38%    45.86%    48.63%
                                                                         =======   =======   =======   =======   =======
                     Average commission rate paid++ ...................  $ .0003   $ .0277       --         --        --
                                                                         =======   =======   =======   =======   =======
========================================================================================================================

                 *   Total investment returns exclude the effects of sales
                     loads.
                 +   Based on average shares outstanding.
                 ++  For fiscal years beginning on or after September 1, 1995, the Fund is required to disclose its average commission rate per share for purchases and sales of equity securities. The "Average Commission Rate Paid" includes commissions paid in foreign currencies, which have been converted into US dollars using the prevailing exchange rate on the date of the transaction. Such conversions may significantly affect the rate shown.

                     See Notes to Financial Statements.

Merrill Lynch Fund For Tomorrow, Inc.                           January 31, 1998

Financial Highlights (continued)

The following per share data and ratios have been derived                                      Class B
from information provided in the financial statements.                   ---------------------------------------------------
                                                                                      For the Year Ended January 31,
                                                                         ---------------------------------------------------
Increase (Decrease) in Net Asset Value:                                    1998+      1997+     1996+      1995+      1994
============================================================================================================================
Per Share            Net asset value, beginning of year ...........      $ 16.59   $  15.79   $  13.33   $  16.30   $  16.28
Operating                                                                -------   --------   --------   --------   --------
Performance:         Investment loss--net .........................         (.13)      (.10)      (.08)      (.06)      (.01)
                     Realized and unrealized gain (loss) on
                     investments and foreign currency
                     transactions--net ............................         1.92       2.95       4.09      (1.96)      2.17
                                                                         -------   --------   --------   --------   --------
                     Total from investment operations .............         1.79       2.85       4.01      (2.02)      2.16
                                                                         -------   --------   --------   --------   --------
                     Less distributions from realized gain
                     on investments--net ..........................        (3.37)     (2.05)     (1.55)      (.95)     (2.14)
                                                                         -------   --------   --------   --------   --------
                     Net asset value, end of year .................      $ 15.01   $  16.59   $  15.79   $  13.33   $  16.30
                                                                         =======   ========   ========   ========   ========
============================================================================================================================
Total Investment     Based on net asset price per share ...........       11.20%     18.80%     30.43%    (12.22%)    14.60%
Return:*                                                                 =======   ========   ========   ========   ========
============================================================================================================================
Ratios to Average    Expenses .....................................        2.03%      2.06%      2.13%      1.99%      1.91%
Net Assets:                                                              =======   ========   ========   ========   ========
                     Investment loss--net .........................        (.74%)     (.58%)     (.55%)     (.38%)     (.07%)
                                                                         =======   ========   ========   ========   ========
============================================================================================================================
Supplemental         Net assets, end of year (in thousands) .......      $60,646   $104,828   $112,239   $119,186   $396,424
Data:                                                                    =======   ========   ========   ========   ========
                     Portfolio turnover ...........................       17.63%     39.96%     67.38%     45.86%     48.63%
                                                                         =======   ========   ========   ========   ========
                     Average commission rate paid++ ...............      $ .0003   $  .0277         --         --         --
                                                                         =======   ========   ========   ========   ========
============================================================================================================================

                 *   Total investment returns exclude the effects of sales
                     loads.
                 +   Based on average shares outstanding.
                 ++  For fiscal years beginning on or after September 1, 1995, the Fund is required to disclose its average commission rate per share for purchases and sales of equity securities. The "Average Commission Rate Paid" includes commissions paid in foreign currencies, which have been converted into US dollars using the prevailing exchange rate on the date of the transaction. Such conversions may significantly affect the rate shown.

                     See Notes to Financial Statements.

Merrill Lynch Fund For Tomorrow, Inc.                           January 31, 1998

Financial Highlights (continued)

                                                                                         Class C++
                                                                        ----------------------------------------
                                                                                                         For the
                                                                                                         Period
The following per share data and ratios have been derived                                               Oct. 21,
from information provided in the financial statements.                  For the Year Ended January 31,  1994+ to
                                                                        ------------------------------  Jan. 31,
Increase (Decrease) in Net Asset Value:                                    1998      1997      1996       1995
================================================================================================================
Per Share            Net asset value, beginning of period ............   $ 16.47   $ 15.71   $ 13.28    $ 14.08
Operating                                                                -------   -------   -------    -------
Performance:         Investment loss--net ............................      (.11)     (.10)     (.10)      (.04)
                     Realized and unrealized gain (loss) on
                     investments and foreign currency
                     transactions--net ...............................      1.88      2.94      4.08       (.54)
                                                                         -------   -------   -------    -------
                     Total from investment operations ................      1.77      2.84      3.98       (.58)
                                                                         -------   -------   -------    -------
                     Less distributions from realized gain
                     on investments--net .............................     (3.30)    (2.08)    (1.55)      (.22)
                                                                         -------   -------   -------    -------
                     Net asset value, end of period ..................   $ 14.94   $ 16.47   $ 15.71    $ 13.28
                                                                         =======   =======   =======    =======
================================================================================================================
Total Investment     Based on net asset value per share ..............    11.15%    18.80%    30.32%     (4.12%)+++
Return:**                                                                =======   =======   =======    =======
================================================================================================================
Ratios to Average    Expenses ........................................     2.06%     2.07%     2.14%      2.26% *
Net Assets:                                                              =======   =======   =======    =======
                     Investment loss--net ............................     (.68%)    (.61%)    (.67%)     (.87%)*
                                                                         =======   =======   =======    =======
================================================================================================================
Supplemental         Net assets, end of period
Data:                (in thousands) ..................................   $ 2,926   $ 8,430   $ 6,385    $    80
                                                                         =======   =======   =======    =======
                     Portfolio turnover ..............................    17.63%    39.96%    67.38%     45.86%
                                                                         =======   =======   =======    =======
                     Average commission rate paid# ...................   $ .0003   $ .0277        --         --
                                                                         =======   =======   =======    =======
================================================================================================================

                 *   Annualized.
                 **  Total investment returns exclude the effects of sales
                     loads.
                 +   Commencement of operations.
                 ++  Based on average shares outstanding.
                 +++ Aggregate total investment return.
                 #   For fiscal years beginning on or after September 1, 1995,
                     the Fund is required to disclose its average commission rate per share for purchases and sales of equity securities. The "Average Commission Rate Paid" includes commissions paid in foreign currencies, which have been converted into US dollars using the prevailing exchange rate on the date of the transaction. Such conversions may significantly affect the rate shown.

                     See Notes to Financial Statements.

Merrill Lynch Fund For Tomorrow, Inc.                           January 31, 1998

FINANCIAL INFORMATION (concluded)

Financial Highlights (concluded)

                                                                                         Class D++
                                                                        -----------------------------------------
                                                                                                          For the
                                                                                                          Period
The following per share data and ratios have been derived                                                Oct. 21,
from information provided in the financial statements.                   For the Year Ended January 31,  1994+ to
                                                                         ------------------------------  Jan. 31,
Increase (Decrease) in Net Asset Value:                                    1998       1997      1996       1995
=================================================================================================================
Per Share            Net asset value, beginning of period .......       $  17.09   $  16.20   $  13.54   $  14.26
Operating                                                               --------   --------   --------   --------
Performance:         Investment income (loss)--net ..............             --#       .04        .03       (.01)
                     Realized and unrealized gain (loss) on
                     investments and foreign currency
                     transactions--net ..........................           1.99       3.03       4.18       (.49)
                                                                        --------   --------   --------   --------
                     Total from investment operations ...........           1.99       3.07       4.21       (.50)
                                                                        --------   --------   --------   --------
                     Less distributions from realized gain
                     on investments--net ........................          (3.56)     (2.18)     (1.55)      (.22)
                                                                        --------   --------   --------   --------
                     Net asset value, end of period .............       $  15.52   $  17.09   $  16.20   $  13.54
                                                                        ========   ========   ========   ========
=================================================================================================================
Total Investment     Based on net asset value per share .........         12.07%     19.73%     31.47%     (3.50%)+++
Return:**                                                               ========   ========   ========   ========
=================================================================================================================
Ratios to Average    Expenses ...................................          1.23%      1.25%      1.33%      1.43% *
Net Assets:                                                             ========   ========   ========   ========
                     Investment income (loss)--net ..............          (.01%)      .22%       .22%      (.23%)*
                                                                        ========   ========   ========   ========
=================================================================================================================
Supplemental         Net assets, end of period
Data:                (in thousands) .............................       $231,695   $238,260   $227,908   $156,947
                                                                        ========   ========   ========   ========
                     Portfolio turnover .........................         17.63%     39.96%     67.38%     45.86%
                                                                        ========   ========   ========   ========
                     Average commission rate paid## .............       $  .0003   $  .0277         --         --
                                                                        ========   ========   ========   ========
=================================================================================================================

                 *   Annualized.
                 **  Total investment returns exclude the effects of sales
                     loads.
                 +   Commencement of operations.
                 ++  Based on average shares outstanding.
                 +++ Aggregate total investment return.
                 #   Amount is less than $(.01) per share.
                 ##  For fiscal years beginning on or after September 1, 1995, the Fund is required to disclose its average commission rate per share for purchases and sales of equity securities. The "Average Commission Rate Paid" includes commissions paid in foreign currencies, which have been converted into US dollars using the prevailing exchange rate on the date of the transaction. Such conversions may significantly affect the rate shown.

                     See Notes to Financial Statements.

Merrill Lynch Fund For Tomorrow, Inc.                           January 31, 1998

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:

Merrill Lynch Fund For Tomorrow, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. The Fund offers four classes of shares under the Merrill Lynch Select Pricing(SM) System. Shares of Class A and Class D are sold with a front-end sales charge. Shares of Class B and Class C may be subject to a contingent deferred sales charge. All classes of shares have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that Class B, Class C and Class D Shares bear certain expenses related to the account maintenance of such shares, and Class B and Class C Shares also bear certain expenses related to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to its account maintenance and distribution expenditures. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments--Portfolio securities which are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Securities traded in the over-the-counter market are valued at the last available bid price prior to the time of valuation. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Directors as the primary market. Securities which are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the over-the-counter market, the last asked price. Short-term securities are valued at amortized cost, which approximates market value. Other investments are stated at market value. Securities and assets for which market value quotations are not available are valued at their fair value as determined in good faith by or under the direction of the Fund's Board of Directors.

(b) Derivative financial instruments--The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the equity, debt and currency markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Options--The Fund is authorized to write covered call options. When the Fund writes an option, an amount equal to the premium received by the Fund is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is sold through an exercise of an option, the related premium received is deducted from the basis of the security sold. When an option expires (or the Fund enters into a closing transaction), the Fund realizes a gain or loss on the option to the extent of the premium received (or gain or loss to the extent the cost of the closing transaction exceeds the premium received).

Written options are non-income producing investments.

(c) Foreign currency transactions--Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into US dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(d) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends and capital gains at various rates.

(e) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Fund has determined the ex-dividend date. Interest income (including

Merrill Lynch Fund For Tomorrow, Inc.                           January 31, 1998

amortization of discount) is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis.

(f) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

(g) Dividends and distributions to shareholders--Dividends and distributions paid by the Fund are recorded on the ex-dividend dates.

(h) Reclassification--Generally accepted accounting principles require that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. Accordingly, current year's permanent book/tax differences of $546,845 have been reclassified between undistributed net realized capital gains and accumulated net investment loss. These reclassifications have no effect on net assets or net asset values per share.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Fund has entered into an Investment Advisory Agreement with Merrill Lynch Asset Management, L.P. ("MLAM"). The general partner of MLAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the general partner. The Fund has also entered into a Distribution Agreement and Distribution Plans with Merrill Lynch Funds Distributor, Inc. ("MLFD" or "Distributor"), a wholly-owned subsidiary of Merrill Lynch Group, Inc.

MLAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Fund. For such services, the Fund pays a monthly fee based upon the average daily value of the Fund's net assets at the following annual rates: 0.65% of the average daily net assets not exceeding $750 million; 0.60% of the average daily net assets exceeding $750 million but not exceeding $1 billion, and 0.55% of the average daily net assets exceeding $1 billion.

Pursuant to the Distribution Plans adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940, the Fund pays the Distributor ongoing account maintenance and distribution fees. The fees are accrued daily and paid monthly at annual rates based upon the average daily net assets of the shares as follows:
--------------------------------------------------------------------------------
                                               Account           Distribution
                                           Maintenance Fee            Fee
--------------------------------------------------------------------------------
Class B ................................        0.25%                0.75%
Class C ................................        0.25%                0.75%
Class D ................................        0.25%                  --
--------------------------------------------------------------------------------
Pursuant to a sub-agreement with the Distributor, Merrill Lynch, Pierce, Fenner & Smith Inc. ("MLPF&S"), a subsidiary of ML & Co., also provides account maintenance and distribution services to the Fund.

The ongoing account maintenance fee compensates the Distributor and MLPF&S for providing account maintenance services to Class B, Class C and Class D shareholders. The ongoing distribution fee compensates the Distributor and MLPF&S for providing shareholder and distribution-related services to Class B and Class C shareholders.

For the year ended January 31, 1998, MLFD earned underwriting discounts and direct commissions and MLPF&S earned dealer concessions on sales of the Fund's Class A and Class D Shares as follows:
--------------------------------------------------------------------------------
                                                 MLFD          MLPF&S
--------------------------------------------------------------------------------
Class A .....................................   $  262        $ 3,201
Class D .....................................   $2,297        $35,927
--------------------------------------------------------------------------------

For the year ended January 31, 1998, MLPF&S also received contingent deferred sales charges of $286,983 and $2,260 relating to transactions in Class B and C Shares, respectively.

In addition, MLPF&S received $17,500 in commissions on the execution of portfolio security transactions for the Fund for the year ended January 31, 1998.

Merrill Lynch Financial Data Services, Inc. ("MLFDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by MLAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of MLAM, PSI, MLFDS, MLFD, and/or ML & Co.

Merrill Lynch Fund For Tomorrow, Inc.                           January 31, 1998

NOTES TO FINANCIAL STATEMENTS (concluded)

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended January 31, 1998 were $57,175,449 and $179,839,410, respectively.

Net realized and unrealized gains (losses) as of January 31, 1998 were as follows:

--------------------------------------------------------------------------------
                                              Realized            Unrealized
                                            Gains (Losses)       Gains (Losses)
--------------------------------------------------------------------------------
Long-term investments ....................   $57,704,895          $ 72,580,704
Short-term investments ...................          (283)                   --
Foreign currency transactions ............       (28,936)                   (9)
                                             -----------          ------------
Total ....................................   $57,675,676          $ 72,580,695
                                             ===========          ============
--------------------------------------------------------------------------------

As of January 31, 1998, net unrealized appreciation for Federal income tax purposes aggregated $72,580,704, of which $106,344,675 related to appreciated securities and $33,763,971 related to depreciated securities. The aggregate cost of investments at January 31, 1998 for Federal income tax purposes was $231,915,851.

4. Capital Share Transactions:

Net decrease in net assets derived from capital share transactions was $61,802,479 and $10,906,448 for the years ended January 31, 1998 and January 31, 1997, respectively.

Transactions in capital shares for each class were as follows:

--------------------------------------------------------------------------------
Class A Shares for the Year                                        Dollar
Ended January 31, 1998                         Shares              Amount
--------------------------------------------------------------------------------
Shares sold ..............................   1,197,905          $ 20,864,302
Shares issued to shareholders
in reinvestment of
distributions ............................     180,489             2,873,039
                                            ----------          ------------
Total issued .............................   1,378,394            23,737,341
Shares redeemed ..........................  (2,817,447)          (50,445,255)
                                            ----------          ------------
Net decrease .............................  (1,439,053)         $(26,707,914)
                                            ==========          ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class A Shares for the Year                                        Dollar
Ended January 31, 1997                         Shares              Amount
--------------------------------------------------------------------------------
Shares sold ..............................   1,845,808          $ 31,115,024
Shares issued to shareholders
in reinvestment of
distributions ............................     305,672             4,989,091
                                            ----------          ------------
Total issued .............................   2,151,480            36,104,115
Shares redeemed ..........................  (1,949,689)          (32,436,435)
                                            ----------          ------------
   Net increase ..........................     201,791          $  3,667,680
                                            ==========          ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class B Shares for the Year                                        Dollar
Ended January 31, 1998                        Shares               Amount
--------------------------------------------------------------------------------
Shares sold ..............................     852,979          $ 14,843,653
Shares issued to shareholders
in reinvestment of
distributions ............................     734,764            11,120,083
                                            ----------          ------------
Total issued .............................   1,587,743            25,963,736
Automatic conversion of
shares ...................................    (542,990)           (9,274,818)
Shares redeemed ..........................  (3,322,941)          (57,782,855)
                                            ----------          ------------
Net decrease .............................  (2,278,188)         $(41,093,937)
                                            ==========          ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class B Shares for the Year                                        Dollar
Ended January 31, 1997                        Shares               Amount
--------------------------------------------------------------------------------
Shares sold ..............................   1,580,584          $ 26,170,965
Shares issued to shareholders
in reinvestment of
distributions ............................     716,413            11,324,876
                                            ----------          ------------
Total issued .............................   2,296,997            37,495,841
Automatic conversion of
shares ...................................    (510,660)           (8,450,651)
Shares redeemed ..........................  (2,575,080)          (42,132,286)
                                            ----------          ------------
Net decrease .............................    (788,743)         $(13,087,096)
                                            ==========          ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class C Shares for the Year                                        Dollar
Ended January 31, 1998                        Shares               Amount
--------------------------------------------------------------------------------
Shares sold ..............................     203,919          $  3,547,005
Shares issued to shareholders
in reinvestment of
distributions ............................      39,199               597,135
                                            ----------          ------------
Total issued .............................     243,118             4,144,140
Shares redeemed ..........................    (559,154)           (9,692,133)
                                            ----------          ------------
Net decrease .............................    (316,036)         $ (5,547,993)
                                            ==========          ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class C Shares for the Year                                        Dollar
Ended January 31, 1997                        Shares               Amount
--------------------------------------------------------------------------------
Shares sold ..............................     389,112          $  6,432,736
Shares issued to shareholders
in reinvestment of
distributions ............................      62,177               974,884
                                            ----------          ------------
Total issued .............................     451,289             7,407,620
Shares redeemed ..........................    (345,702)           (5,592,847)
                                            ----------          ------------
Net increase .............................     105,587          $  1,814,773
                                            ==========          ============
--------------------------------------------------------------------------------

Merrill Lynch Fund For Tomorrow, Inc.                           January 31, 1998

--------------------------------------------------------------------------------
Class D Shares for the Year                                        Dollar
Ended January 31, 1998                        Shares               Amount
--------------------------------------------------------------------------------
Shares sold ..............................     265,722          $  4,736,667
Automatic conversion
of shares ................................     525,220             9,274,818
Shares issued to shareholders
in reinvestment of
distributions ............................   2,574,802            39,929,189
                                            ----------          ------------
Total issued .............................   3,365,744            53,940,674
Shares redeemed ..........................  (2,380,236)          (42,393,309)
                                            ----------          ------------
Net increase .............................     985,508          $ 11,547,365
                                            ==========          ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class D Shares for the Year                                       Dollar
Ended January 31, 1997                        Shares              Amount
--------------------------------------------------------------------------------
Shares sold ..............................     299,900          $  5,100,435
Automatic conversion
of shares ................................     496,702             8,450,651
Shares issued to shareholders
in reinvestment of
distributions ............................   1,512,537            24,588,964
                                            ----------          ------------
Total issued .............................   2,309,139            38,140,050
Shares redeemed ..........................  (2,438,121)          (41,441,855)
                                            ----------          ------------
Net decrease .............................    (128,982)         $ (3,301,805)
                                            ==========          ============
--------------------------------------------------------------------------------

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


                               TABLE OF CONTENTS




                                                        Page
                                                       =====
Investment Objective and Policies ..................     2
Management of the Fund .............................     2
   The Investment Adviser ..........................     2
   The Advisory Agreement ..........................     2
Directors and Officers .............................     3
Purchase of Shares .................................     5
   Initial Sales Charge Alternatives - Class A and
      Class D Shares ...............................     6
   Reduced Initial Sales Charges ...................     6
   Distribution Plans ..............................    10
   Limitations on the Payment of Deferred Sales
      Charges ......................................    10
Redemptions of Shares ..............................    12
   Deferred Sales Charges - Class B and Class C
      Shares .......................................    12
Determination of Net Asset Value ...................    13
Shareholder Services ...............................    14
   Investment Account ..............................    14
   Automatic Investment Plans ......................    14
   Automatic Reinvestment of Dividends and
      Capital Gains Distributions ..................    14
   Systematic Withdrawal Plans .....................    15
   Retirement Plans ................................    16
   Exchange Privilege ..............................    16
Dividends, Distributions and Taxes .................    18
Investment Practices and Restrictions ..............    20
Performance Data ...................................    26
General Information ................................    27
   Common Stock ....................................    27
   Computation of Offering Price Per Share .........    28
   Independent Auditors ............................    28
   Custodian .......................................    28
   Transfer Agent ..................................    28
   Reports to Shareholders .........................    28
   Legal Counsel ...................................    29
   Additional Information ..........................    29
Independent Auditors' Report .......................    30
Financial Statements ...............................    31



Code #10228-0498


(MERRILL LYNCH logo appears here)

MERRILL LYNCH FUND
FOR TOMORROW, INC.

(graphics)

STATEMENT OF
ADDITIONAL
INFORMATION



April 30, 1998


Distributor:
Merrill Lynch
Funds Distributor. Inc.